----------------------------------------------------------------









                         CREDIT AGREEMENT


                              among


                       PURINA MILLS, INC.,
                          as the Company


                               and


            CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
   Individually, as an Issuing Bank and as Administrative Agent



                               and


                     FINANCIAL INSTITUTIONS,
                 NOW OR HEREAFTER PARTIES HERETO


              $100,000,000 Revolving Credit Facility
                $100,000,000 Tranche A Term Loans
                $100,000,000 Tranche B Term Loans


                          March 12, 1998






----------------------------------------------------------------

                         TABLE OF CONTENTS
                         -----------------

                                                       Page No.
                                                       --------


ARTICLE 1
      DEFINITIONS; CONSTRUCTION...........................2
      Section   1.1  Definitions..........................2
      Section   1.2  Accounting Terms and
                     Determinations......................22
      Section   1.3  Other Definitional Terms............22

ARTICLE 2
      AMOUNT AND TERMS OF LOANS..........................22
      Section   2.1  Loans and Commitments...............22
      Section   2.2  Borrowing Requests..................24
      Section   2.3  Letters of Credit...................24
      Section   2.4  Disbursement of Funds...............28
      Section   2.5  Notes and Amortization..............29
      Section   2.6  Interest............................30
      Section   2.7  Interest Periods....................31
      Section   2.8  Repayment of Loans..................32
      Section   2.9  Termination or Reduction of
                     Commitments.........................33
      Section   2.10 Prepayments.........................33
      Section   2.11 Continuation and Conversion
                     Options.............................36
      Section   2.12 Fees................................37
      Section   2.13 Payments, etc.......................37
      Section   2.14 Interest Rate Not Ascertainable,
                     etc.................................38
      Section   2.15 Illegality..........................38
      Section   2.16 Increased Costs.....................39
      Section   2.17 Change of Lending Office............40
      Section   2.18 Funding Losses......................40
      Section   2.19 Sharing of Payments, etc............41
      Section   2.20 Taxes...............................41
      Section   2.21 Pro Rata Treatment..................43
      Section   2.22 Replacement of Lenders..............44

ARTICLE 3
      CONDITIONS TO BORROWINGS...........................44
      Section   3.1  Conditions Precedent to
                     Initial Loan and Letter of Credit...44
      Section   3.2  Conditions Precedent to All
                     Loans and Letters of Credit.........48

ARTICLE 4
      REPRESENTATIONS AND WARRANTIES.....................48
      Section   4.1  Corporate Existence.................48
      Section   4.2  Corporate Power and Authorization...48
      Section   4.3  Binding Obligations.................49
      Section   4.4  No Legal Bar or Resultant Lien......49
      Section   4.5  No Consent..........................49

      Section   4.6  Financial Information...............49
      Section   4.7  Investments and Guaranties..........49
      Section   4.8  Litigation..........................50
      Section   4.9  Use of Proceeds.....................50
      Section   4.10 Employee Benefits...................50
      Section   4.11 Taxes; Governmental Charges.........51
      Section   4.12 Titles, etc.........................51
      Section   4.13 Defaults............................51
      Section   4.14 Compliance with the Law.............51
      Section   4.15 Patents, Licenses,
                     Franchises and Formulas.............52
      Section   4.16 No Material Misstatements...........52
      Section   4.17 Investment Company Act..............52
      Section   4.18 Public Utility Holding
                     Company Act.........................52
      Section   4.19 Subsidiaries........................52
      Section   4.20 Insurance...........................52
      Section   4.21 Environmental Matters...............53
      Section   4.22 Solvency............................54
      Section   4.23 Material Contracts..................54
      Section   4.24 Employee Matters....................54
      Section   4.25 Mortgaged Property..................54
      Section   4.26 Senior Indebtedness.................54
      Section   4.27 Sales Enhancement Loans and
                     Sales Enhancement Guarantees........54
      Section   4.28 PMI Holding Company.................55

ARTICLE 5
      AFFIRMATIVE COVENANTS..............................55
      Section   5.1  Certain Affirmative Covenants.......55
           (a)  Maintenance and Compliance, etc..........55
           (b)  Payment of Taxes and Claims, etc.........55
           (c)  Further Assurances.......................55
           (d)  Performance of Obligations...............55
           (e)  Insurance................................55
           (f)  Accounts and Records.....................56
           (g)  Right of Inspection......................56
           (h)  Operation and Maintenance of Property....56
           (i)  Additional Subsidiaries; Additional
                Liens....................................56
           (j)  Non-Consolidation of Unrestricted
                Subsidiaries.............................57
           (k)  Limited Liability Interests..............58
           (l)  Dissolution of PMI Holding Company.......58
           (m)  Year 2000 Compatibility..................58
           (n)  Real Estate Post Closing Items...........58
       Section  5.2  Reporting Covenants.................58

ARTICLE 6
      NEGATIVE COVENANTS.................................61
      Section   6.1  Financial Covenants.................61
      Section   6.2  Indebtedness........................63
      Section   6.3  Liens...............................64

      Section   6.4  Mergers, Sales, etc.................66
      Section   6.5  Dividends, etc......................67
      Section   6.6  Investments, Loans, etc.............67
      Section   6.7  Sales and Leasebacks................69
      Section   6.8  Nature of Business..................69
      Section   6.9  ERISA Compliance....................70
      Section   6.10 Sale or Discount of Receivables.....71
      Section   6.11 Negative Pledge Agreements..........71
      Section   6.12 Transactions with Affiliates........71
      Section   6.13 Unconditional Purchase Obligations..71
      Section   6.14 Stock...............................71
      Section   6.15 Modifications to Senior
                     Subordinated Notes; No Voluntary
                     Prepayments.........................72
      Section   6.16 Intercompany Transactions...........72
      Section   6.17 Reverse Designation of
                     Unrestricted Subsidiaries...........72
      Section   6.18 Rabobank Limited Guaranty. .........73

ARTICLE 7
      EVENTS OF DEFAULT..................................73
      Section   7.1  Payments............................73
      Section   7.2  Covenants Without Notice............73
      Section   7.3  Other Covenants.....................73
      Section   7.4  Other Financing Document
                     Obligations.........................73
      Section   7.5  Representations.....................73
      Section   7.6  Non-Payments of Other
                     Indebtedness........................73
      Section   7.7  Defaults Under Other Agreements.....74
      Section   7.8  Bankruptcy..........................74
      Section   7.9  Money Judgment......................74
      Section   7.10 Financing Documents.................74
      Section   7.11 Change of Control...................75
      Section   7.12 Merger Agreement Representations
                     and Warranties......................75
      Section   7.13 Default Under Senior Subordinated
                     Notes...............................75
      Section   7.14 Senior Indebtedness.................75
      Section   7.15 BP Indemnity........................75
      Section   7.16 Ralston Indemnity...................75

ARTICLE 8
      THE AGENTS.........................................76
      Section   8.1  Appointment of Administrative
                     Agent...............................76
      Section   8.2  Limitation of Duties of
                     Administrative Agent................76
      Section   8.3  Lack of Reliance on the
                     Administrative Agent................76
      Section   8.4  Certain Rights of the
                     Administrative Agent................77
      Section   8.5  Reliance by Administrative
                     Agent...............................77
      Section   8.6  INDEMNIFICATION OF ADMINISTRATIVE
                     AGENT...............................77
      Section   8.7  The Administrative Agent in its
                     Individual Capacity.................77
      Section   8.8  May Treat Lender as Owner...........77
      Section   8.9  Successor Administrative Agent......78
      Section   8.10 Co-Agents...........................78

ARTICLE 9
      MISCELLANEOUS......................................78
      Section   9.1  Notices.............................78
      Section   9.2  Amendments and Waivers..............78
      Section   9.3  No Waiver; Remedies Cumulative......79
      Section   9.4  Payment of Expenses,
                     Indemnities, etc....................80
      Section   9.5  Right of Setoff.....................82
      Section   9.6  Benefit of Agreement................82
      Section   9.7  Successors and Assigns;
                     Participations and Assignments......82
      Section   9.8  GOVERNING LAW; SUBMISSION TO
                     JURISDICTION; ETC...................85
      Section   9.9  Independent Nature of Lenders'
                     Rights..............................85
      Section   9.10 Invalidity..........................86
      Section   9.11 Renewal, Extension or
                     Rearrangement.......................86
      Section   9.12 Interest............................86
      Section   9.13 Confidential Information............87
      Section   9.14 WAIVER OF JURY TRIAL................87
      Section   9.15 ENTIRE AGREEMENT....................87
      Section   9.16 Attachments.........................88
      Section   9.17 Counterparts........................88
      Section   9.18 Survival of Indemnities.............88
      Section   9.19 Headings Descriptive................88
      Section   9.20 Satisfaction Requirement............88
      Section   9.21 EXCULPATION PROVISIONS..............88
      Section   9.22 Secured Affiliate...................89
      Section   9.23 Issuing Banks.......................89

ANNEXES
-------

      Annex I   -    Loans and Commitments

SCHEDULES
---------

      Schedule 1.1A  -    Outstanding Letters of Credit
      Schedule 4.19  -    Subsidiaries
      Schedule 4.23  -    Material Contracts
      Schedule 4.24  -    Employment Contracts
      Schedule 4.25  -    Mortgaged Real Property
      Schedule 4.27  -    Sales Enhancement Loans and Sales
                          Enhancement Guarantees
      Schedule 6.2(b)-    Existing Indebtedness
      Schedule 6.3(a)     -    Liens
      Schedule 6.4(a)     -    Closed Plants
      Schedule 6.6(a)     -    Existing Investments

EXHIBITS

      Exhibit A   -  Form of Revolving Note
      Exhibit B-1 -  Form of Tranche A Term Note
      Exhibit B-2 -  Form of Tranche B Term Note
      Exhibit C   -  Form of Tax Sharing Agreements
      Exhibit D   -  Form of Borrowing Request
      Exhibit E-1 - Form of Opinion of August F. Ottinger Exhibit E-2 - Form of Opinion of Cleary, Gottlieb,
                     Steen & Hamilton
      Exhibit E-3 -  Form of Opinion of Local Counsel
      Exhibit F-1 - Form of Guarantee and Collateral Agreement Exhibit F-2 - Form of PM Holdings Pledge Agreement Exhibit F-3 - Form of Deed of Trust
      Exhibit F-4 -  Form of PM Holdings Guaranty
      Exhibit F-5 -  Form of Cash Collateral Account Agreement
      Exhibit G   -  Form of Assignment and Acceptance
      Exhibit H   -  Form of U.S. Tax Compliance Certificate

                         CREDIT AGREEMENT

      THIS CREDIT AGREEMENT (this "Agreement") is made and entered into as of this 12th day of March, 1998, among PURINA MILLS, INC., a Delaware corporation (the "Company"), CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, individually, as a Lender, as an Issuing Bank and as the Administrative Agent, and each of the lenders that is a signatory hereto or which becomes a party hereto as provided in Section 9.7 (individually, a "Lender" and, collectively, the "Lenders").

                      INTRODUCTORY STATEMENT:

      PM Holdings Corporation, a Delaware Corporation ("PM
Holdings"), owns all of the issued and outstanding capital stock of the Company.

      Koch Agriculture Company, a Nebraska corporation ("KAC"), owns all of the issued and outstanding shares of capital stock of Arch Acquisition Corporation, a Delaware corporation
("Acquisition Co.").

      KAC, through a merger (the "Merger") of Acquisition Co. with and into PM Holdings, will acquire all of the issued and outstanding shares of capital stock of PM Holdings. By virtue of the Merger, all of the shares of PM Holdings' common stock ("PM Holdings Common Stock") outstanding immediately prior to the time and date when the certificate of merger relating to the Merger is accepted for record by the Secretary of State of the State of Delaware (or such later time and date as is specified in such certificate of merger) (the "Effective Time"), shall be canceled and converted into the right to receive consideration of $540 per share (the "Merger Consideration"), all as set forth in, and subject to the terms and conditions of, the Merger Agreement. Each share of the common stock of Acquisition Co., issued and outstanding immediately prior to the Effective Time, shall, at the Effective Time, be converted into one fully paid and nonassessable share of common stock of PM Holdings. In addition, the Merger Agreement provides that each outstanding option to purchase shares of PM Holdings Common Stock (collectively, the "Options") and each stock rights unit which entitles the holder thereof to acquire PM Holdings Common Stock (collectively, the "Stock Units") will be 100% vested prior to the Effective Time. Such Options and Stock Units will be canceled and extinguished immediately prior to the Effective Time. Option holders will be entitled to receive the Merger Consideration for each share of PM Holdings Common Stock into which such Options were exercisable immediately prior to the Effective Time, less the exercise price of such Options. Stock Unit holders will be entitled to receive the Merger Consideration for each share of PM Holdings Common Stock into which such Stock Options were exercisable immediately prior to the Effective Time.

      The Company and its Subsidiaries desire that the Lenders extend (a) certain term credit facilities to the Company to, among other things, provide a portion of the funds to refinance Indebtedness of the Company under the Existing Credit Agreement (as defined below) and the Existing Senior Subordinated Notes (as defined below) and to pay expenses in connection therewith, and
(b) a revolving credit facility to the Company to provide working capital financing for the Company and its Subsidiaries, to provide funds for acquisitions and for other general corporate purposes of the Borrower and its Subsidiaries, and to redeem the IRBs (as defined below).

                            AGREEMENT:

      In consideration of the mutual covenants and agreements herein contained, the Company, the Administrative Agent (as defined below), the Issuing Bank (as defined below) and the Lenders agree as follows:

                             ARTICLE 1
                     DEFINITIONS; CONSTRUCTION

      Section 1.1 Definitions. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined). Reference to any party to a Financing Document means that party and its successors and assigns.

           "Acquisition Co." shall have the meaning provided in the Introductory Statement.

           "Administrative Agent" shall mean Chase Bank of Texas,
National Association, acting in the manner and to the extent described in Article 8.

           "Advance Notice" shall mean written or telecopy notice (with telephonic confirmation in the case of telecopy notice), which in each case shall be irrevocable, from the Company to be received by the Administrative Agent before 11:00 a.m. (Houston time), by the number of Business Days in advance of any Borrowing, conversion, continuation or prepayment of any Loan or Loans pursuant to this Agreement as respectively indicated below:

                (a)  Eurodollar Loans  - 3 Business Days; and

                (b)  Base Rate Loans  - Same  Business Day.

For the purpose of determining the respectively applicable Loans in the case of the conversion from one Type of Loan into another, the Loans into which there is to be a conversion shall control. The Administrative Agent, each Issuing Bank and each Lender are entitled to rely upon and act upon telecopy notice made or purportedly made by the Company, and the Company hereby waives the right to dispute the authenticity and validity of any such transaction once the Administrative Agent or any Lender has advanced funds or any Issuing Bank has issued Letters of Credit, absent manifest error.

           "Affiliate" shall mean any Person controlling, controlled by or under common control with any other Person (excluding any trustee under, or any committee with responsibility for administering, any Plan or any welfare plan (as defined under Section 3(1) of ERISA)). For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to either (a) vote 10% or more of the securities having ordinary voting power for election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

           "Agents" shall mean, collectively, the Administrative
Agent and the Co-Agents.

           "Aggregate Revolving Credit Exposure" shall mean the sum of all of the Revolving Credit Lenders' Revolving Credit
Exposures.

           "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time.

           "Applicable Commitment Fee Percentage" shall mean, on any day, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Consolidated

Leverage Ratio for the Rolling Period ending on the most recent
Quarterly Date with respect to which the Company is required to deliver the Current Information:

------------------------------------------------------------

     Leverage Ratio             Commitment Fee Percentage
------------------------------------------------------------
Greater than or equal to 4.00             .500%
------------------------------------------------------------
Greater than or equal to 2.00 but         .375%
less than 4.00
------------------------------------------------------------
Less than 2.00                            .300%
------------------------------------------------------------

Each change in the Applicable Commitment Fee Percentage based on a change in the Current Information shall be effective on the date on which the Current Information is received by the Administrative Agent and shall remain in effect until the next change to be effected pursuant to this paragraph. Notwithstanding the foregoing, (a) the initial Applicable Commitment Fee Percentage will be .500% from the Closing Date through the date the Current Information for the second full Fiscal Quarter after the Closing Date is received by the Administrative Agent, and (b) if at any time the Company fails to deliver Current Information on or before the date required pursuant to Section 5.2 (without regard to grace periods), the Applicable Commitment Fee Percentage will be .500% from the date such Current Information is due pursuant to Section 5.2 (without regard to grace periods) through the date the Administrative Agent receives all Current Information then due pursuant to Section 5.2.

           "Applicable Lender" shall mean, with respect to any Borrowing of Revolving Credit Loans, each Revolving Credit Lender, with respect to any Borrowing of Tranche A Term Loans, each Tranche A Term Loan Lender, and with respect to any Borrowing of Tranche B Term Loans, each Tranche B Term Loan Lender.

           "Applicable Margin" shall mean, on any day and with respect to any (a) Tranche B Term Loan, for Base Rate Loans, 1.25% per annum and for Eurodollar Loans, 2.25% per annum, and
(b) Revolving Credit Loan or Tranche A Term Loan, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Consolidated Leverage Ratio for the Rolling Period ending on the most recent Quarterly Date with respect to which the Company is required to deliver the Current Information:

--------------------------------------------------------------
   Leverage Ratio         Eurodollar Loan     Base Rate Loan
                         Applicable Margin  Applicable Margin
                            Percentage         Percentage
--------------------------------------------------------------
Greater than or equal         2.00%              1.00%
to 5.00
--------------------------------------------------------------
Greater than or equal
to 4.00 but less than 5.00    1.75%              0.75%
--------------------------------------------------------------
Greater than or equal
to 3.00 but less than 4.00    1.50%              0.50%
--------------------------------------------------------------
Greater than or equal
to 2.00 but less than 3.00    1.25%              0.25%
--------------------------------------------------------------
Less than 2.00                1.00%              0.00%
--------------------------------------------------------------

Each change in the Applicable Margin based on a change in the Current Information shall be effective on the date on which the Current Information is received by the Administrative Agent and shall remain in effect until the next change to be effected pursuant to this paragraph. Notwithstanding the foregoing, (A) for the period from the Closing Date through the date the Current Information for the second full Fiscal Quarter after the Closing Date is received by the Administrative Agent, the initial Eurodollar Loan Applicable Margin for the Revolving Credit Loans and Tranche A Term Loans will be 2.00% and the initial Base Rate Loan Applicable Margin for the Revolving Credit Loans and Tranche A Term Loans will be 1.00% and (B) if at any time the Company fails to deliver Current Information on or before the date required pursuant to Section 5.2 (without regard to grace periods), the Eurodollar Loan Applicable Margin for the Revolving Credit Loans and the Tranche A Term Loans will be 2.00% and the Base Rate Loan Applicable Margin for the Revolving Credit Loans and the Tranche A Term Loans will be 1.00% from the date such Current Information is due pursuant to Section 5.2 (without regard to grace periods) through the date the Administrative Agent receives all Current Information then due pursuant to
Section 5.2.

           "Applicable Percentage" shall mean, with respect to any Revolving Credit Lender, such Lender's Revolving Credit Percentage, with respect to any Tranche A Term Loan Lender, such Lender's Tranche A Term Loan Percentage and with respect to any Tranche B Term Loan Lender, such Lender's Tranche B Term Loan Percentage.

           "Application" shall mean an "Application and Agreement for Letters of Credit," or similar instruments or agreements, entered into between the Company and an Issuing Bank in connection with any Letter of Credit.

           "Approved Fund" shall mean with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

           "Assignment and Acceptance" shall have the meaning provided in Section 9.7(c).

           "Asset Sale" shall mean any Disposition of Property other than (a) Dispositions permitted by Subsections 6.4(a)(1) and 6.4(a)(2), (b) any Disposition (excluding the HQ Sale/Leaseback and Permitted Securitizations) which, together with any related Disposition of Property, yields gross proceeds to the

Company or any of its Subsidiaries (valued at the initial amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) of less than $350,000, provided, that the aggregate gross proceeds of Dispositions of Property excluded from the definition of Asset Sale pursuant to this clause (b) shall not exceed $1,000,000 in any fiscal year of the Company, (c) Permitted Securitizations, and (d) the HQ Sale/Leaseback.

           "Bankruptcy Code" shall have the meaning provided in
Section 7.8.

           "Base CD Rate" shall mean a rate per annum equal to the sum of (a) the product of (1) the Three-Month Secondary CD Rate and (2) a fraction, whose numerator is one and whose denominator is one minus the C\D Reserve Percentage and (b) the C\D Assessment Rate.

           "Base Rate" shall have the meaning provided in
Section 2.6(a).

           "Base Rate Loan" shall mean a Revolving Credit Loan, a
Tranche A Term Loan or a Tranche B Term Loan bearing interest at the rate provided in Section 2.6(a).

           "Benefit Plan" shall mean any employee pension benefit plan, as defined in section 3(2) of ERISA (other than a Multiemployer Plan), which (a) is currently or hereafter sponsored, maintained or contributed to by the Company, a Subsidiary of the Company or an ERISA Affiliate or (b) was at any time during the six preceding calendar years, sponsored, maintained or contributed to by the Company, a Subsidiary of the Company or an ERISA Affiliate.

           "Borrowing" shall mean a borrowing pursuant to a Borrowing Request or a continuation or a conversion pursuant to
Section 2.11 consisting, in each case, of the same Type of Loans having, in the case of Eurodollar Loans, the same Interest Period (except as otherwise provided in Sections 2.14 and 2.15) and made previously or being made concurrently, with respect to Revolving Credit Loans, by all of the Revolving Credit Lenders, with respect to Tranche A Term Loans, by all of the Tranche A Term Loan Lenders, and with respect to Tranche B Term Loans, by all of the Tranche B Term Loan Lenders.

           "Borrowing Request" shall mean a request for a Borrowing pursuant to Section 2.2, substantially in the form attached as Exhibit D.

           "BP Indemnity" shall mean the indemnification obligations of the BP Parties in favor of PMI Acquisition
Corporation (now known as the Company) as set forth in that certain Stock Purchase Agreement dated as of June 22, 1993, among
PMI Acquisition Corporation and the BP Parties.

           "BP Parties" shall mean, collectively, BP America
Inc., a Delaware corporation, BP Nutrition Inc., a Delaware corporation, and The Standard Oil Company, an Ohio corporation.

           "Business Day" shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in New York, New York or Houston, Texas and, if the applicable Business Day relates to Eurodollar Loans, on which trading is carried on by and between banks in Dollar deposits in the applicable interbank Eurodollar market.

           "Capital Expenditures" shall mean, for any period, without duplication, all expenditures (whether paid in cash or accrued as a liability, including the portion of Capital Lease Obligations originally incurred during such period that are capitalized for the consolidated balance sheet of the Company) by the

Company and the Subsidiary Guarantors during such period, that, in conformity with GAAP, are included in "capital expenditures," "additions to property, plant or equipment" or comparable items in the consolidated financial statements of the Company, but excluding expenditures for the restoration, repair or replacement of any fixed or capital asset that was destroyed or damaged, in whole or in part, in an amount not in excess of any insurance proceeds received in connection with such destruction or damage.

           "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a liability for a capital lease on a balance sheet of such Person and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof.

           "Cash Collateral Account Agreement" shall mean the
Cash Collateral Account Agreement executed by the Company, substantially in the form of Exhibit F-5.

           "C\D Assessment Rate" shall mean for any day as applied to any Base Rate Loan, the annual assessment rate in effect on such date that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation (the "FDIC") for the FDIC (or any successor thereto) to insure time deposits at offices of such member in the United States, provided, that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the C\D Assessment Rate as aforesaid, then the C\D Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

           "C\D Reserve Percentage" shall mean for any day as applied to any Base Rate Loan, that percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the then current reserve requirement for the Administrative Agent in respect of new negotiable non-personal time deposits in Dollars of over $100,000 with maturities approximately equal to three months.

           "Change of Control" shall mean either (a) a "Change in Control", as defined in the Senior Subordinated Notes Indenture, or (b) Koch Industries' failure to own, directly or indirectly, of record, at least 51% of the Voting Stock of the Company.

           "Chase" shall mean Chase Bank of Texas, National
Association, in its individual capacity or as the Issuing Bank, as the case may be, and not as Administrative Agent.

           "Closing Date" shall mean the "as of" date of this Agreement set forth in the first paragraph hereof.

           "Co-Agents" shall mean Lenders designated as "Co-Agents" on the signature pages hereof.

           "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

           "Collateral" shall mean the Company's, PM Holdings's and the Subsidiary Guarantors' Properties described in and subject to the Liens, privileges, priorities and security interests purported to be created by any Security Instrument.

           "Commitments" shall mean, for any Lender, such Lender's Revolving Credit Commitment and Term Loan Commitments.

           "Commodity Swap Agreement" shall mean any contract for sale for future delivery of commodities (whether or not the subject commodities are to be delivered), hedging contract, forward contract, swap agreement, futures contract or other commodity pricing protection agreement or option with respect to any such transaction, designed to hedge against fluctuations in prices of the subject commodities.

           "Company" shall mean Purina Mills, Inc., a Delaware corporation.

           "Consolidated EBITDA" shall mean, as to the Company and the Subsidiary Guarantors on a consolidated basis, for any period, without duplication, the amount equal to net income, less, to the extent included in net income, any non-cash income, extraordinary gains and gains on the disposition of assets other than those incurred in the ordinary course of business, and plus, to the extent deducted from net income, Consolidated Interest Expense, depreciation, depletion and impairment, amortization of leasehold and intangibles, other non-cash expenses, income tax expenses (including amounts payable under the Tax Sharing Agreements), extraordinary losses and losses on the disposition of assets other than those incurred in the ordinary course of business, in each case for such period.

           "Consolidated Excess Cash Flow" shall mean (a) Consolidated EBITDA for any Fiscal Year, minus (b) for each such Fiscal Year and for the Company and the Subsidiary Guarantors on a consolidated basis, the sum of (1) scheduled payments of principal pursuant to Sections 2.5(b) and 2.5(c), plus (2) the principal portion of scheduled payments under Capital Lease Obligations, plus (3) Consolidated Interest Expense, plus (4) cash taxes applicable to such Fiscal Year and paid prior to the date of determination by or on behalf of the Company and the Subsidiary Guarantors, plus (5) any dividends to PM Holdings permitted by Section 6.5 (other than Sections 6.5(d) and (e)) and actually paid by the Company, and plus (6) the lesser of actual Capital Expenditures and $40,000,000. Notwithstanding the foregoing, for the purpose of calculating Consolidated Excess Cash Flow for the Fiscal Year ending December 31, 1998, such Fiscal Year shall be deemed to commence on the Closing Date and end on December 31, 1998.

           "Consolidated Fixed Charge Coverage Ratio" shall mean, as to the Company and the Subsidiary Guarantors on a consolidated basis, for any day, the ratio of (a) Consolidated EBITDA for the Rolling Period ending on the most recent Quarterly Date, less cash income taxes actually paid during the Rolling Period ending on the most recent Quarterly Date net of cash income tax refunds actually received during such Rolling Period to (b) the sum of
(1) Scheduled Principal Payments made during the Rolling Period ending on the most recent Quarterly Date, plus (2) Consolidated Interest Expense, plus (3) actual Capital Expenditures (excluding Capital Lease Obligations incurred during such period) made during the Rolling Period ending on the most recent Quarterly Date, plus (4) all dividends permitted by Section 6.5 and paid during the Rolling Period ending on the most recent Quarterly Date.

           "Consolidated Interest Coverage Ratio" shall mean, as to the Company and the Subsidiary Guarantors on a consolidated basis, on any day, the ratio of (a) Consolidated EBITDA for the Rolling Period ending on the then most recent Quarterly Date to
(b) Consolidated Interest Expense for such Rolling Period.

           "Consolidated Interest Expense" shall mean, for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Company and the Subsidiary Guarantors for such period with respect to all outstanding Indebtedness of the Borrower and the Subsidiary Guarantors (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings and net costs under Interest Rate Swap Agreements to the extent such costs are allocable to such period in accordance with GAAP), provided, that for the Rolling Periods ending on June 30, 1998, September 30, 1998 and December 31, 1998, Consolidated Interest Expense for the relevant Rolling Period shall be calculated using Consolidated Interest Expense for the number of full Fiscal Quarters of the Company subsequent to the Closing Date multiplied by 4, 2 and 4/3, respectively.

           "Consolidated Leverage Ratio" shall mean, as to the Company and the Subsidiary Guarantors on a consolidated basis, on any day, the ratio of (a) Funded Indebtedness as of the date of determination to (b) Consolidated EBITDA for the Rolling Period ending on the most recent Quarterly Date as of the date of determination.

           "Cover", when required by this Agreement for Letter of Credit Liabilities, shall be effected by paying to the Administrative Agent in immediately available funds, to be held by the Administrative Agent in a collateral account maintained by the Administrative Agent at its Payment Office and collaterally assigned as security pursuant to the Cash Collateral Account Agreement, an amount equal to the maximum amount of each applicable Letter of Credit available for drawing at any time. Such amount shall be retained by the Administrative Agent in such collateral account until such time as the applicable Letter of Credit shall have expired and the Reimbursement Obligations, if any, with respect thereto shall have been fully satisfied.

           "Current Information" shall mean, as of any day, the financial statements and other related information for any applicable period most recently required to be delivered to the Administrative Agent pursuant to Sections 5.2(a), 5.2(b) and 5.2(c).

           "Deed of Trust" shall mean any Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement (including, without limitation, any such mortgage or deed of trust covering a leasehold interest to the extent required hereby) executed by the Company or any Subsidiary Guarantor pursuant to the terms hereof as security for the payment and performance of the Lender Indebtedness, substantially in the form of Exhibit F-3.

           "Default" shall mean an Event of Default or any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

           "Disposition" shall mean, with respect to any Property, any sale, lease, assignment, conveyance, transfer, or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

           "Dollar" and the sign "$" shall mean lawful money of the United States of America.

           "EBITDA Value" shall mean, with respect to any manufacturing facility owned by the Company or any Subsidiary
Guarantor, the amount of Consolidated EBITDA attributable to such facility for the Fiscal Year ended December 31, 1997.

           "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which the Company or its Subsidiaries are conducting or at any time have conducted business, or where any Property of the Company or its Subsidiaries is located, or where any hazardous substances generated by or disposed of by the Company or its Subsidiaries are located, including but not limited to the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA; the terms "hazardous substance," "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to change the meaning of any term defined thereby, such changed meaning shall apply subsequent to the effective date of such amendment, and provided, further, that to the extent the laws of the state in which any Property of the Company or its Subsidiaries is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

           "Equity" shall mean shares of capital stock or a partnership, profits, capital or member interest, or options, warrants or any other right to substitute for or otherwise acquire the capital stock or a partnership, profits, capital or member interest of any Person.

           "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended, and any successor statute.

           "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Company or a Subsidiary of the Company would be deemed to be a "single employer" within the meaning of Section 4001(b)(1) of ERISA or Subsections 414(b), (c), (m) or (o) of the Code.

           "ERISA Event" shall mean (a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under Subsections .14,
 .18, .19 or .20 of Part 2615 of the PBGC regulations), (b) the withdrawal of the Company, a Subsidiary of the Company or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA,
(c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) any other event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (f) the partial or complete withdrawal of the Company, a Subsidiary of the Company or any ERISA Affiliate from a Multiemployer Plan.

           "Eurodollar Loan" shall mean a Revolving Credit Loan, a Tranche A Term Loan or a Tranche B Term Loan bearing interest at the rate provided in Section 2.6(b).

           "Eurodollar Rate" shall mean, with respect to any Borrowing of Eurodollar Loans for any Interest Period, the product of (a) (1) the interest rate per annum shown on page 3750 of the Dow Jones &

Company Telerate screen or any successor page as the composite offered rate for London interbank deposits with a period comparable to the Interest Period for such Eurodollar Loan, as shown under the heading "USD" at 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period or
(2) if the rate in clause (1) of this definition is not shown for any particular day, the average interest rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) offered to the Administrative Agent in the interbank Eurodollar market for Dollar deposits of amounts in funds comparable to the principal amount of the Eurodollar Loan to which such Eurodollar Rate is to be applicable with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 10:00 a.m. (Houston time) two Business Days prior to the commencement of such Interest Period, times (b) Statutory Reserves.

           "Event of Default" shall have the meaning provided in Article 7.

           "Exchange Rate Swap Agreement" shall mean any contract for sale, purchase, or exchange or for future delivery of foreign currency (whether or not the subject currency is to be delivered or exchanged), hedging contract, forward contract, swap agreement, futures contract, or other foreign exchange protection agreement or option with respect to any such transaction, designed to hedge against fluctuations in foreign exchange rates.

           "Excluded Taxes" shall mean with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (a) income or franchise taxes imposed on (or measured by) its net income, gains, receipts or excess profits by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located,
(b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Company is located, and (c) in the case of a Foreign Lender any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with
Section 2.20(f), provided, that Excluded Taxes shall not include withholding taxes to which (x) an existing Foreign Lender was entitled at the time of designation of a new lending office, or
(y) the assignor of a new Foreign Lender was entitled at the time of assignment to such Foreign Lender.

           "Existing Credit Agreement" shall mean the credit agreement dated as of September 27, 1993, among PMI Acquisition Corporation, Texas Commerce Bank National Association, individually and as administrative agent, The CIT Group/Business Credit, Inc., individually and as collateral agent, and the lenders party thereto, as amended from time to time.

           "Existing PM Holdings Discount Notes" shall mean the 11 1/2% Subordinated Discount Debentures due September 1, 2005, of PM Holdings issued pursuant to that certain Indenture, dated as of September 27, 1993, between PM Holdings and The Bank of New York, as Trustee.

           "Existing Senior Subordinated Notes" shall mean the 10 1/4% Senior Subordinated Notes due September 1, 2003, of the Company issued pursuant to that certain Indenture, dated as of September 27, 1993, between PMI Acquisition Corporation and IBJ Schroder Bank & Trust Company, as Trustee.

           "Federal Funds Effective Rate" shall mean, for any day, the per annum rate equal to the weighted average of the interest rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a

Business Day, for the next preceding Business Day) by the Federal
Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

           "Fee Letter" shall mean the letter agreement dated
February 2, 1998, regarding fees, executed by Chase Securities
Inc. and accepted and agreed to by the Company.

           "Financial Statements" shall mean the audited consolidated financial statements of the Company for the Fiscal
Years ended December 31, 1996 and December 31, 1997.

           "Financing Documents" shall mean this Agreement, the Notes, the PM Holdings Guaranty, the Security Instruments, the Applications, the Borrowing Requests and the Fee Letter, together with any other document, instrument or agreement (other than participation, agency or similar agreements among the Lenders or between any Lender and any other bank or creditor with respect to any indebtedness or obligations of PM Holdings or the Company or its Subsidiaries hereunder or thereunder) now or hereafter entered into in connection with the Loans, the Lender Indebtedness or the Collateral, as such documents, instruments or agreements may be amended, modified or supplemented from time to time.

           "Fiscal Quarter" shall mean the fiscal quarter of the Company, ending on the last day of each March, June, September and December in each year.

           "Fiscal Year" shall mean the fiscal year of the Company, ending on December 31 of each year.

           "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Company is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

           "Funded Indebtedness" shall mean, as to any Person, without duplication, all Indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes, or other similar instruments, all Capital Lease Obligations, all Guarantee Obligations with respect to Funded Indebtedness for which demand has been made for payment and all Letter of Credit Liabilities.

           "GAAP" shall mean generally accepted accounting principles as applied in accordance with Section 1.2.

           "Governmental Authority" shall mean any (domestic or foreign) federal, state, province, county, city, municipal or other political subdivision or government, department, commission, board, bureau, court, central bank, agency or any other instrumentality of any of them (including, but not limited to, the United States Food and Drug Administration and the Department of Agriculture).

           "Governmental Requirement" shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including, but not limited to, any of the foregoing which relate to Environmental Laws and occupational, safety and health standards or controls) of any Governmental Authority.

           "Guarantee and Collateral Agreement" shall mean the Guarantee and Collateral Agreement executed by the Company and each Subsidiary Guarantor pursuant to the terms hereof securing (and, with respect to each Subsidiary Guarantor, guaranteeing) the payment and performance of the Lender Indebtedness, substantially in the form of Exhibit F-1.

           "Guarantee Obligation" shall mean, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(2) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (4) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

           "Hedge Agreement" shall mean (a) any Commodity Swap
Agreement, (b) any Interest Rate Swap Agreement, or (c) any
Exchange Rate Swap Agreement.

           "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Lender Indebtedness, as the case may be, owed to it under the law of any jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding other provisions of this Agreement, or law of the United States of America applicable to such Lender and the Transactions, which would permit such Lender to contract for, charge, take, reserve or receive a greater amount of interest than under such jurisdiction's law.

           "HQ Sale" shall mean the sale of the Company's headquarters building located at 1401 South Hanley Road, St.
Louis Missouri other than a sale in connection with an HQ
Sale/Leaseback.

           "HQ Sale/Leaseback" shall mean the sale for fair market value of the Company's headquarters building located at 1401 South Hanley Road, St. Louis, Missouri in connection with a transaction whereby the Company or any of its Subsidiaries then or thereafter leases, as lessee, all or any part of such Property.

           "Indebtedness" of any Person shall mean:

           (a) all obligations of such Person for borrowed money and obligations evidenced by bonds, debentures, notes or other similar instruments;

           (b) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments;

           (c) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money);

           (d) all Capital Lease Obligations of such Person;

           (e) all Guarantee Obligations of such Person;

           (f) Indebtedness of others secured by any Lien upon Property owned by such Person, whether or not assumed;

           (g) obligations to deliver goods or services in consideration of advance payments, excluding such obligations incurred in the ordinary course of business as conducted by the Company and its Subsidiaries as of the Closing Date; and

           (h) the net amount of obligations of such Person under agreements of the types described in the definitions of Commodity Swap Agreements, Exchange Rate Swap Agreements and Interest Rate Swap Agreements.

           "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

           "Interest Period" shall mean, with respect to each Borrowing of Eurodollar Loans, an interest period complying with the terms and provisions of Section 2.7.

           "Interest Rate Swap Agreement" shall mean any rate swap, rate cap, rate floor, rate collar, forward rate agreement, futures or other rate protection agreement or option with respect to any such transaction, designed to hedge against fluctuations in interest rates.

           "IRBs" shall mean (a) the $8,300,000 Washington County, Maryland Economic Development Revenue Bonds, Series 1996 (Purina Mills, Inc. Project), and (b) the $9,100,000 Iredell County Industrial Facilities and Pollution Control Financing Authority Industrial Development Revenue Bonds, Series 1995 (Purina Mills, Inc. Project).

           "Issuing Bank" shall mean, for each Letter of Credit, Chase or any of its affiliates (or not more than one other Lender designated by the Company and approved by the Administrative Agent, such approval not to be unreasonably withheld), as the issuing bank for such Letter of Credit, at the option of the Company.

           "KAC" shall have the meaning provided in the Introductory Statement.

           "Koch Industries" shall mean Koch Industries, Inc., a
Kansas corporation.

           "Lender" shall have the meaning provided in the opening paragraph of this Agreement.

           "Lender Indebtedness" shall mean any and all amounts owing or to be owing by the Company to the Administrative Agent, the Issuing Banks or the Lenders with respect to or in connection with the Loans, any Letter of Credit Liabilities, the Notes, any Hedge Agreement, this Agreement, or any other Financing Document and, as to Hedge Agreements, any and all amounts owing or to be owing by the Company thereunder to any Secured Affiliate.

           "Lending Office" shall mean for each Lender the office specified opposite such Lender's name on the signature pages hereof, or in the Assignment and Acceptance pursuant to which it became a Lender, with respect to each Type of Loan, or such other office as such Lender may designate in writing from time to time to the Company and the Administrative Agent with respect to such Type of Loan.

           "Letters of Credit" shall have the meaning assigned such term in Section 2.3(a) and shall include the Outstanding
Letters of Credit, which are hereby deemed to be issued under this Agreement.

           "Letter of Credit Liabilities" shall mean, at any time and in respect of any Letter of Credit, the sum of (a) the amount available for drawings under such Letter of Credit as of the date of determination plus (b) the aggregate unpaid amount of all Reimbursement Obligations due and payable as of the date of determination in respect of previous drawings made under such Letter of Credit.

           "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on contract or constitutional, common law, or statutory law, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, liens and other statutory, constitutional, or common law rights of landlords, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Company or any Subsidiary of the Company shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

           "Limited Liability Interests" shall mean any ownership interest in capital stock of a corporation, any Equity in another Person, or any Indebtedness of a corporation or other Person, the ownership of which stock, other interest or Indebtedness, as a matter of applicable law, can impose no personal liability on the owner thereof for any debts, obligations or liabilities whatsoever of such corporation or Person.

           "Loan" shall mean a Revolving Credit Loan or a Term
Loan and "Loans" shall mean collectively the Revolving Credit
Loans or the Term Loans or one or more of them as provided herein.

           "Margin Stock" shall have the meaning provided in Regulations G, U and X.

           "Material Adverse Effect" shall mean any material and adverse effect on (a) the business operations, assets, liabilities, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries, or the Company and the Subsidiary Guarantors, taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement.

           "Material Contract" shall mean each contract, license and agreement listed on Schedule 4.23.

           "Maximum Available Amount" shall mean, at any date, an amount equal to the aggregate Revolving Credit Commitments as of such date.

           "Merger" shall have the meaning provided in Introductory Statement.

           "Merger Agreement" shall mean the Agreement and Plan of Merger, among KAC, Acquisition Co. and PM Holdings, dated as of January 9, 1998.

           "Multiemployer Plan" shall mean a multiemployer plan as defined in section 3(37) or 4001(a)(3) of ERISA which is, or within the six preceding calendar years was, contributed to by the Company, a Subsidiary of the Company or an ERISA Affiliate.

           "Net Proceeds" shall mean, (a) in connection with any Asset Sale, the HQ Sale/Leaseback or any Recovery Event, the proceeds thereof in the form of cash and investments of the type listed in Subsections 6.6(b) through 6.6(e) (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale, HQ Sale/Leaseback or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, amounts required to be applied to the repayment of the Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale, HQ Sale/Leaseback or Recovery Event (other than any Lien pursuant to a Security Instrument) and other customary fees and expenses actually incurred in connection therewith, net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and that of purchase price adjustments reasonably expected to be payable in connection therewith, and
(b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds receipts from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

           "Non-Recourse Debt" shall mean Indebtedness or that portion of Indebtedness as to which neither the Company nor any of the Subsidiary Guarantors (a) provides credit support pursuant to any undertaking, agreement or instrument, except for Standard Securitization Undertakings that would constitute Indebtedness and Sales Enhancement Guarantees to the extent permitted by
Section 6.2, (b) is directly or indirectly liable, or (c) constitutes the lender.

           "Notes" shall mean the Revolving Credit Notes and the Term Notes.

           "Other Sales Enhancement Loans" shall mean Sales
Enhancement Loans in excess of the amount of such loans permitted pursuant to Section 6.6(k)(1) and not to exceed the amount permitted pursuant to Section 6.2(m).

           "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

           "Outstanding Letter of Credit" shall mean any of the outstanding letters of credit issued for the account of the Company, and identified on Schedule 1.1A.

           "Payment Office" shall mean the Administrative Agent's office located at 1111 Fannin Street, 9th Floor, Mail Station 46, Houston, Texas 77002; Attention: Gale Manning (or such other office or individual as the Administrative Agent may hereafter designate in writing to the other parties hereto).

           "PBGC" shall mean the Pension Benefit Guaranty
Corporation, or any successor thereto.

           "Permitted Securitization" shall mean securitizations by the Company or the Subsidiary Guarantors of Sales Enhancement Loans on a non-recourse basis pursuant to which (a) the Disposition of such Sales Enhancement Loans by the Company or the Subsidiary Guarantors shall constitute a "sale," both legally and for accounting purposes, and (b) any Indebtedness incurred in connection therewith constitutes Non-Recourse Debt.

           "Person" shall mean any individual, partnership, firm, corporation (including, but not limited to the Company), limited liability company, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof; provided, however, for the purpose of the definition of "Change of Control," "Person" shall mean a "person" or group of persons within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

           "Plan" shall mean each Benefit Plan and Multiemployer
Plan.

           "PM Holdings" shall have the meaning provided in the Introductory Statement.

           "PM Holdings Guaranty" shall mean the PM Holdings
Guaranty executed by PM Holdings pursuant to the terms hereof guaranteeing the payment and performance of the Lender
Indebtedness, substantially in the form of Exhibit E-4.

           "PM Holdings Pledge Agreement" shall mean the PM
Holdings Pledge Agreement executed by PM Holdings pursuant to the terms hereof securing its obligations under the PM Holdings
Guaranty, substantially in the form of Exhibit F-2.

           "Prime Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime rate, effective as of the date announced as the effective date of any change in such prime rate. Without notice to the Company or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which such prime rate shall fluctuate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

           "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

           "Quarterly Dates" shall mean the last day of each March, June, September and December in each year.

           "Rabobank Cash Collateral Account" shall mean that certain cash collateral account established as security for the Rabobank Limited Guaranty.

           "Rabobank Limited Guaranty" shall mean that certain Limited Guaranty dated as of August 1, 1995, by and between the Company and Rabobank Nederland, whereby the Company has guaranteed the obligations of Purina Ag Capital pursuant to a Letter of Credit Reimbursement Agreement between Purina Ag Capital and Rabobank Nederland, subject to certain limitations set forth therein, together with any amendments thereto copies of which have been provided to the Lenders prior to the Closing Date and any other amendments approved by the Required Lenders in accordance with, or otherwise permitted by, Section 6.18.

           "Rabobank Nederland" shall mean Cooperative Centrale
Raiffeisen--Boerleenbank B.A., New York Branch.

           "Ralston Indemnity" shall mean the indemnification obligations of the Ralston Parties in favor of BP North America Inc., BP Nutrition Inc. and BP Nutrition (Intermediate Holdings) Inc. as set forth in that certain Stock Purchase Agreement dated as of October 1, 1986, among BP North America Inc., BP Nutrition Inc., BP Nutrition (Intermediate Holdings) Inc. and the Ralston Parties.

           "Ralston Parties" shall mean collectively, Ralston
Purina Company, a Missouri corporation, and Ralston Purina
International, Inc., a Delaware corporation.

           "Recovery Event" shall mean any settlement of or payment in respect of any property insurance or casualty insurance claim or any condemnation proceeding relating to any Property of the Company or any of its Subsidiaries, excluding any such settlement or payment which, together with any related settlement or payment, yields gross proceeds to the Company or any of its Subsidiaries of less than $350,000.

           "Register" shall have the meaning provided in Section
9.7(d).

           "Regulation D", "Regulations G, U and X" shall mean, respectively, Regulation D under the Securities Act of 1933, as amended or modified from time to time, and Regulation G, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as such regulations are from time to time in effect and any successor regulations thereto.

           "Reimbursement Obligations" shall mean, at any date, the obligations of the Company then outstanding in respect of the Letters of Credit to reimburse the Administrative Agent for the account of the Issuing Bank for the amount paid by the Issuing Bank in respect of any drawings under the Letters of Credit.

           "Reinvestment Deferred Amount" shall mean, with respect to any Reinvestment Event, the aggregate Net Proceeds received by the Company or any of its Subsidiaries in connection therewith which are not applied to prepay the Term Loans pursuant to Section 2.10(b) as a result of the delivery of a Reinvestment Notice.

           "Reinvestment Event" shall mean any Asset Sale or Recovery Event in respect of which the Company has delivered a Reinvestment Notice.

           "Reinvestment Notice" shall mean a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Company (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Proceeds of an Asset Sale or Recovery Event to acquire or construct assets useful in its business.

           "Reinvestment Prepayment Amount" shall mean with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or construct assets useful in the Company's business.

           "Reinvestment Prepayment Date" shall mean with respect to any Reinvestment Event, the earlier of (a) the date occurring nine months after the Reinvestment Event and (b) the date on which the Company shall have determined not to, or shall have otherwise ceased to, acquire or construct assets useful in the Company's business with all or any portion of the relevant Reimbursement Deferred Amount.

           "Required Lenders" shall mean at any time, Lenders the Total Credit Percentages of which aggregate 50% or more.

           "Responsible Officer" shall mean, with respect to any corporation, the chairman of the board, the president, any vice president, the chief executive officer or the chief operating officer, or any equivalent officer (regardless of his or her title), and, in respect of financial or accounting matters, the chief financial officer, the vice president of finance, the treasurer, the controller, or any equivalent officer (regardless of his or her title). Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Company.

           "Revolving Credit Commitment" shall have the meaning provided in Section 2.1(c).

           "Revolving Credit Exposure" shall mean, at any time and as to each Lender, the sum of (a) the aggregate principal amount of the Revolving Credit Loans made by such Lender outstanding as of such date plus (b) such Lender's Revolving Credit Percentage of the aggregate amount of all Letter of Credit Liabilities as of such date.

           "Revolving Credit Lender" shall mean any Lender having a Revolving Credit Commitment or Revolving Credit Exposure hereunder.

           "Revolving Credit Loan" shall have the meaning provided in Section 2.1(a)(3); the Revolving Credit Loans shall not include any Letter of Credit Liabilities.

           "Revolving Credit Maturity Date" shall mean March 12,
2005, or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 2.9 or Article 7.

           "Revolving Credit Note" shall mean a promissory note of the Company described in Section 2.5(a) payable to any Lender and being substantially in the form of Exhibit A, evidencing the aggregate Indebtedness of the Company to such Lender resulting from Revolving Credit Loans made by such Lender.

           "Revolving Credit Percentage" shall mean as to any Revolving Credit Lender, the percentage of the aggregate
Revolving Credit Commitments constituted by its Revolving Credit
Commitment (or, if the

Revolving Credit Commitments have terminated or expired, the percentage which such Lender's Revolving Credit Exposure at such time constitutes of the Aggregate Revolving Credit Exposure at such time).

           "Rolling Period" shall mean for each Fiscal Quarter commencing with the first full Fiscal Quarter after the Closing
Date, such quarter and the three preceding Fiscal Quarters.

           "Sales Enhancement Guarantees" shall mean any Guarantee Obligations of the Company or the Subsidiary Guarantors
(a) of Indebtedness of (i) their customers, including, without limitation, animal feed and nutrition products dealers and animal producers, which Indebtedness was incurred to finance capital expenditures of such customers for fixed assets or to provide working capital to such customers, or (ii) any Unrestricted Subsidiary, and (b) incurred in the ordinary course of business and in connection with the Company's business strategy to increase sales of animal feed and nutrition products.

           "Sales Enhancement Loans" shall mean loans made by the Company or any Subsidiary Guarantor (a) to (i) their customers, including, without limitation, animal feed and nutrition products dealers and animal producers, to finance capital expenditures of such customers for fixed assets or to provide working capital to such customers, (ii) any Unrestricted Subsidiary, and (b) in the ordinary course of business and in connection with the Company's business strategy to increase sales of animal feed and nutrition products.

           "Scheduled Principal Payments" shall mean, for any period, the amounts of scheduled principal payments made during such period (with respect to the Term Loans, as such scheduled principal payments may be reduced by prepayments from time to time pursuant to Section 2.10) with respect to Funded Indebtedness (including the principal portion of all Capital Lease Obligations) not including any principal payments of Revolving Credit Loans.

           "Secured Affiliate" shall mean any Affiliate of any Lender that has entered into a Hedge Agreement with the Company or any of its Subsidiaries with the obligations of the Company or such Subsidiary thereunder being secured by one or more Security Instruments.

           "Security Instruments" shall mean the Guarantee and Collateral Agreement, the PM Holdings Pledge Agreement, the Deeds of Trust, the Cash Collateral Account Agreement, and any and all other agreements or instruments now or hereafter executed and delivered by PM Holdings, the Company, any Subsidiary of the Company or any other Person as security for the payment or performance of the Lender Indebtedness, as any of the foregoing may be amended, modified or supplemented.

           "Senior Subordinated Notes" shall mean the senior subordinated notes issued pursuant to the Senior Subordinated Notes Indenture in an amount of up to $350,000,000 issued by the Company in connection with the debt financing for the Merger.

           "Senior Subordinated Notes Indenture" shall mean the
Indenture, dated as of March 12, 1998, between the Company and The First National Bank of Chicago, as Trustee, relating to the
Company's 9.0% Senior Subordinated Notes Due 2010.

           "Solvent" shall mean with respect to any Person on a particular date, the condition that, on such date, (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such

Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small amount of capital.

           "Special Purpose Vehicle" shall mean a trust, partnership or other special purpose Person established solely to implement a Permitted Securitization.

           "Standard Securitization Undertakings" shall mean any representations, warranties, covenants and indemnities entered into by the Company or a Subsidiary Guarantor in connection with a Permitted Securitization which are customary in securitization transactions similar to a Permitted Securitization.

           "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum applicable reserve percentages, including any marginal, special, emergency or supplemental reserves (expressed as a decimal) established by the Board of Governors of the Federal Reserve System and any other banking authority to which the Lenders are subject for Eurocurrency Liabilities (as defined in Regulation D) or any other category of deposits or liabilities by reference to which the Eurodollar Rate is determined. Such reserve percentages shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

           "Subsidiary" shall mean, with respect to any Person,
(a) any corporation or any other Person 50% or more of the Equity of which is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person, (b) any partnership or joint venture 50% or more of the Equity of which is at the time directly or indirectly owned by such Person, such Person and one or more other Subsidiaries of such Person, or one or more other Subsidiaries of such Person, and (c) any limited liability company of which such Person, such Person and one or more other Subsidiaries of such Person, or one or more other Subsidiaries of such Person (1) is a managing member or (2) directly or indirectly owns 50% or more of the Equity.

           "Subsidiary Guarantors" shall mean any wholly-owned Subsidiary of the Company other than an Unrestricted Subsidiary, including, without limitation, those Subsidiaries designated as Subsidiary Guarantors on Schedule 4.19 as of the Closing Date, and any other wholly-owned Subsidiaries of the Company that become Subsidiary Guarantors pursuant to Section 5.1(i).

           "Tax Sharing Agreements" shall mean the Tax Sharing Agreements substantially in the form of Exhibit C, dated as of the Closing Date, executed (a) between PM Holdings, the Company and the Company's Subsidiaries, and (b) between PM Holdings and Koch Industries.

           "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

           "Term Loan" shall mean a Tranche A Term Loan or a
Tranche B Term Loan, as the context shall require; collectively, the "Term Loans".

           "Term Loan Commitments" shall mean as to any Lender, its Tranche A Term Loan Commitment and Tranche B Term Loan
Commitment.

           "Term Loan Lender" shall mean any Tranche A Term Loan
Lender or Tranche B Term Loan Lender.

           "Term Note" shall mean a Tranche A Term Note or a
Tranche B Term Note, as the context shall require; collectively the "Term Notes".

           "Three-Month Secondary CD Rate" shall mean, for any day, the secondary rate (adjusted to the basis of a year of 365 or 366 days, as the case may be) for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in the Federal Reserve Statistical Release H.15(519) during the week following such day), or if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time on such day (or, if such day shall not be a Business Day, on the next preceding Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by the Administrative Agent.

           "Total Credit Percentage" shall mean, as to any Lender at any time, the percentage of the aggregate Revolving Credit Commitments, aggregate Tranche A Term Loan Commitments and aggregate Tranche B Term Loan Commitments then constituted by such Lender's Revolving Credit Commitment, Tranche A Term Loan Commitment and Tranche B Term Loan Commitment (it being agreed that upon termination or expiration of the Revolving Credit Commitments, or, as to the Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments, after the Closing Date, the Total Credit Percentage of any Lenders shall be determined, (i) in the case of the termination or expiration of the Revolving Credit Commitments, by reference to the Aggregate Revolving Credit Exposure of the Revolving Credit Lenders and such Lender's Revolving Credit Exposure; and (ii) as to the Tranche A Term Loans or the Tranche B Term Loans, by reference to the aggregate principal amount of the Tranche A Term Loans or the Tranche B Term Loans of the Lenders, as the case may be, and the aggregate principal amount of such Lender's Tranche A Term Loans or Tranche B Term Loans, as the case may be).

           "Tranche A Term Loan" shall have the meaning provided in Section 2.1(a)(1).

           "Tranche A Term Loan Commitment" shall have the meaning provided in Section 2.1(d).

           "Tranche A Term Loan Lender" shall mean any Lender having a Tranche A Term Loan Commitment hereunder and/or a Tranche A Term Loan outstanding hereunder.

           "Tranche A Term Loan Maturity Date" shall mean March
12, 2005.

           "Tranche A Term Loan Percentage" shall mean as to any Tranche A Term Loan Lender, (a) on the Closing Date, the percentage which such Lender's Tranche A Term Loan Commitment then outstanding constitutes of the aggregate Tranche A Term Loan Commitments then outstanding or, (b) at any time after the Closing Date, the percentage which such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate Tranche A Term Loans then outstanding.

           "Tranche A Term Note" shall mean a promissory note of the Company described in Section 2.5(b) payable to a Tranche A Term Loan Lender and being substantially in the form of Exhibit B-1, evidencing the aggregate indebtedness of the Company to such Lender for Tranche A Term Loans.

           "Tranche B Term Loan" shall have the meaning provided in Section 2.1(a)(2).

           "Tranche B Term Loan Commitment" shall have the meaning in Section 2.1(e).

           "Tranche B Term Loan Lender" shall mean any Lender having a Tranche B Term Loan Commitment hereunder and/or a Tranche B Term Loan outstanding hereunder.

           "Tranche B Term Loan Maturity Date" shall mean March
12, 2007.

           "Tranche B Term Loan Percentage" shall mean as to any Tranche B Term Loan Lender, (a) on the Closing Date, the percentage which such Lender's Tranche B Term Loan Commitment then outstanding constitutes of the aggregate Tranche B Term Loan Commitments then outstanding or, (b) at any time after the Closing Date, the percentage which such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate Tranche B Term Loans then outstanding.

           "Tranche B Term Note" shall mean a promissory note of the Company described in Section 2.5(c) payable to a Tranche B Term Loan Lender and being substantially in the form of Exhibit B-2, evidencing the aggregate indebtedness of the Company to such Lender for Tranche B Term Loans.

           "Transactions" shall mean the transactions provided for in and contemplated by this Agreement and the other Financing
Documents.

           "Type" of Loan shall mean a Base Rate Loan or Eurodollar Loan.

           "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York or, where applicable as to specific Collateral, any other relevant state.

           "Unrestricted Subsidiary" shall mean any Subsidiary of the Company that meets one or more of the following criteria: (a) at the time of creation it is designated as an Unrestricted Subsidiary by the Company (which designation is approved by its Board of Directors), (b) any Subsidiary which is not wholly-owned directly by the Company or directly by a Subsidiary Guarantor,
(c) any Subsidiary created or acquired by another Unrestricted Subsidiary, (d) any Special Purpose Vehicle constituting a Subsidiary of the Company, provided, that in each case, such Unrestricted Subsidiary (1) has not acquired any Property from the Company or any Subsidiary Guarantors, except as specifically permitted by this Agreement, (2) has no Indebtedness other than Non-Recourse Debt, (3) does not at any time own any capital stock, or any warrants, options or other rights to acquire capital stock, of the Company or any Subsidiary Guarantor and (4) is not a Subsidiary Guarantor. Notice of any such designation by the Company shall be delivered by the Company to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolutions of the Board of Directors of the Company approving such designation and a certificate of a Responsible Officer certifying that such designation complies with the requirements of this definition. Such designation shall become effective upon receipt by the Administrative Agent of the foregoing. Each

Unrestricted Subsidiary designated hereunder shall continue to be treated as an Unrestricted Subsidiary for purposes of this Agreement until the Company shall deliver notice to the Administrative Agent pursuant to and in compliance with
Section 6.17.

           "U.S. Subsidiary" shall mean all Subsidiaries of the Company organized under the laws of any state, territory or subdivision of the United States.

           "Voting Stock" of any Person shall mean the Equity of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

      Section 1.2 Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the Financial Statements, except for changes concurred with by the Company's independent public accountants, provided, that if such changes affect the results of the calculations of the financial ratios required under Section
6.1 (as compared to the results obtained by applying GAAP in effect on the Closing Date), the Company and the Administrative Agent (acting on behalf and at the direction of the Required Lenders) agree to negotiate in good faith to adjust such financial ratios in order to make them comparable after giving effect to such change in GAAP.

      Section 1.3 Other Definitional Terms. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule, exhibit and like references are to this Agreement unless otherwise specified.


                            ARTICLE 2
                    AMOUNT AND TERMS OF LOANS

      Section  2.1   Loans and Commitments.

           (a) Loans. Subject to the terms and conditions and relying on the representations and warranties contained herein,
(1) each Tranche A Term Loan Lender severally agrees to make, on the Closing Date, term loans pursuant to its Tranche A Term Loan Commitment (each a "Tranche A Term Loan") to the Company; (2) each Tranche B Term Loan Lender severally agrees to make, on the Closing Date, term loans pursuant to its Tranche B Term Loan Commitment (each a "Tranche B Term Loan") to the Company; and (3) on any Business Day from and after the Closing Date, but prior to the Revolving Credit Maturity Date, each Revolving Credit Lender severally agrees to make revolving credit loans (each a "Revolving Credit Loan") to the Company. Except in connection with a continuation or conversion pursuant to Section 2.11, any Term Loan that is repaid or prepaid may not be reborrowed.

           (b) Types of Loans. The Revolving Credit Loans and the Term Loans made pursuant hereto by each Lender shall, at the option of the Company, be either Base Rate Loans or Eurodollar Loans and may be continued or converted pursuant to Section 2.11, provided, that except as otherwise specifically provided herein, all Loans made pursuant to the same Borrowing shall be of the same Type.

           (c) Revolving Credit Commitments. Each Revolving Credit Lender's Revolving Credit Exposure shall not exceed at any time the amount set forth opposite such Lender's name on Annex I under the caption "Revolving Credit Commitment" (as the same may be reduced pursuant to Section 2.9 or otherwise from time to time modified pursuant to Section 9.7, its "Revolving Credit Commitment," and collectively for all Revolving Credit Lenders, the "Revolving Credit Commitments"); provided, however, that the Aggregate Revolving Credit Exposure at any one time outstanding shall not exceed the Maximum Available Amount in effect at such time; and, provided, further, the aggregate principal amount of all Revolving Credit Loans at any one time outstanding shall not exceed the difference between (1) the Maximum Available Amount in effect at such time and (2) the aggregate amount of all Letter of Credit Liabilities at such time. There may be more than one Borrowing with respect to Revolving Credit Loans on any day. Within the foregoing limits and subject to the conditions set out in Article III, the Company may obtain Borrowings of Revolving Credit Loans, repay or prepay such Revolving Credit Loans, and reborrow such Revolving Credit Loans.

           (d) Tranche A Term Loan Commitments. The Tranche A Term Loans made hereunder by each Tranche A Term Loan Lender shall not exceed in aggregate principal amount outstanding the amount set forth opposite such Lender's name on Annex I under the caption "Tranche A Term Loan Commitment" (as the same may be from time to time modified pursuant to Section 9.7), and the aggregate principal amount of Tranche A Term Loans outstanding for all Tranche A Term Loan Lenders shall not exceed the amount set forth on Annex I under the caption "Tranche A Term Loan Commitments". Any portion of each such Lender's Tranche A Term Loan Commitment not utilized on the Closing Date shall be permanently canceled.

           (e) Tranche B Term Loan Commitments. The Tranche B Term Loans made hereunder by each Tranche B Term Loan Lender shall not exceed in aggregate principal amount outstanding the amount set forth opposite such Lender's name on Annex I under the caption "Tranche B Term Loan Commitment" (as the same may be from time to time modified pursuant to Section 9.7), and the aggregate principal amount of Tranche B Term Loans outstanding for all Tranche B Term Loan Lenders shall not exceed the amount set forth on Annex I under the caption "Tranche B Term Loan Commitments". Any portion of each such Lender's Tranche B Term Loan Commitment not utilized on the Closing Date shall be permanently canceled.

           (f) Amounts of Borrowings, etc. The aggregate principal amount of each Borrowing (1) of Eurodollar Loans shall be not less than $3,000,000 and shall be in an integral multiple of $100,000, and (2) of Base Rate Loans hereunder shall be not less than $1,000,000 and shall be in an integral multiple of $100,000, except that any Borrowing of Revolving Credit Loans that are Base Rate Loans may be in the aggregate amount of the unused Maximum Available Amount in effect at such time. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Company shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than eight separate Borrowings of Eurodollar Loans being outstanding at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

      Section  2.2   Borrowing Requests.

           (a) Borrowing Requests. Whenever the Company desires to make a Borrowing hereunder, it shall give Advance Notice in the form of a Borrowing Request, specifying, subject to the provisions hereof, (1) if, but only if, such Borrowing Request is regarding Loans to be made on the Closing Date, whether such Borrowing will be Revolving Credit Loans, Tranche A Term Loans or Tranche B Term

Loans, (2) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (3) the date of Borrowing (which shall be a Business Day), (4) whether the Loans being made pursuant to such Borrowing are to be Base Rate Loans or Eurodollar Loans, and (5) in the case of Eurodollar Loans, the Interest Period to be applicable thereto. After the Closing Date, the Company may deliver Borrowing Requests only for the purpose of requesting Revolving Credit Loans.

           (b) Notice by Administrative Agent. The Administrative Agent shall promptly give each Applicable Lender telecopy or telephonic notice (and, in the case of telephonic notices, confirmed by telecopy or otherwise in writing) of the proposed Borrowing, of such Lender's Applicable Percentage thereof and of the other matters covered by the Advance Notice. The Company hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice, absent manifest error.

      Section  2.3   Letters of Credit.

           (a) Issuance of Letters of Credit. Subject to the terms and conditions hereof, the Company shall have the right, in addition to Revolving Credit Loans provided for in Section 2.1, to utilize the Revolving Credit Commitments from time to time prior to the Revolving Credit Maturity Date by obtaining the issuance of letters of credit for the account of the Company by an Issuing Bank if the Company shall so request in the notice referred to in Section 2.3(b)(1) (such letters of credit being collectively referred to as the "Letters of Credit"); provided, however, that the Aggregate Revolving Credit Exposure at any one time outstanding shall not exceed the Maximum Available Amount in effect at such time and the aggregate of all Letter of Credit Liabilities at any one time outstanding shall not exceed $40,000,000. The Letters of Credit shall be denominated in Dollars and may be issued to support the obligations of the Company or any of the Subsidiary Guarantors. Upon the date of the issuance of a Letter of Credit, the applicable Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Revolving Credit Lender, and each Revolving Credit Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuing Bank, a participation, to the extent of such Lender's Revolving Credit Percentage, in such Letter of Credit and the related Letter of Credit Liabilities. No Letter of Credit issued pursuant to this Agreement shall have an expiry date that exceeds the date which is five Business Days prior to the Revolving Credit Maturity Date. Any Letter of Credit may give the beneficiary thereof the right to draw upon the Letter of Credit upon its expiry date. The Company and the Lenders agree that, as of the Closing Date, the Outstanding Letters of Credit shall for all purposes of this Agreement be deemed to be Letters of Credit issued under and pursuant to the terms of this Agreement.

           (b) Additional Letter of Credit Provisions. The following additional provisions shall apply to each Letter of
Credit:

                (1) The Company shall give the Administrative Agent and the Issuing Bank at least five Business Days' prior notice (effective upon receipt), or in each case, such shorter period as may be agreed to by the Administrative Agent and such Issuing Bank, specifying the date such Letter of Credit is to be issued (which shall be a Business Day) and the Issuing Bank and describing: (A) the face amount of the Letter of Credit, (B) the expiration date of the Letter of Credit, (C) the name and address of the beneficiary, (D) information concerning the transaction proposed to be supported by such Letter of Credit as the Administrative Agent or such Issuing Bank may reasonably request, (E) such other information and documents relating to the Letter of Credit as the Administrative Agent or such Issuing Bank may reasonably request, and (F) a precise description of documents and the verbatim text of any certificate to be presented by the beneficiary, which, if presented prior to the expiry date of the Letter of Credit, would require such Issuing Bank to make payment under the Letter of Credit, provided, that such Issuing Bank, in its reasonable judgment, may require changes in such documents and certificates; and, provided, further, that no Issuing Bank shall be required to issue any Letter of Credit that on its terms requires payment thereunder prior to the next Business Day following receipt by such Issuing Bank of such documents and certificates. Each such notice shall be accompanied by the applicable Issuing Bank's Application and by a certificate executed by a Responsible Officer setting forth calculations evidencing availability for such Letter of Credit pursuant to Section 2.3(b)(2) and stating that all conditions precedent to such issuance have been satisfied. Each Letter of Credit shall, to the extent not inconsistent with the express terms hereof or the applicable Application, be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (together with any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce, the "UCP"), and shall, as to matters not governed by the UCP, be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                (2) No Letter of Credit may be issued if after giving effect thereto the Aggregate Revolving Credit Exposure would exceed the Maximum Available Amount. On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or have been terminated, the Revolving Credit Commitment of each Revolving Credit Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's Revolving Credit Percentage of the amount of the Letter of Credit Liabilities related to such Letter of Credit.

                (3) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, the Issuing Bank shall promptly notify the Company and the Administrative Agent of such demand (provided that the failure of an Issuing Bank to give such notice shall not affect the Reimbursement Obligations of the Company hereunder) and the Company shall immediately, and in any event no later than 11:00 a.m. (Houston, Texas time) on the date of such drawing, reimburse the Administrative Agent for the account of the applicable Issuing Bank for any amount paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind in an amount, in same day funds, equal to the amount of such drawing. Unless prior to 11:00 a.m. (Houston, Texas time) on the date of such drawing, the Company shall have either notified the Issuing Bank and the Administrative Agent that the Company intends to reimburse the Administrative Agent for the account of the applicable Issuing Bank for the amount of such drawing with funds other than the proceeds of Revolving Credit Loans or delivered to the Administrative Agent a Borrowing Request for Revolving Credit Loans in an amount equal to such drawing, the Company will be deemed to have given a Borrowing Request to the Administrative Agent requesting that the Revolving Credit Lenders make Revolving Credit Loans which shall be Base Rate Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing, provided, that such Loans shall be subject to
      (A) the satisfaction of the conditions in Article 3 and (B) the existence of Revolving Credit Loan availability pursuant to Section 2.1(c) hereof (after giving effect to repayment of the applicable Reimbursement Obligations with the proceeds of the proposed Revolving Credit Loans). Subject to the preceding sentence, if so requested by the Administrative Agent, each of the Revolving Credit Lenders shall, on the date of such drawing, make such Revolving Credit Loans in an amount equal to such Lender's Revolving Credit Percentage of such drawing or the full amount of the unused Revolving Credit Loan available pursuant to
      Section 2.1(c), as applicable, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the applicable Issuing Bank to the extent of such proceeds.

                (4) If the Company fails to reimburse the applicable Issuing Bank as provided in clause (3) above for any reason, including, but not limited to, failure to satisfy the conditions in Article 3 or insufficient unused Revolving Credit Loan availability pursuant to Section 2.1(c), such Issuing Bank shall promptly notify the Administrative Agent and the Administrative Agent shall notify each Revolving Credit Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein based on such Lender's Revolving Credit Percentage. Each Revolving Credit Lender will pay to the Administrative Agent for the account of the applicable Issuing Bank on the date of such notice an amount equal to such Lender's Revolving Credit Percentage of such unreimbursed drawing (or, if such notice is made after 1:00 p.m. (Houston, Texas time) on such date, on the next succeeding Business Day). If any Revolving Credit Lender fails to make available to such Issuing Bank the amount of such Lender's participation in such Letter of Credit as provided in this clause (4), such Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. Nothing in this clause (4) shall be deemed to prejudice the right of any Revolving Credit Lender to recover from such Issuing Bank any amounts made available by such Lender to such Issuing Bank pursuant to this clause (4) if it is finally judicially determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Bank was wrongful and such wrongful payment was the result of gross negligence or willful misconduct on the part of such Issuing Bank. The applicable Issuing Bank shall promptly pay to the Administrative Agent and the Administrative Agent to each Revolving Credit Lender such Lender's Revolving Credit Percentage of all amounts received from the Company for payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to such Issuing Bank in respect of such Letter of Credit pursuant to this clause (4).

                (5) The issuance by the applicable Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article 3, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to such Issuing Bank, and that the Company shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as such Issuing Bank shall have reasonably requested and that are not inconsistent with the terms of this Agreement including the applicable Issuing Bank's Application therefor. In the event of a conflict between the terms of this Agreement and the terms of any Application, the terms of this Agreement shall control.

                (6) AS BETWEEN THE COMPANY AND ANY ISSUING BANK, THE COMPANY ASSUMES ALL RISKS OF THE ACTS AND OMISSIONS OF OR MISUSE OF THE LETTERS OF CREDIT ISSUED BY SUCH ISSUING BANK BY THE RESPECTIVE BENEFICIARIES OF SUCH LETTERS OF CREDIT. IN FURTHERANCE AND NOT IN LIMITATION OF THE FOREGOING, SUCH ISSUING BANK SHALL NOT BE RESPONSIBLE: (A) FOR THE FORM, VALIDITY, SUFFICIENCY, ACCURACY, GENUINENESS OR LEGAL EFFECT OF ANY DOCUMENT SUBMITTED BY ANY PERSON IN CONNECTION WITH THE APPLICATION FOR OR ISSUANCE OF SUCH LETTERS OF CREDIT, EVEN IF IT SHOULD IN FACT PROVE TO BE IN ANY OR ALL RESPECTS INVALID, INSUFFICIENT, INACCURATE, FRAUDULENT OR FORGED; (B) FOR THE VALIDITY OR SUFFICIENCY OF ANY INSTRUMENT TRANSFERRING OR ASSIGNING OR PURPORTING TO TRANSFER OR ASSIGN ANY SUCH LETTER OF CREDIT OR THE RIGHTS OR BENEFITS THEREUNDER OR PROCEEDS THEREOF, IN WHOLE OR IN PART, WHICH MAY PROVE TO BE INVALID OR INEFFECTIVE FOR ANY REASON; (C) FOR ERRORS, OMISSIONS, INTERRUPTIONS OR DELAYS IN TRANSMISSION OR DELIVERY OF ANY MESSAGES, BY MAIL, CABLE, TELEGRAPH, TELEX OR OTHERWISE, WHETHER OR
      NOT THEY ARE IN CIPHER; (D) FOR ERRORS IN INTERPRETATION OF

      TECHNICAL TERMS; (E) FOR ANY LOSS OR DELAY IN THE TRANSMISSION OR OTHERWISE OF ANY DOCUMENT REQUIRED IN ORDER TO MAKE A DRAWING UNDER ANY SUCH LETTER OF CREDIT OR OF THE PROCEEDS THEREOF; (F) FOR THE MISAPPLICATION BY THE BENEFICIARY OF ANY SUCH LETTER OF CREDIT OF THE PROCEEDS OF ANY DRAWING UNDER SUCH LETTER OF CREDIT; AND (G) FOR ANY CONSEQUENCES ARISING FROM CAUSES BEYOND THE CONTROL OF SUCH ISSUING BANK, INCLUDING, WITHOUT LIMITATION, THE ACTIONS OF ANY GOVERNMENTAL AUTHORITY. NONE OF THE ABOVE SHALL AFFECT, IMPAIR, OR PREVENT THE VESTING OF ANY OF SUCH ISSUING BANK'S RIGHTS OR POWERS HEREUNDER. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS CLAUSE (6), THE COMPANY SHALL NOT ASSUME ANY RISK, AND SHALL HAVE NO OBLIGATION TO INDEMNIFY AN ISSUING BANK, IN RESPECT OF ANY LIABILITY INCURRED BY SUCH ISSUING BANK ARISING PRIMARILY OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH ISSUING BANK, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION.

                (7) Each Issuing Bank will send to the Company and the Administrative Agent immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto. Upon issuance of any Letter of Credit or an amendment thereto, the Administrative Agent shall promptly notify each Revolving Credit Lender of the terms of such Letter of Credit or amendment thereto, the Issuing Bank for such Letter of Credit or amendment thereto, and of such Lender's Revolving Credit Percentage of the amount of such Letter of Credit or amendment thereto, and the Administrative Agent shall provide to each Revolving Credit Lender a copy of such Letter of Credit or such amendment thereto. Upon cancellation or termination of any Letter of Credit, the Issuing Bank shall promptly notify the Administrative
      Agent and the Company, and the Administrative Agent will then promptly notify each Revolving Credit Lender, of such cancellation or termination.

                (8) The obligation of the Company to reimburse each Issuing Bank for Reimbursement Obligations with regard to the Letters of Credit issued by it and the obligations of the Revolving Credit Lenders under clause (4) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and under all circumstances including, without limitation, the following circumstances:

                     (A)  any lack of validity or enforceability
                          of any Letter of Credit;

                     (B)  the existence of any claim, set-off,
                          defense or other right that the Company
                          may have at any time against a
                          beneficiary or any transferee of any
                          Letter of Credit (or any Persons for
                          whom any such transferee may be
                          acting), any Lender or any other
                          Person, whether in connection with this
                          Agreement, the transactions
                          contemplated herein or any unrelated
                          transaction (including any underlying
                          transaction between the Company or one
                          of its Subsidiaries and the beneficiary
                          for which the Letter of Credit was
                          procured) other than a defense based on
                          the gross negligence (AS OPPOSED TO
                          ORDINARY NEGLIGENCE) or willful
                          misconduct of such Issuing Bank, as
                          finally judicially determined by a
                          court of competent jurisdiction;

                     (C)  any draft, demand, certificate or any
                          other document presented under any
                          Letter of Credit is proved to be
                          forged, fraudulent, invalid or
                          insufficient in any respect or any
                          statement therein is untrue or
                          inaccurate in any respect;

                     (D)  any adverse change in the condition
                          (financial or otherwise) of the
                          Company;

                     (E)  any breach of this Agreement or any
                          other Financing Document by the
                          Company, Administrative Agent or any
                          Lender (other than the applicable
                          Issuing Bank);

                     (F)  any other circumstance or happening
                          whatsoever which is similar to any of
                          the foregoing, provided, that such
                          other occurrence or happening is not
                          the result of the gross negligence (AS
                          OPPOSED TO ORDINARY NEGLIGENCE) or
                          willful misconduct of such Issuing
                          Bank, as finally judicially determined
                          by a court of competent jurisdiction;
                          or

                     (G)  the fact that a Default shall have
                          occurred and be continuing.

      Section  2.4   Disbursement of Funds.

           (a) Availability. No later than 1:00 p.m. (Houston time) on the date of each Borrowing of a Base Rate Loan, and 11:00 a.m. (Houston time) on the date of each Borrowing of a Eurodollar Loan, each Lender will make available to the Administrative Agent such Lender's Applicable Percentage of the amount (if any) by which the principal amount of the Borrowing requested to be made on such date by such Lender exceeds the principal amount of Loans (if any) of such Lender maturing on such date, in Dollars and in immediately available funds at the Payment Office. The Administrative Agent will make available to the Company at the Payment Office the aggregate of the amounts (if any) so made available by the Lenders by depositing such amounts, in immediately available funds, to an account of the Company at the Administrative Agent designated by the Company for such purpose. To the extent that Revolving Credit Loans mature or Reimbursement Obligations are due and owing on the date of a requested Borrowing of Revolving Credit Loans, the Revolving Credit Lenders shall apply the proceeds of the Revolving Credit Loans then being made, to the extent thereof, to the repayment of such maturing Revolving Credit Loans or Reimbursement Obligations, such Revolving Credit Loans or Reimbursement Obligations and repayments intended to be a contemporaneous exchange.

           (b) Funds to the Administrative Agent. Unless the Administrative Agent shall have been notified by any Applicable Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's Applicable Percentage of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent may make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of a Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Effective Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Company, and the Company shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for the Borrowing which includes such amount paid. Nothing in this Section shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Company may have against any Lender as a result of any default by such Lender hereunder.

           (c) Lenders' Responsibilities. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder, and each Lender shall be obligated to make only such Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment hereunder.

      Section  2.5   Notes and Amortization.

           (a) Revolving Credit Notes. If requested by any Revolving Credit Lender, the Company's obligation to pay the principal of, and interest on, the Revolving Credit Loans made by each such Revolving Credit Lender shall be further evidenced by the Company's issuance, execution and delivery of a Revolving Credit Note payable to the order of each such Lender in the amount of such Lender's Revolving Credit Commitment and shall be dated as of the date of issuance of such Revolving Credit Note. The principal amount of each Revolving Credit Note shall be payable on or before the Revolving Credit Maturity Date.

           (b) Tranche A Term Notes and Amortization. If requested by any Tranche A Term Loan Lender, the Company's obligation to pay the principal of, and interest on, the Tranche A Term Loans made by each such Tranche A Term Loan Lender shall be further evidenced by the Company's issuance, execution and delivery of a Tranche A Term Note payable to the order of each such Lender in the principal amount of such Lender's Tranche A Term Loan Commitment (if issued on the Closing Date) or in the principal amount of such Lender's Tranche A Term Loans (if issued after the Closing Date), and dated as of the date of issuance of such Tranche A Term Note. The aggregate principal amount of the Tranche A Term Loans of all Tranche A Term Loan Lenders shall be payable in quarterly installments of the amounts set forth below (in each case, as reduced by the application of any prepayments pursuant to Section 2.10):

   Quarterly Date        Amount           Quarterly Date        Amount
   --------------        ------           --------------        ------

June 30,1998          $1,250,000.00    March 31, 2002        $3,500,000.00
September 30, 1998    $1,250,000.00    June 30, 2002         $4,250,000.00
December 31, 1998     $1,250,000.00    September 30, 2002    $4,250,000.00
March 31, 1999        $1,250,000.00    December 31, 2002     $4,250,000.00
June 30, 1999         $2,000,000.00    March 31, 2003        $4,250,000.00
September 30, 1999    $2,000,000.00    June 30, 2003         $5,000,000.00
December 31, 1999     $2,000,000.00    September 30, 2003    $5,000,000.00
March 31, 2000        $2,000,000.00    December 31, 2003     $5,000,000.00
June 30, 2000         $2,750,000.00    March 31, 2004        $5,000,000.00
September 30, 2000    $2,750,000.00    June 30, 2004         $6,250,000.00
December 31, 2000     $2,750,000.00    September 30, 2004    $6,250,000.00
March 31, 2001        $2,750,000.00    December 31, 2004     $6,250,000.00
June 30, 2001         $3,500,000.00    March 12, 2005        $6,250,000.00
September 30, 2001    $3,500,000.00
December 31, 2001     $3,500,000.00


The first such quarterly installments shall be payable on June 30, 1998 and the remaining quarterly installments shall be payable on each Quarterly Date thereafter, with the final installment in the amount of the aggregate unpaid principal balance then owing being payable on or before the Tranche A Term Loan Maturity Date.

           (c) Tranche B Term Notes and Amortization. If requested by any Tranche B Term Loan Lender, the Company's obligation to pay the principal of, and interest on, the Tranche B Term Loans made by each such Tranche B Term Loan Lender shall be further evidenced by the Company's issuance, execution and delivery of a Tranche B Term Note payable to the order of each such Lender in the principal amount of such Lender's Tranche B Term Loan Commitment (if issued on the Closing Date) or in the principal amount of such Lender's Tranche B Term Loans (if issued after the Closing Date), and dated as of the date of issuance of such Tranche B Term Note. The aggregate principal amount of the Tranche B Term Loans of all Tranche B Term Loan Lenders shall be payable in quarterly installments in the amounts set forth below (in each case, as reduced by the application of any prepayments pursuant to Section 2.10):

 Quarterly Date        Amount         Quarterly Date         Amount
 --------------        ------         --------------         ------
June 30, 1998         $75,000       March 31, 2003            $75,000
September 30, 1998    $75,000       June 30, 2003             $75,000
December 31, 1998     $75,000       September 30, 2003        $75,000
March 31, 1999        $75,000       December 31, 2003         $75,000
June 30, 1999         $75,000       March 30, 2004            $75,000
September 30, 1999    $75,000       June 30, 2004             $75,000
December 31, 1999     $75,000       September 30, 2004        $75,000
March 30, 2000        $75,000       December 31, 2004         $75,000
June 30, 2000         $75,000       March 30, 2005            $75,000
September 30, 2000    $75,000       June 30, 2005             $75,000
December 31, 2000     $75,000       September 30, 2005        $75,000
March 30, 2001        $75,000       December 31, 2005         $75,000
June 30, 2001         $75,000       March 30, 2006            $75,000
September 30, 2001    $75,000       June 30, 2006         $24,400,000
December 31, 2001     $75,000       September 30, 2006    $24,400,000
March 30, 2002        $75,000       December 31, 2006     $24,400,000
June 30, 2002         $75,000       March 12, 2007        $24,400,000
September 30, 2002    $75,000
December 31, 2002     $75,000


The first such quarterly installment shall be payable on June 30, 1998, and the remaining quarterly installments shall be payable on each Quarterly Date thereafter, with the final installment in the amount of the aggregate unpaid principal balance then owing being payable on or before the Tranche B Term Loan Maturity Date.

      Section  2.6   Interest.  In all cases subject to
Section 9.12:

           (a) Base Rate Loans. Subject to Section 2.6(c), the Company agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date thereof until payment in full thereof at a rate per annum which shall be, for any day, equal to the sum of the Applicable Margin plus the Base Rate in effect on such day, but in no event to exceed the Highest Lawful Rate. The term "Base Rate" shall mean, for any day, the highest of (1) the Prime Rate in effect on such day, (2) one-half of one percent (1/2%) plus the Federal Funds Effective Rate in effect for such day (rounded upwards, if necessary, to the nearest 1/16th of 1%), and (3) one percent (1%) plus the Base CD Rate in effect on such day, but in no event to exceed the Highest Lawful Rate. For purposes of this Agreement, any change in the Base Rate due to a change in the Three-Month Secondary CD Rate, the Federal Funds Effective Rate, or the Prime Rate shall be effective as of the opening of business on the effective date of such change in the Three-Month Secondary CD Rate, the Federal Funds Effective Rate, or the Prime Rate, as the case may be. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate and the Three-Month Secondary CD Rate for any reason, including but not limited to the inability of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

           (b) Eurodollar Loans. Subject to Section 2.6(c), the Company agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date thereof until payment in full thereof at a rate per annum which shall be the sum of the relevant Applicable Margin plus the Eurodollar Rate, but in no event to exceed the Highest Lawful Rate.

           (c) Default Interest. If the Company shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder or under any Financing Document, by acceleration or otherwise, the Company shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) at a rate per annum equal to (1) in the case of any Eurodollar Loan, the rate that would be applicable under Section 2.6(b) to such Eurodollar Loan, plus 2% per annum, and (2) in the case of any other amount, the rate that would be applicable under Section 2.6(a) to a Base Rate Loan, plus 2% per annum.

           (d) Interest Payment Dates. Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of payment in full thereof. Interest on each Eurodollar Loan shall be payable on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after maturity, on demand. Interest on each Base Rate Loan shall be payable on each Quarterly Date, commencing on the first of such days to occur after such Loan is made, at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

           (e) Notice by the Administrative Agent. The
Administrative Agent, upon determining the Eurodollar Rate for any Interest Period, shall promptly notify by telecopy or telephone (in the case of telephonic notices, confirmed by telecopy or otherwise in writing) or in writing the Company and the Applicable Lenders.

      Section 2.7 Interest Periods. In connection with each Borrowing of Eurodollar Loans, the Company shall elect an Interest Period to be applicable to such Borrowing, which Interest Period shall begin on and include, as the case may be, the date selected by the Company pursuant to Section 2.2(a), the conversion date or the date of expiration of the then current Interest Period applicable thereto, and end on but exclude the date which is either one, two, three or six months thereafter, as selected by the Company, provided, that:

           (a) Business Days. If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, further, that if any Interest Period (other than in respect of a Borrowing of Eurodollar Loans the Interest Period of which is expiring pursuant to Section 2.15(b) hereof) would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

           (b) Month End. Any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to Section 2.7(c) below, end on the last Business Day of a calendar month;

           (c) Payment Limitations. No Interest Period shall extend beyond any date that any principal payment or prepayment is scheduled to be due unless the aggregate principal amount of Borrowings which are Borrowings of Base Rate Loans or which have Interest Periods which will expire on or before such date, less the aggregate amount of any other principal payments or prepayments due during such Interest Period, is equal to or in excess of the amount of such principal payment or prepayment; and

           (d) Maturity Dates. No Interest Period with regard to Revolving Credit Loans shall extend beyond the Revolving Credit Maturity Date, no Interest Period with regard to Tranche A Loans shall extend beyond the Tranche A Term Loan Maturity Date and no Interest Period with regard to Tranche B Term Loans shall extend beyond the Tranche B Term Loan Maturity Date.

      Section  2.8   Repayment of Loans.

           (a) The Company hereby unconditionally and without set-off, deduction or counterclaim promises to pay to the Administrative Agent for the account of (1) each Revolving Credit Lender, the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Maturity Date; (2) each Tranche A Term Loan Lender, the amounts specified in Sections 2.5(b) and 2.10(b), respectively, on the dates specified in Sections 2.5(b) and 2.10(b), respectively (or such earlier date on which the Tranche A Term Loans become due and payable pursuant to Article 7); and (3) each Tranche B Term Loan Lender, the amounts specified in Sections 2.5(c) and 2.10(b), respectively, on the dates specified in Sections 2.5(c) and 2.10(b), respectively (or such earlier date on which the Tranche B Term Loans become due and payable pursuant to Article 7). The Company hereby further agrees to pay, without set-off, deduction or counterclaim, interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.6.

           (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Lender resulting from each Loan of such Lender from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

           (c) The Administrative Agent shall maintain the Register pursuant to Section 9.7(d), and a subaccount therein for each Lender, in which shall be recorded (1) the amount of each Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (2) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder, and (3) both the amount of any sum received by the Administrative Agent hereunder from the Company and each Lender's Applicable Percentage thereof.

           (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loans made to the Company by such Lender in accordance with the terms of this Agreement.

      Section  2.9   Termination or Reduction of Commitments.

           (a) Voluntary Termination or Reduction of Revolving Credit Commitments. The Company may, upon at least three Business Days' notice to the Administrative Agent, terminate entirely at any time, or partially reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple of $1,000,000, the unused portions of the Revolving Credit Commitments, provided, that any such reduction shall apply proportionately to the Revolving Credit Commitment of each Revolving Credit Lender. If the Revolving Credit Commitments are terminated in their entirety, all accrued commitment fees with respect thereto shall be payable on the effective date of such termination.

           (b) Mandatory Termination of Revolving Credit Commitments. At any time the Company becomes obligated to prepay all or part of the Senior Subordinated Notes, the Revolving Credit Commitments shall, prior to any prepayment of the Senior Subordinated Notes, automatically and without notice, terminate, and the Company shall, prior to any prepayment of the Senior Subordinated Notes, make any mandatory prepayments required pursuant to Section 2.10(a).

           (c) Term Loan Commitments. Any or all of the Term Loan
Commitments remaining unused shall automatically terminate at 5:00 p.m. (Houston time) on the Closing Date.

      Section  2.10  Prepayments.

           (a) Mandatory Revolving Credit Prepayments. If at any time the Aggregate Revolving Credit Exposure is in excess of the Maximum Available Amount, the Company shall immediately pay to the Administrative Agent, for the account of the Revolving Credit Lenders, the amount of such excess to be applied (1) as a prepayment of the Revolving Credit Loans and Reimbursement Obligations outstanding and (2) after payment in full of the Revolving Credit Loans and Reimbursement Obligations outstanding, as Cover for the Letter of Credit Liabilities in an amount of such remaining excess. Any such prepayment or Cover shall be payable or provided in full on the date on which the reduction or termination of the Commitments pursuant to Section 2.9 becomes effective.

           (b) Mandatory Term Loan Prepayments.

                (1) On or before each April 15th, commencing on April 15, 1999, the Company shall deliver to the Administrative Agent the Company's calculation of its Consolidated Excess Cash Flow for the Fiscal Year ended on the previous December 31st. On the third day after delivery of the notice provided above, but in no event later than April 18th, the Company shall prepay (by payment to the Administrative Agent for distribution to the Term Loan Lenders as provided below) an aggregate principal amount of Term Loans equal to 50% of Consolidated Excess Cash Flow for any Fiscal Year (or other applicable period as provided above) less the amount of any voluntary prepayments of Term Loans made by the Company as permitted in Section 2.10(c) during such Fiscal Year (or other applicable period) (provided, that other Indebtedness of the Company and its Subsidiaries has not been used to effect such repayment of Term Loans).

                (2) At any time the Company elects to defease the Senior Subordinated Notes pursuant to Article VIII of the Senior Subordinated Notes Indenture or becomes obligated to prepay all or part of the Senior Subordinated Notes, the Company shall, prior to any such defeasment or prepayment of the Senior Subordinated Notes, prepay the Term Loans in full.

                (3) At any time the Company or any Subsidiary Guarantor shall receive Net Proceeds from a Recovery Event or Asset Sale then, unless a Reinvestment Notice shall be delivered in respect thereof, 100% of such Net Proceeds shall be applied on such date toward the prepayment of Term Loans, provided, that notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Recovery Event or Asset Sale shall be applied toward the prepayment of Term Loans.

                (4) At any time the Company shall receive Net
      Proceeds from an HQ Sale/Leaseback, 100% of such Net
      Proceeds shall be applied on such date toward the prepayment of Term Loans.

                (5) At any time PM Holdings shall receive Net
      Proceeds from any issuance or sale of debt securities or instruments, 100% of such Net Proceeds shall be applied on such date toward the prepayment of the Term Loans.

                (6) At any time (i) PM Holdings, the Company or any Subsidiary Guarantor shall receive Net Proceeds from any issuance or sale of Equity securities to a Person other than Koch Industries or a wholly-owned Subsidiary of Koch Industries, or (ii) any Unrestricted Subsidiary shall receive Net Proceeds from any issuance or sale of Equity securities pursuant to a 144A or public offering, 50% of such Net Proceeds shall be applied on such date toward the prepayment of Term Loans.

                (7) Prepayments of the Term Loans pursuant to this Section 2.10(b) shall be applied to the Tranche A Term Loans and the Tranche B Term Loans (i) pro rata based on outstanding principal amount thereof at the time of such prepayment and (ii) pro rata to the respective installments of principal thereof. Notwithstanding the foregoing, in respect of any partial prepayment of Term Loans (until such time as the Tranche A Term Loans have been repaid in full) pursuant to this Section 2.10(b), any Tranche B Term Loan Lender may, at its option, irrevocably decline receipt of its Tranche B Term Loan share of any such prepayment, and, if such Lender so declines, such share shall be applied as an additional prepayment of the Tranche A Term Loans and the other Tranche B Term Loans in accordance with the immediately preceding sentence, as further adjusted pursuant to the balance of this Section 2.10(b). In the case of any prepayment pursuant to clauses (1,) (2), (3),
      (4), (5) or (6), the Company shall provide to the Administrative Agent written notice of such prepayment at least five Business Days prior to the date such prepayment is to be made. Any Tranche B Term Loan Lender may notify the Administrative Agent and the Company of its election to decline its Tranche B Term Loan share of all such prepayments, in which event such notice shall be effective until such Lender notifies the Administrative Agent and the Company to the contrary. Any Tranche B Term Loan Lender that wishes to decline receipt of its share of any given prepayment pursuant to this Section 2.10(b), shall promptly, and in any event no later than 10:00 a.m. (Houston, Texas time) on the date following its receipt of the notice of such prepayment, notify the Company and the Administrative Agent of such election. Any Tranche B Term Loan Lender that has not provided notice pursuant to one of the two preceding sentences prior to such 10:00 a.m. deadline shall be deemed to have elected to accept such prepayment. The Administrative Agent shall promptly provide, to all such accepting Tranche B Term Loan Lenders, notice of the principal amount of the Tranche B Term Loans that such Lenders have elected to decline. Any such accepting Lender may, at its option, irrevocably decline receipt of its share of any such declined shares of such prepayment (and shall indicate in such notice whether it elects to accept or decline receipt of its share of such prepayment declined by other Lenders pursuant to this sentence), and, if such Lender so declines, such share shall be applied as an additional prepayment of the Tranche A Term Loans and the other Tranche B Term Loans in accordance with this Section 2.10(b). Any Tranche B Term Loan Lender that wishes to decline receipt of its share of such declined shares, shall promptly, and in any event no later than 10:00 a.m. (Houston, Texas time) on the date following receipt of the notice from the Administrative Agent regarding such declined shares, notify the Company and the Administrative Agent of such election. Any such accepting Lender that has not provided such notice prior to such 10:00 a.m. deadline shall be deemed to have elected to accept the full amount of its share of such prepayment.

           (c) Voluntary Prepayments. The Company may, at its option, at any time and from time to time, prepay the Loans and the Reimbursement Obligations, in whole or in part, upon giving, in the case of any Revolving Credit Loan that is a Eurodollar Loan, or any Term Loan, three Business Days' prior written notice to the Administrative Agent, and, in the case of any Revolving Credit Loan that is a Base Rate Loan, prior written notice on the same Business Day to the Administrative Agent. Such notice shall specify (1) in the case of any prepayment of Loans, the date and amount of prepayment and whether the prepayment is (A) of Term Loans or Revolving Credit Loans, or a combination thereof and (B) of Eurodollar Loans, Base Rate Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each; and (2) in the case of any prepayment of Reimbursement Obligations, the date and amount of prepayment, the identity of the applicable Letter of Credit or Letters of Credit and the amount allocable to each of such Reimbursement Obligations. Upon receipt of such notice, the Administrative Agent shall promptly notify each Applicable Lender of the contents thereof and of such Lender's Applicable Percentage of such prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (if a Eurodollar Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to Section 2.18 and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. Prepayments of (i) the Term Loans pursuant to this Section 2.10(c) shall be applied, first, to the Tranche A Term Loans and the Tranche B Term Loans (A) pro rata based on outstanding principal amount thereof at the time of such prepayment and (B) pro rata to the respective installments of principal thereof, and (ii) the Revolving Credit Loans and the Reimbursement Obligations pursuant this Section shall be applied, first, to payment of the Revolving Credit Loans then outstanding, second, to payment of any Reimbursement Obligations then outstanding and, last, to Cover any outstanding Letter of Credit Liability. Notwithstanding the foregoing, in respect of any partial prepayment of Term Loans (until such time as the Tranche A Term Loans have been repaid in full) pursuant to this Section 2.10(c), any Tranche B Term Loan Lender may, at its option, irrevocably decline receipt of its Tranche B Term Loan share of any such prepayment, and, if such Lender so declines, such share shall be applied as an additional prepayment of the Tranche A Term Loans and the other Tranche B Term Loans in accordance with the immediately preceding sentence, as further adjusted pursuant to balance of this Section 2.10(c). Any Tranche B Term Loan Lender may notify the Administrative Agent and the Company of its election to decline its Tranche B Term Loan share of all such prepayments, in which event such notice shall be effective until such Lender notifies the Administrative Agent and the Company to the contrary. Any Tranche B Term Loan Lender that wishes to decline receipt of its share of any given prepayment pursuant to this Section 2.10(c), shall promptly, and in any event no later than 10:00 a.m. (Houston, Texas time) on the date following receipt of its notice of such prepayment, notify the Company and the Administrative Agent of such election. Any Tranche B Term Loan Lender that has not provided notice pursuant to one of the two preceding sentences prior to such 10:00 a.m. deadline shall be deemed to have elected to accept such prepayment. The Administrative Agent shall promptly provide, to all such accepting Tranche B Term Loan Lenders, notice of the principal amount of the Tranche B Term Loans that such Lenders have elected to decline. Any such accepting Lender may, at its option, irrevocably decline receipt of its share of any such declined shares of such prepayment (and shall indicate in such notice whether it elects to accept or decline receipt of its share of such prepayment declined by such other Lenders pursuant to this sentence), and, if such Lender so declines, such share shall be applied as an additional prepayment of the Tranche A Term Loans and the other Tranche B Term Loans in accordance with this
Section 2.10(c). Any Tranche B Term Loan Lender that wishes to decline receipt of its share of the reallocation of such declined shares, shall promptly, and in any event no later than 10:00 a.m. (Houston, Texas time) on the date following receipt of the notice from the Administrative Agent regarding such declined shares, notify the Company and the Administrative Agent of such election. Any such accepting Lender that has not provided such notice prior to such 10:00 a.m. deadline shall be deemed to have elected to accept the full amount of its share of such prepayment. Each prepayment of Base Rate Loans shall be in the minimum principal amount of $1,000,000 and in integral multiples of $100,000 and each prepayment of Eurodollar Loans shall be in the minimum principal amount of $3,000,000 and in integral multiples of $100,000 or, in the case of either Base Rate Loans or Eurodollar Loans, the aggregate principal balance outstanding on the Term Loans or on the Revolving Credit Loans and the Reimbursement Obligations, as applicable.

           (d) Notice by Administrative Agent. Upon receipt of a notice of prepayment pursuant to this Section, the Administrative
Agent shall promptly notify each Applicable Lender of the contents thereof and of such Lender's ratable share of such prepayment.

      Section  2.11  Continuation and Conversion Options.

           (a) Continuation. The Company may elect to continue all or any part of any Borrowing of Eurodollar Loans beyond the expiration of the then current Interest Period relating thereto by giving Advance Notice (which shall be irrevocable) to the Administrative Agent of such election, specifying the Eurodollar Loans or portion thereof to be continued and the Interest Period therefor. In the absence of such a timely and proper election with regard to Eurodollar Loans, the Company shall be deemed to have elected to convert such Eurodollar Loans to Base Rate Loans pursuant to Subsection 2.11(d).

           (b) Amount of Continuations. All or part of any Eurodollar Loans may be continued as provided herein, provided, that any continuation of such Loans shall not be (as to each Borrowing of such Loans as continued for an applicable Interest Period) less than $3,000,000 and shall be in an integral multiple of $100,000.

           (c) Continuation or Conversion Upon Default. If no Default shall have occurred and be continuing, each Eurodollar Loan may be continued or converted as provided in this Section. If a Default shall have occurred and be continuing, the Company shall not have the option to elect to continue any such Eurodollar Loan pursuant to Subsection 2.11(a) or to convert Base Rate Loans to Eurodollar Loans pursuant to Subsection 2.11(e).

           (d) Conversion to Base Rate. The Company may elect to convert any Eurodollar Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving Advance Notice to the Administrative Agent of such election.

           (e) Conversion to Eurodollar Rate. The Company may elect to convert any Base Rate Loan at any time or from time to time to a Eurodollar Loan by giving Advance Notice (which shall be irrevocable) to the Administrative Agent of such election, specifying each Interest Period therefor.

           (f) Amounts of Conversions. All or any part of the outstanding Loans may be converted as provided herein, provided, that any conversion of such Loans shall not result in a Borrowing of Eurodollar Loans in an amount less than $1,000,000 and in integral multiples of $100,000.

      Section  2.12  Fees.

           (a) Revolving Credit Commitments. The Company shall pay to the Administrative Agent for the account of and distribution to each Revolving Credit Lender in accordance with its Revolving Credit Percentage a commitment fee for the period commencing on the Closing Date, to and including the Revolving Credit Maturity Date (or such earlier date as the Revolving Credit Commitments shall have been terminated entirely) computed at the rate per annum equal to the Applicable Commitment Fee Percentage on the average daily excess amount of the Revolving Credit Commitments over the Revolving Credit Exposure. The commitment fees on the Revolving Credit Commitments shall be payable in arrears on each Quarterly Date, commencing on the first Quarterly Date to occur after the Closing Date and on the Revolving Credit Maturity Date.

           (b) Letters of Credit.

                (1) As consideration for acting as the Issuing Bank with respect to any Letter of Credit, the Company will pay to the applicable Issuing Bank a fee to be agreed upon between the Company and the applicable Issuing Bank not to exceed .25% per annum on the daily average amount available for drawing on the applicable Letter of Credit, payable in arrears on each Quarterly Date. The Company shall also pay to the Issuing Bank, with respect to any issuance, amendment, transfer, or cancellation prior to expiration of any Letter of Credit and for each drawing made thereunder, documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of, and payable at the time of, such issuance, amendment, transfer, cancellation or drawing, as the case may be. All fees payable pursuant to this clause (1) shall be retained by the applicable Issuing Bank.

                (2) The Company will pay to the Administrative Agent for the account of and pro rata distribution to each Revolving Credit Lender a fee on the daily average amount available for drawings under each Letter of Credit, in each case for the period from and including the date of issuance of such Letter of Credit to and excluding the date of expiration or termination thereof computed at a per annum rate for each day equal to the Applicable Margin for Revolving Credit Loans that are Eurodollar Loans in effect on such day, payable in arrears on each Quarterly Date.

           (c) Administrative Agent Fees. The Company shall pay to the Administrative Agent such fees as are set forth in the Fee
Letter as the same has been or may be hereafter amended or supplemented, on the dates and in the manner specified therein.

      Section  2.13  Payments, etc.

           (a) Without Setoff, etc. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent on behalf of the Applicable Lenders without defense, set-off or counterclaim to the Administrative Agent not later than 11:00 a.m. Houston time on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. The Administrative Agent will promptly thereafter distribute funds in the form received relating to the payment of principal or interest or commitment fees ratably to the Applicable Lenders for the account of their respective Lending Offices, and funds in the form received relating to the payment of any other amount payable to any Lender to such Lender for the account of its Lending Office.

           (b) Non-Business Days. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (except as otherwise provided in Section 2.7 hereof) and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

           (c) Computations. All computations of interest shall be made on the basis of a year of 360 days (unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be) in the case of Eurodollar Loans or Base Rate Loans that are based upon the Federal Funds Effective Rate or the Base CD Rate, and 365 or 366 days (as the case may be) in the case of Base Rate Loans that are based upon the Prime Rate, and all computations of fees shall be made on the basis of a year of 360 days (unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, except for manifest error, be final, conclusive and binding for all purposes, provided, that such determination shall be made in good faith in a manner generally consistent with the Administrative Agent's standard practice. If the Administrative Agent and the Company determine that manifest error exists, said parties shall correct such error by way of an adjustment to the payment due on the next Quarterly Date.

      Section 2.14 Interest Rate Not Ascertainable, etc. In the event that the Administrative Agent shall have determined (which determination shall be reasonably exercised and shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Eurodollar Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, or any Lender's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate, then, and in any such event, the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to the Company and to the Lenders of such determination. Until the Administrative Agent notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make Eurodollar Loans shall be immediately suspended; any Borrowing of Eurodollar Loans that is requested (by continuation, conversion or otherwise) shall instead be made as a Borrowing of Base Rate Loans, and any outstanding Eurodollar Loan shall be converted, on the last day of the then current Interest Period applicable thereto, to a Base Rate Loan.

      Section  2.15  Illegality.

           (a) Determinations of Illegality. In the event that any Lender shall have determined (which determination shall be reasonably exercised and shall, absent manifest error, be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Loan has become unlawful as a result of compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to the Company and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to the other Lenders).

           (b) Eurodollar Loans Suspended. Upon the giving of the notice to the Company referred to in Subsection (a) above, (1) the Company's right to request (by continuation, conversion or otherwise) and such Lender's obligation to make Eurodollar Loans shall be immediately suspended, and thereafter, any requested Borrowing of Eurodollar Loans shall, as to such Lender only, be deemed to be a request for a Base Rate Loan, and (2) if the affected Eurodollar Loan or Loans are then outstanding, the Company shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Administrative Agent and the affected Lender, convert each such Eurodollar Loan into a Base Rate Loan, provided, that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Subsection.

      Section  2.16  Increased Costs.

           (a) Eurodollar Regulations, etc. If, by reason of (x) after the date hereof, the introduction of or any change (including, but not limited to, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request issued by any central bank or other Governmental Authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                (1) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Loans or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income or gross receipts of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

                (2) any reserve (including, but not limited to, any imposed by the Board of Governors of the Federal Reserve System, but excluding any such reserve requirement that is reflected in the Eurodollar Rate), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or its applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Loans or its obligations to make Eurodollar Loans shall be imposed on any Lender or its applicable Lending Office or the interbank Eurodollar market or the secondary certificate of deposit market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Loans (except to the extent already included in the determination of the applicable Eurodollar Rate) or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then the Company shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand to the Administrative Agent), pay to such Lender on demand, additional amounts determined by such Lender in a reasonable manner to be sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost and the calculation thereof, submitted to the Company and the Administrative Agent by such Lender, shall, except for manifest error, be final, conclusive and binding for all purposes.

           (b) Costs. If any Lender shall advise the Administrative Agent that at any time, because of the circumstances described in clauses (x) or (y) in Subsection 2.16(a) or any other circumstances affecting such Lender or the interbank Eurodollar market or such Lender's position in such market, the Eurodollar Rate, as determined in good faith by the Administrative Agent, will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Loans, then, and in any such event:

                (1) the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to the Company and to the Lenders of such advice;

                (2) the Company's right to request a Borrowing of Eurodollar Loans from such Lender and such Lender's obligation to make Eurodollar Loans shall be immediately suspended, any such Borrowing of Eurodollar Loans that is requested (by continuation, conversion or otherwise) shall, as to such Lender only, be deemed to be a request for a Base Rate Loan, and any such outstanding Eurodollar Loan from such Lender shall be converted, on the last day of the then current Interest Period applicable thereto, to a Base Rate Loan.

           (c) Capital Adequacy. If, by reason of (1) after the date hereof, the introduction of or any change (including, but not limited to, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (2) the compliance with any guideline or request issued by any central bank or other Governmental Authority exercising control over banks or financial institutions generally (whether or not having the force of law), affects or would affect the amount of capital required to be maintained by any Lender or any corporation controlling such Lender, and the amount of such capital is increased by or based upon the existence of such Lender's Loans or such Lender's Commitment to lend hereunder and other commitments of this type or of the Letters of Credit (or similar contingent obligations), then, upon request therefor by such Lender (with a copy of such request to the Administrative Agent), the Company shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for the increased cost of such additional capital in light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's Loans or such Lender's Commitment to lend hereunder or to the issuance or maintenance of the Letters of Credit. A certificate as to such amounts and the calculation thereof, submitted to the Company and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

           (d) Issuing Bank. The rights and benefits of the Lenders under this Section 2.16 shall also apply to any Issuing
Bank in its capacity as such.

      Section 2.17 Change of Lending Office. Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Eurodollar Loans affected by the matters or circumstances described in Sections 2.14, 2.15 or 2.16 to reduce the liability of the Company or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its discretion, provided, that such Lender shall have no obligation to so designate an alternate Lending Office located in the United States.

      Section 2.18 Funding Losses. The Company shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such amounts and shall, absent manifest error, be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, but not limited to, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Loans to the extent not recovered by the Lender in connection with the re-employment of such funds and excluding loss of anticipated profits), which the Lender may sustain: (a) if for any reason (other than a default by such Lender) a Borrowing of Eurodollar Loans does not occur on the date specified therefor in a Borrowing Request (whether or not withdrawn), including, but not limited to a failure by the Company to fulfill on the date of any Borrowing of Eurodollar Loans the conditions set forth in Article 3, or to convert or continue any Eurodollar Loan hereunder after irrevocable notice of such conversion or continuation has been given pursuant to
Section 2.11(b), (b) if any payment, prepayment or conversion of any of its Eurodollar Loans required or permitted by any other provision of this Agreement or otherwise, or any assignment of a Eurodollar Loan pursuant to Section 2.22, in each case is made or deemed made on a date which is not the last day of the Interest Period applicable thereto, or (c) if, for any reason, the Company defaults in its obligation to repay its Eurodollar Loans or interest accrued thereon as and when due and payable (at the due date thereof, whether at scheduled maturity, by acceleration, irrevocable notice of prepayment or otherwise).

      Section 2.19 Sharing of Payments, etc. If any Lender shall obtain any payment or reduction (including, but not limited to, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of any obligation of the Company hereunder (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (determined in accordance with the applicable provisions hereof) of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (a) notify each of the other Lenders and the Administrative Agent of such receipt, and (b) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided, that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation.

      Section  2.20  Taxes.

           (a) Payments Free and Clear. Any and all payments by or on account of any obligation of the Company hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided, that if the Company shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (1) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (2) the Company shall make such deductions, and (3) the Company shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

           (b) Other Taxes. In addition, the Company shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

           (c) Indemnification. The Company shall indemnify the Administrative Agent, each Lender and each Issuing Bank, upon written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Company hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

           (d) Receipts. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

           (e) Survival. Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.20 shall survive the payment in full of principal and interest hereunder.

           (f) Lender Representations and Agreements. As of the date on which any Lender becomes a party hereto, such Lender represents that it is either (1) a corporation organized under the laws of the United States of America or any state thereof,
(2) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement, or (3) entitled to complete exemption from United States withholding tax on interest imposed on or with respect to any payments of interest to be made pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party,
(B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America, or (C) because it is a recipient of portfolio interest within the meaning of Section 871(h) or 881(c) of the Code. Each Lender that is not a corporation organized under the laws of the United States of America or any state thereof shall:

                (x) provide to the Company and the Administrative Agent on or before the date of any payment by the Company hereunder, or on the date of its delivery of the Assignment and Acceptance pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Company or the Administrative Agent shall reasonably request, two accurate and complete original signed copies of either
           (A) Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "Form 4224 Certification"), or (B) Internal Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "Form 1001 Certification"). In addition, each Lender agrees that if it previously filed a Form 4224 Certification it will deliver to the Company and the Administrative Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years (or such other date as may be required in compliance with applicable law); and if it previously filed a Form 1001 Certification, it will deliver to the Company and the Administrative Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification (or such other date as may be required in compliance with applicable law); or

                (y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) furnish to the Company on or before the date of any payment by the Company, with a copy to the Administrative Agent, (A) a certificate substantially in the form of Exhibit I (any such certificate a "U.S. Tax Compliance Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments of interest to be made under this Agreement, any Notes or other Financing Documents (and to deliver to the Company and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Company or the Administrative Agent for filing and completing such forms) and (ii) agree, to the extent legally entitled to do so, upon reasonable request by the Company, to provide to the Company (for the benefit of the Company and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments of interest under this Agreement, any Notes or other Financing Documents, provided that in determining the reasonableness of a request under this clause (ii) such Lender shall be entitled to consider the cost (to the extent unreimbursed by the Company) which would be imposed on such Lender of complying with such request.

      Each Lender also agrees to deliver to the Company and the Administrative Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of the Lender at the relevant time and applicable laws permit it to do so. Except as provided immediately below, if a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Company and the Administrative Agent have received a Form 1001 Certification, Form 4224 Certification, or an Internal Revenue Service Form W-8 and a U.S. Tax Compliance Certificate, as applicable, satisfactory to them indicating that all payments, or in the case of a Lender providing such forms as are required under Section 2.20(f)(y) hereof, all payments of interest, to be made to such Lender hereunder are not subject to United States withholding tax, the Company shall be entitled to withhold taxes from such payments at the applicable statutory rate, provided that such withholding shall not increase the amount of payments for the account of such Lender to be made by the Company pursuant to Subsection 2.20(a). If a Lender determines, as a result of any change in either (i) applicable law, regulation or treaty, or in any official application thereof or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Company and the Administrative Agent of such fact and the Company shall be entitled to withhold taxes from such payments at the applicable statutory rate, it being understood that such withholding shall increase the amount of payments for the account of such Lender to be made by the Company pursuant to Section 2.20(a). Each Lender agrees to indemnify and hold the Administrative Agent harmless from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by the Administrative Agent (i) as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section or (ii) as a result of the Administrative Agent's reliance on any such form or certificate which such Lender has provided to it pursuant to this Section. Each Person that shall become a Lender or a Participant pursuant to Section 9.7 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this Section, provided that in the case of a Participant the obligations of such Participant were it a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

      Section 2.21 Pro Rata Treatment. Subject to Section 2.4(b), each Borrowing of Revolving Credit Loans shall be made, each payment on account of any commitment fee in respect of the Revolving Credit Commitments hereunder shall be allocated by the Administrative Agent, and any reduction of the Revolving Credit Commitments of the Lenders shall be allocated by the Administrative Agent, pro rata according to the relevant Revolving Credit Percentages of the Lenders. Subject to Section 2.4(b), each payment (including each prepayment) on account of principal of and interest on any Revolving Credit Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans then held by the Revolving Credit Lenders. Except as otherwise provided in Sections 2.10(b) and 2.10(c), each payment on account of principal of and interest on any Term Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Term Loans then held by the Term Loan Lenders. All proceeds (including proceeds from the realization upon the Collateral) received after acceleration of the maturity of the Loans, shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Financing Documents; second, to other Lender Indebtedness (including, without limitation, Letter of Credit Liabilities) until repaid in full pro rata to each Lender in accordance with its Total Credit Percentage; and, third, to any other Person entitled to receive such proceeds in accordance with applicable law.

      Section 2.22 Replacement of Lenders. If any Lender does not make a Eurodollar Loan pursuant to Section 2.15, is subject to increased costs pursuant to Section 2.16, fails to designate an alternate Lending Office pursuant to Section 2.17, or is owed or reasonably anticipates being owed additional amounts pursuant to
Section 2.20 and fails to take action required under Subsection 2.20(f) to avoid or reduce any such additional amounts, the Company shall have the right, if no Default then exists, to replace such Lender with another bank or financial institution with the consent of the Administrative Agent, which consent shall not be unreasonably withheld, provided, that (a) all obligations of the Company owing to the Lender being replaced (including such increased costs) that are not being assigned to the replacement lender shall be paid in full to the Lender being replaced concurrently with such replacement, (b) the replacement lender shall execute an Assignment and Acceptance pursuant to which it shall become a party hereto as provided in Section 9.7(c), and
(c) upon compliance with the provisions for assignment provided in Section 9.7(c) and the payment of amounts referred to in clause (a), the replacement lender shall constitute a "Lender" hereunder and the Lender being so replaced shall no longer constitute a "Lender" hereunder.


                            ARTICLE 3
                     CONDITIONS TO BORROWINGS

      Section 3.1 Conditions Precedent to Initial Loan and Letter of Credit. The obligation of each Applicable Lender to make a Revolving Credit Loan, each Applicable Lender to maintain its Term Loans or an Issuing Bank to issue a Letter of Credit hereunder is subject to (x) the receipt by the Administrative Agent of the following items and (y) the satisfaction (or waiver by all of the Lenders) of the following conditions:

           (a) Notes. A duly completed and executed Note for each Lender requesting the same in each case dated as of the Closing Date and made payable to the order of such Lender.

           (b) Resolutions and Incumbency Certificates.

                (1) certified copies of the resolutions of the Boards of Directors (or consents of members or partners, if applicable) of the Company, PM Holdings, and any of the

           Company's Subsidiaries that are parties to any Financing Document, dated, as to the Company, as of the Closing Date, and as to PM Holdings and the Company's Subsidiaries, as of the Closing Date, and approving, as appropriate, the Loans, the Notes, this Agreement and the other Financing Documents, and all other documents, if any, to which the Company, PM Holdings or such Subsidiary is a party and evidencing corporate authorization (or other appropriate legal authorization) with respect to such documents; and

                (2) a certificate of the Secretary or an Assistant Secretary of the Company, PM Holdings and any of the Company's Subsidiaries that are parties to any Financing Document dated as of the Closing Date, and certifying (A) the name, title and true signature of each officer of such Person authorized to execute the Notes, this Agreement, Applications and the other Financing Documents to which it is a party, (B) the name, title and true signature of each officer of such Person authorized to provide the certifications required pursuant to this Agreement including, but not limited to, certifications required pursuant to
           Section 5.2 and Borrowing Requests, and (C) that attached thereto are true and complete copies of the certificates of incorporation and bylaws (or other applicable organizational documents) of such Person, as amended to date, and recent good standing and existence certificates in each jurisdiction where such Person has operations.

           (c) Opinions of Counsel. The following opinions of counsel, in each case addressed to the Administrative Agent, the Issuing Banks and the Lenders and covering such other matters as any Administrative Agent, any Issuing Bank or the Lenders may reasonably request:

                (1) August F. Ottinger, General Counsel of PM
           Holdings and the Company dated as of the Closing Date and substantially in the form of Exhibit E-1 hereto;

                (2) Cleary, Gottlieb, Steen & Hamilton, special
           New York counsel to PM Holdings, the Company and the Subsidiary Guarantors dated as of the Closing Date, substantially in the form of Exhibit E-2; and

                (3) Local counsel to the Lenders dated as of the Closing Date, substantially in the form of Exhibit E-3 and opining as to the laws of the States in which any of the real Property listed on Schedule 4.25 is located with such changes, exceptions and assumptions as are acceptable to the Lenders.

           (d) The Security Instruments and PM Holdings Guaranty.

                (1) PM Holdings Guaranty dated as of the Closing
           Date;

                (2) Guarantee and Collateral Agreement dated as of the Closing Date executed by the Company and each Subsidiary Guarantor, (a) granting to the Administrative Agent a first priority security interest in all personal Property described therein (including 100% of the Company's and each Subsidiary Guarantor's directly owned Equity in each Subsidiary Guarantor and, to the extent not prohibited by applicable law or by such Person's organizational documents, in any other Person), as security for the Lender Indebtedness, and (b) guaranteeing the payment and performance of the Lender Indebtedness by each Subsidiary Guarantor;

                (3) PM Holdings Pledge Agreement dated as of the
           Closing Date executed by PM Holdings granting to the Administrative Agent a first priority security interest in 100% of the Equity of the Company, as security for the Lender Indebtedness;

                (4) Deeds of Trust dated as of the Closing Date covering the real property listed on Schedule 4.25;

                (5) Financing Statements, as appropriate, to perfect the security interests created by the instruments delivered under clauses (2) through (4) above;

                (6) Stock certificates and corresponding stock powers to perfect the Administrative Agent's security in the stock pledged by the instruments delivered under clauses (2) and (3) above;

                (7) Original promissory notes necessary to perfect the security interests created by the Guarantee and Collateral Agreement duly endorsed in favor of the Administrative Agent;

                (8) All Property in which the Administrative
           Agent shall, at such time, be entitled to have a Lien pursuant to this Agreement or any other Financing Document shall have been physically delivered to the possession of the Administrative Agent to the extent that such possession is necessary for the purpose of perfecting the Administrative Agent's Lien in such Collateral; and

                (9) The Cash Collateral Agreement dated as of the
Closing Date.

           (e) Insurance. A certificate of insurance coverage, dated as of the Closing Date evidencing that the Company and its Subsidiaries are carrying insurance in accordance with Section 5.1(e) together with an irrevocable agreement of Koch Industries providing that Koch Industries will provide the Administrative Agent 30 days prior written notice prior to the cancellation of any policies of insurance required by Section 5.1(e). In addition, the Administrative Agent shall have received evidence satisfactory to the Lenders that none of the improved real estate Collateral is situated in an area that has been identified by the Director of the Federal Emergency Management Agency (as to such Collateral located in the United States of America) or any other Governmental Authority as an area having special flood hazards. Should it be determined, however, that any of the real estate Collateral is situated in an area identified as having special flood hazards, the Administrative Agent shall have received a copy of the applicable flood insurance policies (or policy applications), in form and substance satisfactory to the Lenders, indicating that the maximum limits of coverage have been obtained and that the full premium therefor has been paid in full.

           (f) Title Insurance; Surveys. Mortgagee's Policies of Title Insurance, dated as of the Closing Date, in form and substance satisfactory to the Lenders insuring the Liens on the Company's real property granted pursuant to the Deeds of Trust (current surveys covering such Properties or surveyor's affidavits regarding prior surveys as required by the Administrative Agent).

           (g) Consummation of Merger. The Merger was consummated in accordance with the terms of the Merger Agreement and the Merger Agreement was not amended or modified other than with express written consent of the Lenders, subject only to the funding of the Loans. Proceeds of the new common equity in PM Holdings equal to at least $109,500,000 have been received by PM Holdings and net proceeds of the Senior Subordinated Notes of not less than $340,000,000 were received by the Company on the terms and conditions set forth in the Offering Circular related thereto dated March 6, 1998. All material conditions precedent to the Merger set forth in the Merger Agreement were satisfied and were not amended, modified or waived without the express written consent of the Lenders. All representations and warranties made by KAC and Acquisition Co. in the Merger Agreement shall be true and correct as of the Closing Date in all material respects (and KAC and Acquisition Co. certified in writing, to the Administrative Agent, the Issuing Banks and the Lenders) and were not amended, modified or waived without the express written consent of the Lenders. All documents, instruments, agreements, transfers, conveyances and bills of sale necessary for the Merger were in form reasonably satisfactory to the Lenders.

           (h) Solvency Opinion. A solvency opinion by Valuation Research Corporation, dated as of the Closing Date, addressed to the Administrative Agent, the Issuing Banks and the Lenders, stating that the Company is Solvent, before and after giving effect to the Merger and the incurrence of the Indebtedness under the Senior Subordinated Notes and the Lender Indebtedness.

           (i) Lien Searches. Lien searches reflecting no prior
      Liens on the Collateral other than Liens set forth on
      Schedule 6.3(a).

           (j) Repayment of Indebtedness Under Existing Credit Agreement and Release of Liens. Provision satisfactory to the Lenders that all Indebtedness under the Existing Credit Agreement shall have been paid in full and the commitments described therein shall have been terminated and all Liens securing the same have been released or documentation providing for the release of all such Liens shall have been duly executed by all necessary Persons and provision satisfactory to the Lenders shall have been made for delivery thereof to the Administrative Agent upon repayment of the Indebtedness under the Existing Credit Agreement.

           (k) Financial Statements and Projections. The financial condition of the Company reflected in the financial information and projections of the Company, PM Holdings and that were delivered to the Lenders by the Company under a cover letter dated February 11, 1998, have not changed in such a way as to materially and adversely affect the prospects of the Company or otherwise cause or result in a Material Adverse Effect (after giving effect to the Merger).

           (l) Pro Forma Balance Sheet. The unaudited pro forma consolidated balance sheet of the Company both immediately before and after giving effect to the Merger and the incurrence of Indebtedness under the Senior Subordinated Notes and the Lender Indebtedness, which projected pro forma consolidated balance sheet shall be (i) prepared on a basis consistent with the Financial Statements, and (ii) in form and substance reasonably satisfactory to the Lenders.

           (m) Consent Letter. The Administrative Agent shall have received a letter from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, indicating its consent to its appointment by PM Holdings, the Company and each of the Subsidiary Guarantors as its agent to receive service of process as specified in
      Section 9.8.

           (n) Environmental. (i) Environmental Report dated
      February 15, 1998, titled Purina Mills, Inc. Environmental and Safety Report, prepared by Koch Operating Group and
      Koch

      Industries, being an evaluation of the environmental and safety conditions of the properties and operations of the Company, and (ii) a reliance letter related thereto executed by Koch Industries.

           (o) Fees and Expenses. The Administrative Agent shall have received for its own account, or for the account of the Lenders, as the case may be, all fees, costs and expenses due and payable pursuant to the Fee Letter and Sections 2.12 and 9.4.

           (p) Existing Senior Subordinated Notes. At least 98% of the aggregate principal amount of the Existing Senior Subordinated Notes outstanding as of the date of the tender offer for such notes shall have been tendered and, upon funding of the Term Loans hereunder and funding of the Senior Subordinated Notes, all funds necessary to redeem the tendered Existing Senior Subordinated Notes (and to pay all accrued interest thereon) shall have been deposited with the appropriate paying agent.

           (q) Existing PM Holdings Discount Notes. All of the Existing PM Holdings Discount Notes shall have been tendered and, upon funding of the Senior Subordinated Notes, all funds necessary to redeem the Existing PM Holdings Discount Notes (and to pay all accrued interest thereon) shall have been received by the Company.

           (r) Tax Sharing Agreements.  The Tax Sharing
      Agreements dated as of the Closing Date.

           (s) Documentation. The Administrative Agent shall have received such other documents as the Administrative Agent (or any Lender acting through the Administrative Agent) may reasonably request, all in form and substance reasonably satisfactory to the Lenders.

      Section 3.2 Conditions Precedent to All Loans and Letters of Credit. At the time of the making by each Lender of each Loan and the issuance of each Issuing Bank of a Letter of Credit, including the initial Loan and Letter of Credit but not including continuations or conversions pursuant to Section 2.11 (before as well as after giving effect to such Loan and to the proposed use of the proceeds thereof):

           (a)  No Default.  There shall exist no Default;

           (b) Representations and Warranties. All
      representations and warranties contained herein and in the other Financing Documents executed and delivered on or after the Closing Date shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan or Letter of Credit (unless such representation and warranty is expressly limited to an earlier date); and

           (c) Maximum Available Amount. The Aggregate Revolving
      Credit Exposure, after giving effect to such proposed Loan or Letter of Credit, shall not exceed the Maximum Available
      Amount then in effect.

Each Borrowing Request submitted by the Company, and the acceptance by the Company of the proceeds of such Borrowing (but not including continuations or conversions pursuant to Section 2.11), shall constitute a representation and warranty by the Company, as of the date of such Borrowing, that the conditions specified in this Section 3.2 have been satisfied.

                             ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders to enter into this Agreement, the Company represents and warrants to the Lenders
(which representations and warranties made by the Company as of the Closing Date, were made assuming that the Merger had occurred on or before the Closing Date) that:

      Section 4.1 Corporate Existence. The Company and each of its Subsidiaries are duly organized, legally existing and in good standing under the laws of the jurisdictions in which they are incorporated or organized and are duly qualified as foreign entities in all jurisdictions wherein the Property owned or the business transacted by them makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

      Section 4.2 Corporate Power and Authorization. The Company is authorized and empowered to create and issue the Notes; the Company and each of its Subsidiaries are duly authorized and empowered to execute, deliver and perform the Financing Documents, including this Agreement, to which they respectively are parties; and all corporate action on the Company's part requisite for the due creation and issuance of the Notes on the Company's and each of its Subsidiaries' respective part requisite for the due execution, delivery and performance of the Financing Documents, including this Agreement, to which the Company and each of its Subsidiaries respectively are parties has been duly and effectively taken.

      Section 4.3 Binding Obligations. This Agreement does, and the Notes and other material Financing Documents to which the Company and each of its Subsidiaries respectively are parties upon their creation, issuance, execution and delivery will, when issued and delivered under this Agreement, constitute legal, valid and binding obligations of the Company and each such Subsidiary that is a party thereto, respectively, and (assuming due authorization, execution and delivery by the other parties thereto) will be enforceable against the Company and each such Subsidiary, as the case may be, in accordance with their respective terms, subject to (a) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

      Section 4.4 No Legal Bar or Resultant Lien. The execution, delivery and performance of the Notes and the other Financing Documents, including this Agreement, to which the Company or any of its Subsidiaries is a party do not and will not violate or create a default under any provisions of the articles or certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or any contract, agreement, instrument or Governmental Requirement to which the Company or any of its Subsidiaries is subject, or result in the creation or imposition of any Lien upon any Properties of the Company or any of its Subsidiaries, except for Liens created by the Financing Documents.

      Section 4.5 No Consent. The Company's and each of its Subsidiaries' respective execution, delivery and performance of the Notes and the other Financing Documents, including this Agreement, to which the Company and each such Subsidiary respectively are parties, and the consummation of the Merger do not require notice to or filing or registration with, or the authorization, consent or approval of or other action by any other Person, including, but not limited to, any Governmental Authority, except those obtained or made or where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      Section  4.6   Financial Information.

           (a) Audited Financial Statements. The audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1996 and 1997, and the related audited consolidated statements of income, retained earnings and cash flows for the years then ended, including in each case the related schedules and notes, reported on by Deloitte & Touche LLP, true copies of which have been previously delivered to the Administrative Agent, fairly present, in all material respects, the consolidated financial condition of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations for such periods, in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto).

           (b) No Material Adverse Effect. Since December 31,
1997, there has been no event or occurrence that could reasonably be expected to have a Material Adverse Effect.

      Section 4.7 Investments and Guaranties. Neither the Company nor any of its Subsidiaries has made investments in or advances to any Person or entered into any Guarantee Obligation with respect to any Person, except those permitted by Sections 6.2 or 6.6.

      Section 4.8 Litigation. There is no material action, suit or proceeding, or any material governmental investigation or any arbitration, in each case pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiary Guarantors or any material Property of any thereof before any court or arbitrator or any Governmental Authority that, if adversely determined, could reasonably be expected to have a Material Adverse Effect. There is no material action, suit or proceeding, or any material governmental investigation or any arbitration, in each case pending or, to the knowledge of the Company, threatened against any Unrestricted Subsidiary or any material Property of any Unrestricted Subsidiary before any court or arbitrator or any Governmental Authority that, if adversely determined, could reasonably be expected to have a Material Adverse Effect. There is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any material Property of any thereof before any court or arbitrator or any Governmental Authority which challenges the validity of this Agreement, any Note, any Application, the PM Holdings Guaranty or any of the other Financing Documents.

      Section 4.9 Use of Proceeds. The Company will use the proceeds of the Loans only for the purposes specified in the Introductory Statement to this Agreement. The Letters of Credit will be used only for the purposes provided in Section 2.3. Neither the Company nor any of its Subsidiaries is engaged princi pally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock (within the meaning of Regulations G, U or X) and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock in violation of Regulation G, U, or X. Neither the Company nor any Person acting on behalf of the Company has taken or will take any action which could reasonably be expected to cause the Notes or any of the Financing Documents, including this Agreement, to violate Regulations G, U or X or any other regulation of the Board of Governors of the Federal Reserve System, in each case as now in effect or as the same may hereinafter be in effect.

      Section  4.10  Employee Benefits.

           (a) (1) The Company, its Subsidiaries and each ERISA Affiliate have complied in all material respects with all applicable laws regarding each Plan; (2) each Plan is, and has been, maintained in substantial compliance with its terms, applicable collective bargaining agreements, and all applicable laws: (3) no act, omission or transaction has occurred which could result in imposition on the Company, any Subsidiary of the Company or any ERISA Affiliate (whether directly or indirectly) of (A) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (B) breach of fiduciary duty liability damages under section 409 of ERISA, except for instances of noncompliance, acts, transactions or omissions that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

           (b) There exists no outstanding liability of the Company, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan that has been terminated, which liability could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Company, any Subsidiary of the Company or any ERISA Affiliate has been or is expected by the Company, any Subsidiary of the Company or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred or is reasonably expected to occur that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

           (c) Full payment when due has been made of all amounts which the Company, any of its Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan (excluding any nonpayment involving an amount that is not material), and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

           (d) The liabilities relating to the Benefit Plans that are subject to Title IV of ERISA have been prepared in accordance with GAAP and accurately reflected in the financial statements of the Company for the last fiscal year of the Company.

           (e) Neither the Company, any Subsidiary of the Company nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time during the preceding six-year period sponsored, maintained or contributed to, any Multiemployer Plan other than Multiemployer Plans with respect to which the aggregate potential withdrawal liability that would be incurred upon a complete withdrawal from such Multiemployer Plans by the Company, its Subsidiaries and the ERISA Affiliates could not reasonably be expected to have a Material Adverse Effect. Prior to the execution of this Agreement, the Company has furnished to the Administrative Agent (i) a true and complete listing of the Multiemployer Plans that are contributed to by the Company, its Subsidiaries and the ERISA Affiliates as of the date of this Agreement and (ii) true and complete copies of all information which has been provided to the Company, a Subsidiary of the Company or any ERISA Affiliate regarding assessed or potential withdrawal liability with respect to any such Multiemployer Plan.

           (f) Neither the Company, any Subsidiary of the Company nor any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code.

      Section 4.11 Taxes; Governmental Charges. The Company and its Subsidiaries have filed all tax returns and reports required to be filed and have paid all taxes, assessments, fees and other governmental charges levied upon any of them or upon any of their respective Properties or income which are due and payable, including interest and penalties, except where failure to so pay or file would not have a Material Adverse Effect, or have provided adequate reserves for the payment thereof if required in accordance with GAAP for the payment thereof, except such interest and penalties as are being contested in good faith by appropriate actions or proceedings and for which adequate reserves for the payment thereof as required by GAAP have been provided.

      Section 4.12 Titles, etc. Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal Property material to its business, except for minor title defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Properties for their intended purposes.

      Section 4.13 Defaults. Neither the Company nor any of its Subsidiaries is in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default (in any respect that could reasonably be expected to have a Material Adverse Effect) under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other instrument or agreement evidencing or pertaining to any Indebtedness of the Company or any of its Subsidiaries, or under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound. No Default hereunder has occurred and is continuing.

      Section 4.14 Compliance with the Law. The Company and each of its Subsidiaries is in compliance with all applicable Governmental Requirements in respect of the conduct of its business and the ownership of its Property, except as such noncompliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 4.15 Patents, Licenses, Franchises and Formulas. The Company and each of its Subsidiaries owns or licenses all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all licensors and other rights of whatever nature, reasonably necessary for the present conduct of its business, without any known conflict with the other rights of others which, or the failure to obtain which, as the case may be could reasonably be expected to have a Material Adverse Effect.

      Section 4.16 No Material Misstatements. All factual information, taken as a whole, in any written exhibit, schedule or report prepared by or on behalf of the Company and furnished to the Administrative Agent or the Lenders by or at the direction of the Company or any of its Subsidiaries in connection with the negotiation of this Agreement does not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading, provided, that the financial information with respect to the Company's projections contained in the Information Memorandum prepared by the Administrative Agent dated February, 1998, together with any supplements to such projections, copies of which have been furnished to each Lender prior to the Closing Date, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the Company to be reasonable in all material respects at the time made.

      Section 4.17 Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company" that is incorporated in or organized under the laws of the United States or any "State," as those terms are defined in the Investment Company Act of 1940, as amended. The execution and delivery by the Company and its Subsidiaries of this Agreement and the other Financing Documents to which they respectively are parties and their respective performance of the obligations provided for therein, will not result in a violation of the Investment Company Act of 1940, as amended.

      Section 4.18 Public Utility Holding Company Act. The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section 4.19 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries except those shown in Schedule 4.19, which schedule was complete and accurate on such date. As of the Closing Date, the ownership percentage of the Company and each Subsidiary in the Subsidiaries is as shown in Schedule 4.19.

      Section 4.20 Insurance. All policies of fire, liability, workmen's compensation, casualty, flood, business interruption and other forms of insurance owned or held by the Company and each of its Subsidiaries (or on behalf of the Company and each of its Subsidiaries by Koch Industries as provided below) are sufficient for compliance with all requirements of law and of all agreements to which the Company or any of its Subsidiaries is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Company and each of its Subsidiaries; and, except as provided below, will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. All such material policies are in full force and effect, all premiums with respect thereto have been paid in accordance with their respective terms, and no notice of cancellation or termination has been received with respect to any such policy. The certificate of insurance delivered to the Lenders pursuant to Section 3.1(e) contains an accurate and complete description of all material policies of insurance owned or held by the Company and each of its Subsidiaries on the Closing Date. Notwithstanding the foregoing, as of a date certain following the consummation of the Merger (as of the date hereof, the Company believes such date will be April 1, 1998), the Company and each of its Subsidiaries will be covered by the insurance policies maintained by Koch Industries (a summary of which has been provided to the Administrative Agent). On and after such date, the Company and each of its Subsidiaries will be covered by policies of insurance applicable to Koch Industries and its Subsidiaries.

      Section  4.21  Environmental Matters.

           (a) Environmental Laws, etc. Neither any Property of the Company or its Subsidiaries nor the operations conducted thereon violate any applicable order of any court or Governmental Authority or Environmental Laws, which violation could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

           (b) No Litigation. Without limitation of Subsection 4.21(a) above, no Property of the Company or its Subsidiaries nor the operations currently conducted thereon or by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws, which violation, action, suit, investigation, inquiry or proceeding could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

           (c) Notices, Permits, etc. All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by the Company or its Subsidiaries in connection with the operation or use of any and all Property of the Company or its Subsidiaries, including but not limited to past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed except to the extent the failure to obtain or file such notices, permits, licenses or similar authorizations could not reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

           (d) Hazardous Substances Carriers. All hazardous substances or solid waste generated at any and all Property of the Company or its Subsidiaries have in the past been transported, treated and disposed of only by carriers maintaining valid permits under RCRA and any other Environmental Law, except to the extent the failure to have such substances or waste transported, treated or disposed by such carriers could not reasonably be expected to have a Material Adverse Effect, and only at treatment, storage and disposal facilities maintaining valid permits under RCRA and any other Environmental Law, which carriers and facilities have been and are operating in compliance with such permits, except to the extent the failure to have such substances or waste treated, stored or disposed at such facilities, or the failure of such carriers or facilities to so operate, could not reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

           (e) Hazardous Substances Disposal. The Company and its Subsidiaries have taken all reasonable steps necessary to determine and have determined that no hazardous substances or solid waste have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Company or its Subsidiaries except in compliance with Environmental Laws, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

           (f) No Contingent Liability. The Company and its Subsidiaries have no material contingent liability in connection with any release or threatened release of any hazardous substance or solid waste into the environment other than such contingent liabilities at any one time and from time to time which could reasonably be expected to exceed $1,000,000 in excess of applicable insurance coverage and for which adequate reserves for the payment thereof as required by GAAP have not been provided, or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such release or threatened release.

      Section 4.22 Solvency. The Company and its Subsidiaries, taken as a whole, and the Company and each of its material
Subsidiaries, are Solvent, both before and after taking into account the Merger.

      Section 4.23 Material Contracts. As of the Closing Date, each of the Material Contracts is in full force and effect. Neither the Company nor any of its Subsidiaries is in default under or in breach of any term or condition of any Material Contract that would have a Material Adverse Effect, nor is it aware of any default under or breach of any term or condition of any Material Contract by any other party thereto that could reasonably be expected to have a Material Adverse Effect.

      Section 4.24 Employee Matters. As of the Closing Date, except as set forth in Schedule 4.24, none of the Company or the Subsidiary Guarantors, or any of their respective employees, is subject to any collective bargaining agreement. There are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Company, threatened against the Company or its Subsidiaries, or their respective employees, which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. As of the Closing Date, except as set forth in Schedule 4.24, none of the Company nor any of the Subsidiary Guarantors is subject to an employment contract.

      Section 4.25 Mortgaged Property. As of the Closing Date, based on the Company's good faith estimate, the aggregate EBITDA Value of the real Properties listed on Schedule 4.25 constitutes at least 70% of Consolidated EBITDA for the fiscal year ended December 31, 1997.

      Section 4.26 Senior Indebtedness. The Lender Indebtedness constitutes "Senior Debt" of the Company under and as defined in the Senior Subordinated Notes Indenture.

      Section 4.27 Sales Enhancement Loans and Sales Enhancement Guarantees. Schedule 4.27 sets forth (a) all Sales Enhancement Loans existing as of the Closing Date, the names of the lenders and borrowers parties thereto, the outstanding principal balance thereof, the maximum principal amount available to be drawn thereunder and the maturity date thereof, and (b) all Sales Enhancement Guarantees existing as of the Closing Date, the names of the guaranteeing party, the guaranteed party and the primary obligor and the maximum potential liability of the guaranteeing party thereunder.

      Section 4.28 PMI Holding Company. PMI Holding Company is a wholly-owned, direct Subsidiary of the Company that, as of the Closing Date, has no assets and conducts no business.

                            ARTICLE 5
                      AFFIRMATIVE COVENANTS

      Section 5.1 Certain Affirmative Covenants. So long as any
Lender has any Commitment hereunder or any Loan remains unpaid or any Revolving Credit Exposure remains outstanding, the Company will at all times comply with the following covenants:

           (a) Maintenance and Compliance, etc. The Company will and will cause each of its material Subsidiaries to (1) except with respect to Unrestricted Subsidiaries, preserve and maintain its corporate existence, and (2) except where failure to do so could not reasonably be expected to have a Material Adverse Effect, observe and comply with all Governmental Requirements.

           (b) Payment of Taxes and Claims, etc. The Company will pay, and cause each of its Subsidiaries to pay, (1) all material taxes, assessments and governmental charges imposed upon it or upon its Property, and (2) all material claims (including, but not limited to, claims for labor, materials, supplies or services) which could reasonably be expected, if unpaid, to become a Lien upon its Property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate action or proceedings and the Company has established adequate reserves in accordance with GAAP with respect thereto.

           (c) Further Assurances. The Company will and will cause each of its Subsidiaries to cure promptly any defects in the creation and issuance of the Notes, and the execution and delivery of the Financing Documents, including this Agreement. The Company at its expense will, as promptly as practical, execute and deliver to the Administrative Agent or the applicable Issuing Bank upon reasonable request all such other and further documents, agreements and instruments (or cause any of its Subsidiaries to take such action) in compliance with or performance of the covenants and agreements of the Company or any of its Subsidiaries in the Financing Documents, including this Agreement, or to further evidence and more fully describe the Collateral, or to correct any omissions in the Financing Documents, or more fully to state the security obligations set out herein or in any of the Financing Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Financing Documents, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

           (d) Performance of Obligations. The Company will pay the Notes according to the reading, tenor and effect thereof; and the Company will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Company under the Financing Documents, including this Agreement, at the time or times and in the manner specified, and cause each of its Subsidiaries to take such action with respect to their obligations to be performed and discharged under the Financing Documents to which they respectively are parties.

           (e) Insurance. Either the Company will and will cause each of its Subsidiaries to, or Koch Industries will on behalf of the Company and each of its Subsidiaries, maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to their respective Properties and business against such liabilities, casualties, risks and contingencies and in such types (including business interruption insurance and flood insurance) and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated and in accordance with any Governmental Requirement. In the case of any fire, accident or other casualty causing loss or damage to any Properties of the Company and the Subsidiary Guarantors used in generating cash flow or required by applicable law, the proceeds of such policies in excess of $100,000 per occurrence shall be used to promptly repair or replace any such damaged Properties as required by applicable law, and otherwise shall be used in the Company's sole discretion, (1) to reasonably promptly repair or replace the damaged Property,
      (2) to prepay the Term Loans in accordance with Section 2.10(b), or (3) to reinvest in other Properties that, in the good faith judgment of the Company, meet the Company's capital investment criteria. The Company will obtain endorsements to the policies pertaining to all physical Properties in which the Administrative Agent or the Lenders shall have a Lien under the Financing Documents, naming the Administrative Agent as a loss payee/additional insured.

           (f) Accounts and Records. The Company will keep and will cause each of its Subsidiaries to keep proper books of record and account in accordance with GAAP.

           (g) Right of Inspection. The Company will permit and will cause each of its Subsidiaries to permit any officer, employee or agent of the Administrative Agent or any Lender to visit and inspect any of the Properties of the Company or any of its Subsidiaries, examine the Company's or any such Subsidiary's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with the Company's or such Subsidiary's officers, accountants and auditors, as often and all at such reasonable times during normal business hours as may be reasonably requested by the Administrative Agent or any of the Lenders.

           (h) Operation and Maintenance of Property. The Company will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its Properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Company determines in good faith that the continued maintenance of any of its Properties is no longer economically desirable or unless the failure to so preserve, maintain, protect and keep its Properties could not reasonably be expected to have a Material Adverse Effect.

           (i)  Additional Subsidiaries; Additional Liens.

                (1) If at any time after the Closing Date the Company or any Subsidiary Guarantor creates or acquires any one or more additional Subsidiaries (except for Unrestricted Subsidiaries), or designates any Unrestricted Subsidiary as a Subsidiary Guarantor pursuant to Section 6.17, the Company shall, and shall cause such Subsidiary Guarantor, as applicable, to execute and deliver to the Administrative Agent, at the time of creation or acquisition of such Subsidiary Guarantor, (A) a supplement to the Guarantee and Collateral Agreement as is necessary to (i) grant to the Administrative Agent a first priority security interest in 100% of the Equity in such Subsidiary Guarantor owned by the Company, and (ii) cause such Subsidiary Guarantor to become party thereto in accordance with the terms thereof, and (B) Deeds of Trust covering such Subsidiary Guarantor's Property, to the extent required by Section 5.1(i)(2) below.

                (2) If at any time after the Closing Date, the Company or any Subsidiary Guarantor shall acquire any parcel of real Property having a value in excess of $5,000,000 (valued at the greater of book or market value) or the Company or any Subsidiary Guarantor shall acquire a Subsidiary Guarantor which owns any parcel of real Property having a value in excess of $5,000,000 (valued at the greater of book or market value), the Company shall, or shall cause the applicable Subsidiary Guarantor to, grant the Administrative Agent a lien on such real Property pursuant to a Deed of Trust so that the Administrative Agent has a first priority lien on such real Property.

                (3) In connection with the execution and delivery of any Security Instrument pursuant to this Section 5.1(i), the Company shall, or shall cause the relevant Subsidiary to, deliver to the Lenders such corporate resolutions, certificates, UCC-1 financing statements, UCC-3 amendments, patent, trademark or copyright filings, legal opinions and such other related documents as shall be reasonably requested by the Required Lenders and consistent with the relevant forms and types thereof delivered on the Closing Date or as shall be otherwise reasonably acceptable to the Required Lenders.

           (j) Non-Consolidation of Unrestricted Subsidiaries. The Company will, and shall cause each of the Subsidiary Guarantors to, be operated at all times in such a manner that its assets and liabilities may not be substantively consolidated with those of any Unrestricted Subsidiary in the event of the bankruptcy or insolvency of such Unrestricted Subsidiary. In this regard, the Company shall, and shall cause each of the Subsidiary Guarantors to:

                (1) not (A) consolidate or merge with or into any Unrestricted Subsidiary or (B) sell, lease or otherwise transfer, directly or indirectly, any Property to any Unrestricted Subsidiary except as permitted by Sections 6.4 and 6.6;

                (2) subject to Section 6.6, engage only in investments in Limited Liability Interests and matters necessarily incident thereto;

                (3) maintain corporate records and books of account separate from each Unrestricted Subsidiary;

                (4) maintain its assets separately from the assets of any Unrestricted Subsidiary (including through maintenance of a separate bank account);

                (5) except as permitted by Section 6.2, not enter into any Guarantee Obligations with respect to Indebtedness of any Unrestricted Subsidiary, or advance funds (other than through purchases of Limited Liability Interests as permitted by Section 6.6(g) or loans as permitted by Section 6.6(k)), for the payment of expenses or otherwise, to any Unrestricted Subsidiary;

                (6) conduct all of its business correspondence and other communications in its own name and on its own stationery;

                (7)  maintain separate financial statements;

                (8) maintain a board of directors that is separate from (but may contain one or more of the same members as) the boards of directors of all Unrestricted Subsidiaries;

                (9) maintain the requisite legal formalities in order that the Company and the Subsidiary Guarantors may each be treated as a legally separate entity from any Unrestricted Subsidiary; and

                (10) cause each Unrestricted Subsidiary, at the time of its creation or acquisition, to be adequately capitalized.

           (k) Limited Liability Interests. To the extent the Company or any Subsidiary Guarantor owns any Equity in any Person (other than a Subsidiary Guarantor) which are not Limited Liability Interests, the Company shall, and shall cause each Subsidiary Guarantor to, within 60 days following the Closing Date, transfer all of such Equity to an Unrestricted Subsidiary such that on or before the 60th day following the Closing Date, neither the Company nor any Subsidiary Guarantor shall own any Equity in any Person (other than Subsidiary Guarantors) which are not Limited Liability Interests.

           (l) Dissolution of PMI Holding Company. Within 30 days following the Closing Date, the Company shall either (1) dissolve or merge into the Company, PMI Holding Company, or
      (2) transfer 100% of the Equity of PMI Holding Company to Koch Industries or to any of its

      Subsidiaries other than the Company or any of its Subsidiaries. The Company shall deliver to the Administrative Agent certified copies of the instruments of dissolution or merger that have been filed with the Secretary of State of Delaware or provide the Administrative Agent with evidence of the transfer of the Equity of PMI in accordance with the foregoing sentence on or before the expiration of such 30-day period. The Company shall not make any investments in, or transfer any Property to, PMI Holding Company, or otherwise permit PMI Holding Company to conduct any business.

           (m) Year 2000 Compatibility. The Company shall take all actions reasonably necessary to assure that the Company's computer based systems are able to operate and effectively process data which includes dates on and after January 1, 2000. At the request of the Administrative Agent, the Company shall provide reasonable assurances satisfactory to the Administrative Agent of the Company's Year 2000 compatibility.

           (n) Real Estate Post Closing Items. The Company shall take all commercially reasonably actions necessary to obtain or comply with the items set forth on Schedule 5.1(n) hereto within 60 days following the Closing Date.

      Section 5.2 Reporting Covenants. So long as any Lender has any Commitment hereunder or any Loan remains unpaid or any Revolving Credit Exposure remains outstanding, the Company will furnish the following to the Administrative Agent:

           (a) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each Fiscal Year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and accompanied by a report thereon of independent public accountants of recognized national standing, which such report shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial condition as at the end of such Fiscal Year, and the consolidated results of operations and cash flows for such Fiscal Year, of the Company and its Subsidiaries in conformity with GAAP, applied on a consistent basis. At the same time, a consolidating balance sheet of the Company and its Subsidiaries as at the end of such year and related consolidating statements of income for such Fiscal Year (in each case consolidating on the basis of principal lines of business of the Company and its Subsidiaries), accompanied by a certification thereon of a Responsible Officer, stating that such consolidating financial statements form the basis of the Company's consolidated financial statements and are fairly stated in all material respects when considered in relation thereto.

           (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each Fiscal Quarter of the Company (other than the last Fiscal Quarter of each Fiscal Year), an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such Fiscal Quarter and for the portion of the Company's Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer that such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition as at the end of such Fiscal Quarter, and the consolidated results of operations and cash flows for such Fiscal Quarter and such portion of the Company's Fiscal Year, of the Company and its Subsidiaries in conformity with GAAP (subject to normal, year-end adjustments). At the same time, if prepared by the Company, a consolidating balance sheet of the Company and its Subsidiaries at the end of such Fiscal Quarter and related consolidating statements of income, for the portion of the Company's Fiscal Year ended at such quarter (in each case consolidating on the basis of principal lines of business of the Company and its Subsidiaries), accompanied by a certification from a Responsible Officer that such consolidating financial statements form the basis of the Company's consolidated financial statements and are fairly stated in all material respects when considered in relation thereto.

           (c) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections 5.2(a) and 5.2(b) above, a certificate of the Company, signed by a Responsible Officer (1) stating that there exists no Default or Event of Default as of the end of such Fiscal Quarter or Fiscal Year, or if there shall be a Default or Event of Default, specifying the nature and status thereof and the Company's proposed response thereto;
      (2) demonstrating in reasonable detail compliance (including, but not limited to, showing all material calculations) as at the end of such Fiscal Year or such Fiscal Quarter with Subsections 6.1(a), 6.1(b) and 6.1(c);
      (3) if requested by the Administrative Agent or any Lender, demonstrating in reasonable detail compliance (including, but not limited to, showing all material calculations) as at the end of the Fiscal Year with Sections 6.2, 6.4, 6.5 and 6.6, describing by category (utilizing the same categories as are used by the Company in its internal financial reports) any Indebtedness incurred or any sales of assets, dividends, investments, lease payments, sales or discounts of receivables and transactions with Affiliates made by the Company or any Subsidiary as of the end of such Fiscal Year; and (4) containing or accompanied by such financial or other details, information and material as the Administrative Agent may reasonably request to evidence such compliance.

           (d) Events or Circumstances with respect to Collateral. Promptly after the occurrence of any event or circumstance concerning or changing any of the Collateral that would have a Material Adverse Effect, notice of such event or circumstance in reasonable detail.

           (e) Notice of Certain Events. Promptly after the Company learns of the receipt or occurrence of any of the following, a certificate of the Company, signed by a Responsible Officer specifying (1) any official notice of any violation, possible violation, non-compliance or possible non-compliance, or claim made by any Governmental Authority pertaining to all or any part of the Properties of the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;
      (2) any event which constitutes a Default or Event of Default, together with a detailed statement specifying the nature thereof and the steps being taken to cure such Default or Event of Default; (3) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of indebtedness in excess of $5,000,000 of the Company or any of its Subsidiaries with respect to a claimed default, together with a detailed statement specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Company or its Subsidiary is taking or proposes to take with respect thereto; (4) any default or noncompliance of any party to any of the Financing Documents with any of the terms and conditions thereof or any notice of termination or other proceedings or actions which could reasonably be expected to adversely affect any of the Financing Documents; (5) the creation, dissolution, merger or acquisition of any Subsidiary of the Company with material operations; (6) any event or condition not previously disclosed to the Administrative Agent, which violates any Environmental Law and which could potentially, in the Company's reasonable judgment, have a Material Adverse Effect; (7) any material amendment to, termination of, or material default under a Material Contract or any execution of, or material amendment to, termination of, or material default under, any material collective bargaining agreement, except collective bargaining agreements of Unrestricted Subsidiaries; (8) the occurrence, with respect to any of the BP Parties, of any of the events described in
      Section 7.8 or the failure of the BP Indemnity to continue to be in full force and effect; (9) the occurrence, with respect to any of the Ralston Parties, of any of the events described in Section 7.8 or the failure of the Ralston Indemnity to continue to be in full force and effect; or
      (10) any event or condition which may reasonably be expected to have a Material Adverse Effect.

           (f) Certain Filings. Promptly upon the mailing, filing, or making thereof, copies of all registration statements, periodic reports and other documents (excluding the related exhibits except to the extent expressly requested by the Administrative Agent) filed by the Company with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

           (g) Litigation. Promptly after the occurrence thereof, notice of the institution of or any material adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against the Company, PM Holdings, or any Subsidiary or any material Property of any thereof, which could reasonably be expected to have a Material Adverse Effect.

           (h) ERISA. Promptly after (i) the Company's obtaining knowledge of the occurrence thereof, notice that an ERISA Event or a "prohibited transaction," as such term is defined in section 406 of ERISA or section 4975 of the Code, with respect to any Plan has occurred (which ERISA Event or prohibited transaction could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect), which notice shall specify the nature thereof, the Company's proposed response thereto (and, if appropriate, the proposed response thereto of any Subsidiary of the Company and of any ERISA Affiliate) and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, (ii) the Company's obtaining knowledge thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan, (iii) the filing thereof with any Governmental Authority ( if requested by the Administrative Agent), copies of each annual and other report (including applicable schedules) with respect to each Benefit Plan or any trust created thereunder, (iv) the occurrence thereof, notice of the agreement by the Company, a Subsidiary of the Company or any ERISA Affiliate to contribute to, or assume an obligation to contribute to, a Multiemployer Plan, (v) the receipt by the Company, any Subsidiary of the Company or any ERISA Affiliate of an actuarial report for any Plan or an annual report for any Multiemployer Plan (if requested by the Administrative Agent), true and complete copies of each such report, (vi) the receipt by the Company, any Subsidiary of the Company or any ERISA Affiliate of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, a true and complete copy of such notice, and (vii) the Company's obtaining knowledge that a Multiemployer Plan has been terminated, that the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or that the PBGC has instituted or intends to institute proceedings under section 4042 of ERISA to terminate a Multiemployer Plan, notice specifying the nature of such occurrence and any other information relating thereto requested by the Administrative Agent.

           (i) Insurance Coverage. Upon request, a summary of the insurance coverages of the Company and its Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent; upon renewal of any such insurance policy, a copy of an insurance certificate summarizing the terms of such policy; and upon request of the Administrative Agent, copies of the applicable policies.

           (j) Consolidated Excess Cash Flow Certificate. On or before each April 15th, commencing on April 15, 1999, the Company's preliminary calculation of its Consolidated
      Excess Cash Flow for the previous Fiscal Year, in accordance with Section 2.10(b).

           (k) Other Information. With reasonable promptness, such other information about the business and affairs and financial condition of the Company or its Subsidiaries as the Administrative Agent may reasonably request from time to time.

                             ARTICLE 6
                        NEGATIVE COVENANTS

      So long as any Lender has any Commitment hereunder or any Loan remains unpaid or any Revolving Credit Exposure outstanding, the Company will not:

      Section 6.1 Financial Covenants. So long as any Lender has any Commitment hereunder or any Loan remains unpaid or any Revolving Credit Exposure remains outstanding, the Company will, at all times.

           (a) Consolidated Interest Coverage Ratio. Maintain a
      Consolidated Interest Coverage Ratio of not less than the ratio for each Rolling Period indicated below:


               Each Rolling Period          Ratio
               during the Fiscal
               Year ending
               December 31, 1998            1.75

               Each Rolling Period
               thereafter                   2.00


           (b) Consolidated Fixed Charge Coverage Ratio. Maintain a Consolidated Fixed Charge Coverage Ratio of not less than the ratio for each Rolling Period indicated below:


               Each Rolling Period          Ratio
               during the Fiscal
               Years ending

               December 31, 1998            1.10

               December 31, 1999            1.10

               Each Rolling Period
               ending

               March 31, 2000               1.10

               June 30, 2000                1.10

               September 30, 2000           1.10

               December 31, 2000            1.15

               March 31, 2001               1.15

               June 30, 2001                1.15

               September 30, 2001           1.15

               December 31, 2001            1.20


               Each Rolling Period
               thereafter                   1.20


           (c) Consolidated Leverage Ratio. Maintain a
      Consolidated Leverage Ratio of not greater than the ratio for each Rolling Period indicated below:


               Each Rolling Period
               ending                       Ratio

               March 31, 1998               6.00

               June 30, 1998                6.00

               September 30, 1998           6.00

               December 31, 1998            5.75



               Each Rolling Period
               during the Fiscal
               Years ending

               December 31, 1999            5.75

               December 31, 2000            5.25

               December 31, 2001            4.75

               December 31, 2002            4.50

               December 31, 2003            4.25

               December 31, 2004            4.00

               Each Rolling Period
               thereafter                   3.75


      Section 6.2 Indebtedness. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness, other than:

           (a) the Lender Indebtedness in the principal amount not to exceed the outstanding Term Loans and the Revolving Credit Commitments less the aggregate amount of permanent reductions of the Revolving Credit Commitments and payments or prepayments of the Term Loans;

           (b) Indebtedness outstanding on the date hereof which is set forth on Schedule 6.2(b), provided, that any Indebtedness indicated on Schedule 6.2(b) as "Indebtedness to be Repaid" shall have been repaid on or before the date indicated thereon;

           (c) Indebtedness outstanding under the Existing Senior Subordinated Notes, provided, that at least 98% of such Indebtedness shall have been repaid on or before 5:00 p.m. (Houston, Texas time) on the second Business Day immediately following the Closing Date and the balance thereof shall constitute Indebtedness permitted pursuant to 6.2(m);

           (d) Accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business and guaranties by the Company or any Subsidiary in the ordinary course of business of any such obligations incurred by any Subsidiary Guarantor;

           (e) Indebtedness owing by (1) any Subsidiary to the Company or to any Subsidiary Guarantor, or (2) the Company to any Subsidiary Guarantor;

           (f) Obligations for current taxes, assessments and other governmental charges and taxes, assessments or other governmental charges which are not yet due or are being contested in good faith by appropriate action or proceeding promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor;

           (g) So long as no Default or Event of Default exists, both before and after giving effect (on a pro forma basis) to the incurrence thereof, purchase-money Indebtedness and Capital Lease Obligations in an aggregate amount not to exceed $50,000,000 at any one time outstanding, provided, that any such purchase-money Indebtedness may not exceed the lesser of the purchase price paid for the Property acquired with such Indebtedness and the fair market value thereof;

           (h) Indebtedness evidenced by the Senior Subordinated
      Notes in an aggregate principal amount not to exceed
      $350,000,000;

           (i) Indebtedness owing pursuant to Hedge Agreements entered into in the ordinary course of business for the purpose of hedging against fluctuations in interest rates (on money borrowed by the Company), commodity prices and foreign exchange rates;

           (j)  Non-Recourse Debt of an Unrestricted Subsidiary;

           (k) So long as no Default or Event of Default exists, both before and after giving effect (on a pro forma basis) to the incurrence thereof, Indebtedness owing pursuant to Sales Enhancement Guarantees (including those described on
      Schedule 4.27), provided, that the aggregate amount of all Sales Enhancement Guarantees and all Sales Enhancement Loans at any one time outstanding shall not exceed $25,000,000, except, in the case of Sales Enhancement Guarantees, to the extent such obligations are permitted to be incurred and remain outstanding by virtue of availability of the basket provided pursuant to Section 6.2(m), and, in the case of Sales Enhancement Loans, (i) to the extent such loans are permitted to be made and remain outstanding by virtue of availability of the basket provided pursuant to Section 6.6(n) and (ii) Other Sales Enhancement Loans, and, provided, further, that, without the prior written consent of the Required Lenders, no more than $5,000,000 in aggregate principal amount of Indebtedness of any Person and its Affiliates may be either guaranteed or loaned pursuant to such Sales Enhancement Guarantees or Sales Enhancement Loans, respectively and inclusive of one another;

           (l) Customary indemnifications and purchase price adjustments entered into in agreements by the Company or any Subsidiary Guarantor in connection with permitted Dispositions and acquisitions, including, but not limited to Standard Securitization Undertakings; and

           (m) So long as no Default or Event of Default exists, both before and after giving effect (on a pro forma basis) to the incurrence thereof, Indebtedness not otherwise permitted pursuant to this Section 6.2 in an aggregate amount not to exceed $20,000,000 at any one time outstanding less the amount of Other Sales Enhancement Loans, provided, that the aggregate amount of such other Indebtedness permitted pursuant to this Section 6.2(m) together with such Other Sales Enhancement Loans may not exceed $20,000,000 at any one time outstanding.

      Section 6.3 Liens. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on any of its Property now owned or hereafter acquired to secure any Indebtedness of the Company, any Subsidiary or any other Person, other than:

           (a) Liens existing on the date hereof and set forth on
      Schedule 6.3(a), provided, that any Liens indicated on
      Schedule 6.3(a) as "Liens to be Released" shall have been released of record within 10 days after the Closing Date;

           (b)  Liens securing the Lender Indebtedness;

           (c) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action or proceedings and with respect to which adequate reserves are being maintained;

           (d) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen, workmen, and other Liens imposed by law created in the ordinary course of business for amounts which are not past due for more than 30 days or which are being contested in good faith by appropriate action or proceedings and with respect to which adequate reserves in accordance with GAAP are being maintained;

           (e) Liens incurred or deposits or pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, old age or other similar obligations, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

           (f) minor irregularities in title, easements, rights-of-way, restrictions, servitudes, permits, reservations, exceptions, conditions, covenants and other similar charges or encumbrances not materially interfering with the occupation, use and enjoyment by the Company or any of its Subsidiaries of any of their respective Properties in the normal course of business or materially impairing the value thereof;

           (g) any obligations or duties affecting any of the Property of the Company or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held;

           (h) Liens securing Indebtedness permitted pursuant to
      Section 6.2(g), provided, that (1) such Lien was created solely for the purpose of securing such Indebtedness, (2) the principal amount of such Indebtedness does not exceed the fair value of such Property at the time of its acquisition, and (3) such Lien relates only to the Property being leased or acquired;

           (i) Liens resulting from operation of law with respect to any judgments or orders not constituting an Event of Default;

           (j) Liens on cash held in the Rabobank Cash Collateral Account used to secure the Rabobank Limited Guaranty to the extent permitted under Section 6.2(k), provided, that (1) the maximum amount of cash in such account does not at any time exceed the lesser of (A) the maximum liability of the Company pursuant to Rabobank Limited Guaranty and (B) $12,000,000, (2) such account is not funded with cash that is at the time subject to a Lien pursuant to any of the Security Instruments, (3) such account shall only be established upon the occurrence of the conditions set forth in Section 20 of the Rabobank Limited Guaranty relating to a "Cash Collateral Event", and (4) the Borrower shall take whatever actions are necessary to terminate such account and to take possession of the cash held therein upon the termination of the Rabobank Limited Guaranty or upon the conditions set forth in Section 20 of the Rabobank Limited Guaranty which require the establishment of such account ceasing to exist;

           (k) Liens in favor of customs and revenue authorities arising as a matter of laws to secure the payment of customs duties in connection with the importation of goods;

           (l) any Lien existing on Property prior to the acquisition thereof by the Company or any Subsidiary Guarantor after the Closing Date, provided, that (1) such Lien is not created in contemplation of or in connection with such acquisition, (2) such Lien shall not apply to any other Property of the Company or any Subsidiary Guarantor, and (3) such Lien shall secure only those obligations which it secures on the date of such acquisition;

           (m) Uniform Commercial Code protective filings with respect to personal property permitted to be leased under the terms of this Agreement and any interest or title of a lessor under any lease permitted by this Agreement;


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


           (n) Liens on Property of Unrestricted Subsidiaries to secure Indebtedness of Unrestricted Subsidiaries permitted under Section 6.2(j); and

           (o) extensions, renewals or replacements of any Lien referred to in Subsections 6.3(a), 6.3(h), 6.3(j) and 6.3(l), provided, that the principal amount of the Indebtedness or obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the Property originally encumbered thereby.

      Section 6.4 Mergers, Sales, etc. Merge into or with or consolidate with, or permit any of its Subsidiaries to merge into or with or consolidate with, any other Person, or Dispose of, or permit any of its Subsidiaries to Dispose of (whether in one transaction or in a series of transactions) all or any part of its Property to any other Person. Notwithstanding the foregoing limitations:

           (a) the Company and the Subsidiary Guarantors may (1) sell inventory, and other similar assets in the ordinary course of business, (2) Dispose of personal property in the ordinary course of business or when, in the reasonable judgment of the Company, such property is no longer used or useful in the conduct of its business or the business of its Subsidiaries, (3) enter into the HQ Sale/Leaseback, provided, that such sale is for fair market value and that the Company shall use the Net Proceeds therefrom to prepay the Term Loans pursuant to Section 2.10(b)(4), (4) enter into the HQ Sale, provided, that such sale is for fair market value and that the Company shall use the Net Proceeds therefrom to either prepay the Term Loans or reinvest in the Company's business, in either case in accordance with Section 2.10(b)(3), (5) enter into Permitted Securitizations, (6) sell notes and accounts receivable to the extent permitted by Section 6.10, (7) dispose of the closed plants listed on Schedule 6.4(a), provided, that such sale is for fair market value and that the Company shall use the Net Proceeds therefrom to either prepay the Term Loans or reinvest in the Company's business, in either case in accordance with Section 2.10(b)(3), and (8) in addition to clauses (1) through (7), Dispose of up to $5,000,000 in fair-market value of their Property in the aggregate during any Fiscal Year, provided, that the Company shall use the Net Proceeds therefrom to either prepay the Term Loans or reinvest in the Company's business, in either case in accordance with Section 2.10(b)(3);

           (b) (1) any Subsidiary Guarantor may merge into or with or consolidate with any other Subsidiary Guarantor or the Company (and, in the case of the Company, so long as the Company is the surviving entity), and (2) any Unrestricted Subsidiary may merge into or with or consolidate with any other Unrestricted Subsidiary;

           (c) any Subsidiary may transfer Property to any Subsidiary Guarantor or to the Company;

           (d) the Company or any Subsidiary Guarantor may contribute Properties to Unrestricted Subsidiaries or to any other Person in which the Company or a Subsidiary Guarantor holds Limited Liability Interests to the extent permitted by Section 6.6(g);

           (e) the Company may transfer Property to any Subsidiary Guarantor; and

           (f) any Unrestricted Subsidiary may Dispose of all or any of its Property to any Person.


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


      Section 6.5 Dividends, etc. Declare or pay any dividend on its capital stock or other Equity, make any payment to purchase, redeem, retire or otherwise acquire any of its capital stock or other Equity or any option, warrant, or other right to acquire such capital stock or other Equity, now or hereafter outstanding, return any capital to its stockholders, make any distribution of its assets, capital stock or other Equity, warrants, rights, options, obligations or securities to its stockholders, or permit any of its Subsidiaries to do so, except that:

           (a) the Company may declare and deliver dividends payable solely in shares of its capital stock or in options, warrants or rights to purchase shares of capital stock;

           (b) any Subsidiary of the Company may declare and deliver dividends to the Company or any Subsidiary
      Guarantor;

           (c) so long as at the time of payment of such dividend (both before and after giving effect to the payment thereof) the Company satisfies the conditions precedent to the making of Loans set forth in Section 3.2, the Company may pay cash dividends to PM Holdings (or any successor parent company which is a Subsidiary of KAC) for the purpose of paying, and so long as all proceeds thereof are promptly used by PM Holdings (or any successor parent company which is a Subsidiary of KAC) to pay, (1) operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses in an aggregate amount not to exceed $1,000,000 in any Fiscal Year of the Company, and (2) franchise taxes and federal, state and local income taxes and interest and penalties with respect thereof, provided, that any refund shall be promptly returned by PM Holdings (or any successor parent company which is a Subsidiary of KAC) to the Company;

           (d) so long as at the time of payment of such dividend (both before and after giving effect to the payment thereof) the Company satisfies the conditions precedent to the making of Loans set forth in Section 3.2, the Company may, after payment in full of amounts owing pursuant to
      Section 2.10(b)(1), pay cash dividends to PM Holdings in any Fiscal Year in amount not to exceed 25% of Excess Cash Flow for the prior Fiscal Year commencing with Excess Cash Flow attributable to the Fiscal Year ending December 31, 1998;

           (e) the Company may pay cash dividends to PM Holdings in an amount necessary to (1) permit PM Holdings to redeem the existing PM Holdings Discount Notes, provided, that such dividend shall be paid on the first Business Day after the Closing Date, and (2) permit PM Holdings to pay other amounts in connection with the Merger that are necessary to consummate the Merger; and

           (f) any Unrestricted Subsidiary may declare and deliver dividends to holders of its Equity, provided, that such dividends are paid pro-rata to all Equity holders.

      Section 6.6 Investments, Loans, etc. Make or permit any loans to or investments in any Person, or permit any of the Subsidiary Guarantors to make or permit any loans to or investments in any Person, other than:

           (a) investments, loans or advances, the material details of which have been set forth on Schedule 6.6(a) hereto;


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           (b) investments in direct obligations of the United
      States of America or any agency thereof or, in each case with maturities of one year or less from the date of acquisition;

           (c) investments in certificates of deposit of maturities less than one year, issued by commercial banks in the United States having capital and surplus in excess of $500,000,000 and having short-term credit ratings of at least A1 and P1 by Standard & Poor's Ratings Group and Moody's Investors Service, Inc., respectively;

           (d) investments in commercial paper of maturities of not more than 270 days rated at least A1 and P1 by Standard
      & Poor's Ratings Group and Moody's Investors Service, Inc., respectively; and

           (e) investments in securities that are obligations of the United States government purchased by the Company or any Subsidiary of the Company under repurchase agreements pursuant to which arrangements are made with selling financial institutions (being a financial institution having unimpaired capital and surplus of not less than $500,000,000 and with short-term credit ratings of at least A1 and P1 by Standard & Poor's Ratings Group and Moody's Investors Service, Inc., respectively) for such financial institutions to repurchase such securities within 30 days from the date of purchase by the Company or such Subsidiary, and other similar short-term investments made in connection with the Company's or any of its Subsidiary's cash management practices, provided, that the Company shall take possession of all securities purchased by the Company or any Subsidiary under repurchase agreements and shall adhere to customary margin and mark-to-market procedures with respect to fluctuations in value;

           (f) investments in any security issued by an investment company registered under Section 8 of the Investment Company Act of 1940 (15 U.S.C. 80a-8) that is a money market fund in compliance with all applicable requirements of SEC Rule 2a-7 (17 CFR 270.2a-7);

           (g) so long as no Default or Event of Default exists, both before and after giving effect (on a pro forma basis) to any such purchase or capitalization, the purchase or capitalization (either with cash or by the contribution of Properties, other than real Property securing the Lender Indebtedness) of Limited Liability Interests in Unrestricted Subsidiaries or other Persons and, provided, further, that the aggregate amount of such investments (including investments made with such contributed Properties) made after the Closing Date shall not exceed (without duplication) $10,000,000 in the aggregate, except to the extent such purchases or capitalizations are permitted to be made and remain outstanding by virtue of availability of the basket provided pursuant to Section 6.6(n);

           (h) investments in, or loans or advances to, Subsidiary Guarantors and loans to the Company by any Subsidiary Guarantor, provided, that such loans are subordinated to the repayment of the Lender Indebtedness on terms and conditions satisfactory to the Required Lenders;

           (i) any acquisition of 100% of the Equity of another Person or of assets constituting the business unit of another Person, provided, that (1) after giving pro forma effect thereto (as certified to the Administrative Agent by a Responsible Officer no sooner than 5 Business Days, and no longer than 30 Business Days, prior to such acquisition), no Default or Event of Default shall have occurred and be continuing or would result therefrom, (2) if such acquisition is an acquisition of Equity, the Person being acquired shall be a Subsidiary Guarantor and all provisions of Sections

      5.1(i) applicable to such Subsidiary Guarantor shall have been satisfied, (3) such acquisition shall involve businesses of the type in which the Company is already engaged in accordance with Section 6.8, and (4) such acquisition has been approved by the board of directors or other governing body of the Person being acquired;

           (j) routine loans or advances to employees in the ordinary course of business in an aggregate amount not to exceed $1,000,000 at any one time outstanding to any one employee and $5,000,000 at any time outstanding to all employees;

           (k) so long as no Default or Event of Default exists, both before and after giving effect (on a pro forma basis) to the making thereof, (1) Sales Enhancement Loans, provided, that the aggregate of all Sales Enhancement Loans and all Sales Enhancement Guarantees at any one time outstanding shall not exceed $25,000,000, except, in the case of Sales Enhancement Guarantees, to the extent such obligations are permitted to be incurred and remain outstanding by virtue of availability of the basket provided pursuant to Section 6.2(m), and, in the case of Sales Enhancement Loans, to the extent such loans are permitted to be made and remain outstanding by virtue of availability of the basket provided pursuant to Section 6.6(n), and (2) Other Sales Enhancement Loans, to the extent such loans are permitted to be made and remain outstanding by virtue of availability of the basket provided pursuant to Section 6.2(m). Notwithstanding the foregoing, without the prior written consent of the Required Lenders, no more than $5,000,000 in aggregate principal amount of Indebtedness of any Person and its Affiliates may be either guaranteed or loaned pursuant to such Sales Enhancement Guarantees or Sales Enhancement Loans, respectively and inclusive of one another;

           (l) subrogation rights that exist by virtue of payments made pursuant to obligations under Sales
      Enhancement Guarantees;

           (m) Limited Liability Interests or obligations received in settlement of loans to other Persons permitted hereunder or in satisfaction of judgments; and

           (n) so long as no Default or Event of Default exists, both before and after giving effect (on a pro forma basis) to the making thereof, other investments, loans, or advances in an aggregate amount not to exceed $20,000,000 at any one time outstanding, provided, that investments in other Persons made pursuant to this Section 6.6(n) must be in the form of Limited Liability Interests.

      Section 6.7 Sales and Leasebacks. Except for the HQ Sale/Leaseback, enter into, or permit any of the Subsidiary Guarantors to enter into, any arrangement, directly or indirectly, with any Person whereby the Company or any such Subsidiary shall sell or transfer any Property, whether now owned or hereafter acquired, and whereby the Company or any such Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Company or any such Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred. Notwithstanding the foregoing, this Section 6.7 shall not prohibit the Company or its Subsidiaries from leasing a facility as a headquarters for the Company and its Subsidiaries following an HQ Sale, provided, that such lease is a bona fide operating lease and not part of a disguised financing.

      Section 6.8 Nature of Business. Enter into, or permit any Subsidiary to enter into, any business except for those businesses in which the Company and its Subsidiaries were engaged on the Closing Date or which are related thereto.


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


      Section 6.9 ERISA Compliance.

           (a) Engage in, or permit a Subsidiary of the Company or any ERISA Affiliate to engage in, any transaction in connection with which the Company, a Subsidiary of the Company or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code, which penalty or tax could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

           (b) Terminate, or permit a Subsidiary of the Company or any ERISA Affiliate to terminate, any Benefit Plan in a manner, or take any other action with respect to any Benefit Plan, which could reasonably be expected to result in any liability of the Company, a Subsidiary of the Company or any ERISA Affiliate to the PBGC or any other Governmental Authority in an amount which could reasonably be expected to have a Material Adverse Effect;

           (c) Fail to make, or permit a Subsidiary of the Company or any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Company, a Subsidiary of the Company or any ERISA Affiliate is required to pay as contributions thereto except for any nonpayment that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

           (d) Permit to exist, or allow a Subsidiary of the Company or any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Benefit Plan in an amount which could reasonably be expected to have a Material Adverse Effect;

           (e) Fail to pay, or cause to be paid, or allow a Subsidiary of the Company or any ERISA Affiliate to fail to pay or cause to be paid, to the PBGC in a timely manner, and without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to Sections 4006 and 4007 of ERISA, except where such failure could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

           (f) Amend, or permit a Subsidiary of the Company or any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Company, a Subsidiary of the Company or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code;

           (g) Incur, or permit a Subsidiary of the Company or any ERISA Affiliate to incur, a material liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

           (h) Permit, or allow a Subsidiary of the Company or any ERISA Affiliate to permit, the aggregate potential withdrawal liability with respect to all Multiemployer Plans contributed to by the Company, its Subsidiaries and the ERISA Affiliates to be in an amount which could reasonably be expected to result in a Material Adverse Effect in the event that the Company, its Subsidiaries and the ERISA Affiliates, as the case may be, were to completely withdraw from such Multiemployer Plans; or


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


           (i) Permit, or allow a Subsidiary of the Company or any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities (computed on an accumulated benefit obligation basis in accordance with GAAP) under all Plans in the aggregate to exceed the current value of the assets of all Plans in an amount that could reasonably be expected to have a Material Adverse Effect.

      Section 6.10 Sale or Discount of Receivables. Sell, with or without recourse, for discount or otherwise, or permit any of the Subsidiary Guarantors to sell, with or without recourse, for discount or otherwise, any notes receivable or accounts receivable. Notwithstanding the foregoing, the Company and the Subsidiary Guarantors may (a) without recourse (except for Standard Securitization Undertakings), enter into Permitted Securitizations, and (b) sell, without recourse (except for accounts receivable sold with recourse to Northeastern Farm Credit, A.C.A. in an aggregate face amount not to exceed $300,000 in any Fiscal Year), notes receivable or accounts receivable in the ordinary course of business of the Company and the Subsidiary Guarantors (as conducted as of the Closing Date) in an aggregate face amount not to exceed $750,000 in any Fiscal Year, provided, that the Net Cash Proceeds from sales pursuant to this subsection
(b) shall be applied to prepay the Term Loans pursuant to Section
2.10(b)(3).

      Section 6.11 Negative Pledge Agreements. Create, incur, assume or suffer to exist, or permit any of the Subsidiary Guarantors to create, incur, assume or suffer to exist, any contract, agreement or understanding (other than (a) this Agreement and the other Financing Documents, (b) the Senior Subordinated Notes Indenture, and (c) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby, provided, that any such prohibition or limitation is only effective against the Property financed thereby) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any Property of the Company or the Subsidiary Guarantors, or which requires the consent of or notice to other Persons in connection therewith.

      Section 6.12 Transactions with Affiliates. Enter into any transaction or series of transactions, or permit any of its Subsidiaries to enter into any transaction or series of transactions, with Affiliates of the Company or its Subsidiaries which involve an outflow of money or other Property from the Company or its Subsidiaries to an Affiliate of the Company or its Subsidiaries, including but not limited to repayment of Indebtedness, management fees, compensation, salaries, asset purchase payments or any other type of fees or payments similar in nature, other than on terms and conditions substantially as favorable to the Company and its Subsidiaries as would be obtainable by the Company and its Subsidiaries in a reasonably comparable arm's-length transaction with a Person other than an Affiliate of the Company or its Subsidiaries. Notwithstanding the foregoing, the restrictions set forth in this Section 6.12 shall not apply to: (a) any transaction or series of transactions with the Company or the Subsidiary Guarantors which involve an outflow of money or other Property from an Unrestricted Subsidiary to the Company or a Subsidiary Guarantor, or (b) any transaction or series of transactions which involve an outflow of money or other Property from an Unrestricted Subsidiary to another Unrestricted Subsidiary.

      Section 6.13 Unconditional Purchase Obligations. Enter into or be a party to, or permit any of the Subsidiary Guarantors to enter into or be a party to, any material contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

      Section 6.14 Stock. Authorize or issue (a) any Equity to any Person other than PM Holdings, or (b) any preferred stock or other Equity securities having a mandatory redemption right existing with regard thereto.


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


      Section 6.15 Modifications to Senior Subordinated Notes; No
Voluntary Prepayments.

           (a) Amend, modify, or waive any covenant contained in the Senior Subordinated Notes or the Senior Subordinated Notes Indenture if the effect of such amendment, modification, or waiver could be to make the terms of the Senior Subordinated Notes or the Senior Subordinated Notes Indenture materially more onerous to the Company;

           (b) Amend, modify, or waive any provision of the Senior Subordinated Notes or the Senior Subordinated Notes Indenture which (1) subjects the Company to any additional material obligation, (2) increases the principal of or rate of interest on any Senior Subordinated Note, (3) accelerates the date fixed for any payment of principal or interest on any Senior Subordinated Note, (4) would change the percentage of holders of such Senior Subordinated Notes required for any such amendment, modification, or waiver from the percentage required on the Closing Date, or (5) relates to the subordination provisions thereof; or

           (c) Make any voluntary prepayment of, or optionally redeem, or make any payment in defeasance of, any part of the Senior Subordinated Notes.

      Section 6.16 Intercompany Transactions. Except for (a) any encumbrance or restriction pursuant to the Senior Subordinated Notes Indenture, (b) in the case of clause (D) below, any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any Property that is subject to a lease, license or similar contract, (c) in the case of clause (D) below, encumbrances or restrictions contained in security agreements or mortgages permitted under Section 6.3(h) to the extent such encumbrances or restrictions are limited to the Property subject to such security agreements or mortgages,
(d) any restriction imposed by applicable law, and (e) customary encumbrances or restrictions contained in agreements of a Special Purpose Vehicle created in connection with a Permitted Securitization that are necessary to effect such Permitted Securitization, create and will not permit any of the Subsidiary Guarantors to, create or otherwise cause or permit to exist or become effective, except as may be expressly permitted or required by the Financing Documents, any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary Guarantor to (A) pay dividends or make any other distribution to the Company or any Subsidiary Guarantor in respect of such Subsidiary Guarantor's capital stock or with respect to any other interest or participation in, or measured by, its profits, (B) pay any indebtedness owed to the Company or any Subsidiary Guarantor, (C) make any loan or advance to the Company or any Subsidiary Guarantor, or (D) sell, lease or transfer any of its Property to the Company or any Subsidiary Guarantor.

      Section 6.17 Reverse Designation of Unrestricted Subsidiaries. Designate (which designation is approved by the Board of Directors of the Company) an Unrestricted Subsidiary as a Subsidiary Guarantor unless Section 5.1(i) is complied with and unless both before and after giving effect to such reverse designation (a) no Default or Event of Default shall exist, including, without limitation, a breach of Section 6.2, Section
6.3 or Section 6.6, (b) no default or event of default shall exist or be continuing under any agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by such Unrestricted Subsidiary, (c) no default or event of default shall exist or be continuing under the Senior Subordinated Notes Indenture, and (d) after giving effect to such redesignation, such Subsidiary will not meet any of the criteria set forth in the definition of "Unrestricted Subsidiary." Notice of any such reverse designation by the Company shall be delivered by the Company to the Administrative Agent together with a copy of the resolutions of the Board of Directors of the Company approving such reverse designation and a certificate of a Responsible Officer certifying that such reverse designation complies with the requirements of this

Section 6.17. Such reverse designation shall become effective upon receipt by the Administrative Agent of the foregoing. Any reverse designation that fails to comply with the terms of this
Section 6.17 shall be null and void and of no effect whatsoever.

      Section 6.18 Rabobank Limited Guaranty. Except to increase the amount guaranteed thereunder to an amount not in excess of $12,000,000, amend or modify the terms of the Rabobank Limited Guaranty in a manner which could adversely affect the Lenders without the prior written consent of the Required Lenders.

                             ARTICLE 7
                         EVENTS OF DEFAULT

      Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

      Section 7.1 Payments. (a) The Company shall fail to pay when due (including, but not limited to, by mandatory prepayment required pursuant to Section 2.10) any principal of any Loan or any Note, or any Reimbursement Obligation; or (b) the Company shall fail to pay when due any interest on any Loan or Note or any fee or any other amount payable hereunder or under the Fee Letter or any other Financing Document and, with regard to this clause (b), such failure to pay shall continue unremedied for a period of three Business Days.

      Section 7.2 Covenants Without Notice. The Company shall fail to observe or perform any covenant or agreement contained in Subsections 5.1(a), 5.1(e), 5.1(g), 5.1(i), 5.1(j) and 5.2(e)
Article 6.

      Section 7.3 Other Covenants. The Company shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 7.1 or 7.2, and, if capable of being remedied, such failure shall remain unremedied for 30 days after the earlier of (1) the Company's obtaining knowledge thereof, or (2) written notice thereof shall have been given to the Company by any Lender, any Issuing Bank or the Administrative Agent.

      Section 7.4 Other Financing Document Obligations. Default is made in the due observance or performance by PM Holdings, the Company or any Subsidiary of the Company of any of the covenants or agreements contained in any Financing Document other than this Agreement, and such default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such Financing Document.

      Section 7.5 Representations. Any representation, warranty or statement made or deemed to be made by PM Holdings, the Company or any Subsidiary of the Company or any of PM Holdings's, such Company's, or Subsidiary's officers herein or in any other Financing Document, or in any certificate, request or other document furnished pursuant to or under this Agreement or any other Financing Document, shall have been incorrect in any material respect as of the date when made or deemed to be made.

      Section 7.6 Non-Payments of Other Indebtedness. The Company or any of its Subsidiaries shall fail to make any payment or payments of principal of or interest on any Indebtedness of the Company or such Subsidiary (other than (a) the Lender Indebtedness and (b) any trade account subject to a bona fide dispute and the trade creditor has neither filed a lawsuit nor caused a Lien to be placed upon


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any Property of the Company or such Subsidiary) in excess of
$10,000,000 in the aggregate when due (whether at stated maturity, by acceleration, on demand or otherwise) after giving effect to any applicable grace period.

      Section 7.7 Defaults Under Other Agreements. The Company or any of its Subsidiaries shall fail to observe or perform any covenant or agreement contained in any agreement(s) or instrument(s) relating to Indebtedness of the Company or such Subsidiary of $10,000,000 or more in the aggregate within any applicable grace period, or any other event shall occur, if the effect of such failure or other event is to accelerate, or, with respect to the Company and the Subsidiary Guarantors, to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of $10,000,000 or more in the aggregate of such Indebtedness; or $10,000,000 or more in the aggregate of any such Indebtedness shall be, or if as a result of such failure or other event may be, required to be prepaid in whole or in part prior to its stated maturity.

      Section 7.8 Bankruptcy. PM Holdings, the Company or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against PM Holdings, the Company or any of its Subsidiaries and the petition is not controverted within 10 days, or is not stayed or dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of PM Holdings, the Company or any of its Subsidiaries; or PM Holdings, the Company or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to PM Holdings, the Company or such Subsidiary or there is commenced against PM Holdings, the Company or any of its Subsidiaries any such proceeding which remains unstayed or undismissed for a period of 60 days; or PM Holdings, the Company or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or PM Holdings, the Company or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its Property to continue undischarged or unstayed for a period of 60 days; or PM Holdings, the Company or any of its Subsidiaries makes a general assignment for the benefit of creditors; or PM Holdings, the Company or any of its Subsidiaries shall fail to pay, or shall state in writing that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or PM Holdings, the Company or any of its Subsidiaries shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by PM Holdings, the Company or any of its Subsidiaries for the purpose of effecting any of the foregoing.

      Section 7.9 Money Judgment. Judgments or orders for the payment of money involving in the aggregate at any time a liability (net of any insurance proceeds or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) of more than $10,000,000 or that could otherwise have a Material Adverse Effect shall be rendered against the Company or any of the Subsidiary Guarantors and such judgment or order shall continue unsatisfied in accordance with the terms of such judgment or order (in the case of a money judgment) and in effect for a period of 60 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise).

      Section 7.10 Financing Documents. Any Material
Provision of any of the Financing Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable (except as enforceability may be


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limited as stated in Section 4.3) in accordance with
its terms, or, in the case of any of the Security Instruments, cease to create a valid and perfected Lien of the priority contemplated thereby on any of the collateral purported to be covered thereby, or the Company or any of its Subsidiaries (or any other Person who may have granted or purported to grant such
Lien) shall so state in writing. As used in this Section 7.10, "Material Provision" shall mean (a) with respect to this Agreement, the Notes, or the PM Holdings Guaranty, any material term, covenant, or agreement set forth therein, and (b) with respect to any other Financing Document, any provision if the validity and enforceability thereof is necessary for such Financing Document to accomplish its stated, or clearly intended, purpose or otherwise necessary in order for any Lender to enforce any material right or remedy under any Financing Document.

      Section  7.11  Change of Control. The occurrence of a
Change of Control.

      Section 7.12 Merger Agreement Representations and
Warranties. Any representation or warranty made or deemed made by PM Holdings or Acquisition Co. in the Merger Agreement shall be or have been incorrect in any material respect as of the Closing
Date.

      Section 7.13 Default Under Senior Subordinated Notes. The Company shall fail to observe or perform any covenant or agreement contained in the Senior Subordinated Notes or the Senior Subordinated Notes Indenture within any applicable grace period, if the effect of such failure or other event is to accelerate, or to permit the holders of the Senior Subordinated Notes or any other Person to accelerate, the maturity thereof.

      Section 7.14 Senior Indebtedness. The Senior Subordinated Notes shall cease, for any reason, to be validly subordinated to the Lender Indebtedness, as provided in the Senior Subordinated Notes Indenture or the Company, any Affiliate of the Company, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert in writing.

      Section 7.15 BP Indemnity. (a) The occurrence, with respect to any of the BP Parties, of any of the events described in
Section 7.8 or the failure of the BP Indemnity to continue to be in full force and effect, (b) the occurrence of any event or the existence of any condition that would have been covered by the BP Indemnity, and (c) the existence of (a) and (b), collectively, could reasonably be expected to have a Material Adverse Effect.

      Section 7.16 Ralston Indemnity. (a) The occurrence, with respect to any of the Ralston Parties, of any of the events described in Section 7.8 or the failure of the Ralston Indemnity to continue to be in full force and effect, (b) the occurrence of any event or the existence of any condition that would have been covered by the Ralston Indemnity, and (c) the existence of (a) and (b), collectively, could reasonably be expected to have a Material Adverse Effect.

Then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written or telex request of the Required Lenders, shall, by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note, to enforce its claims against the Company: (a) declare the Revolving Credit Commitment and other lending obligations, if any, terminated, whereupon the Revolving Credit Commitment and other lending obligations, if any, of each Lender shall terminate immediately; or (b) declare the entire principal amount of and all accrued interest on all Lender Indebtedness then outstanding to be, whereupon the same shall become, forthwith due and payable without presentment,


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


demand, protest, notice of protest or dishonor, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived by the Company, and thereupon take such action as it may deem desirable under and pursuant to the Financing Documents, provided, that if an Event of Default specified in Section 7.8 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to the Company, as specified in clauses (a) and (b) above, shall occur automatically without the giving of any such notice; or (c) if any Letter of Credit shall then be outstanding, demand Cover which the Company shall immediately pay to the Administrative Agent for deposit in a cash collateral account maintained pursuant to the Cash Collateral Agreement.


                             ARTICLE 8
                            THE AGENTS

      Section 8.1 Appointment of Administrative Agent. Each Lender (and each Secured Affiliate by and through its affiliated Lender), each Co-Agent and each Issuing Bank hereby designates Chase Bank of Texas, National Association, as Administrative Agent to act as herein specified and as specified in the other Financing Documents. Each Lender (and each Secured Affiliate by and through its affiliated Lender) and each Issuing Bank hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the Notes, and the other Financing Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its agents or employees.

      Section 8.2 Limitation of Duties of Administrative
Agent. The Administrative Agent shall have no duties or responsibilities except those expressly set forth with respect to the Administrative Agent in this Agreement and as specified in the other Financing Documents. Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement except as expressly set forth herein.

      Section  8.3 Lack of Reliance on the Administrative Agent.

           (a) Independent Investigation. Independently and without reliance upon the Administrative Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (1) its own independent investigation of the financial condition and affairs of the Company in connection with the taking or not taking of any action in connection herewith, and
(2) its own appraisal of the creditworthiness of the Company, and, except as expressly provided in this Agreement, and the other Financing Documents, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the consummation of the transactions contemplated herein or at any time or times thereafter.


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


           (b) Administrative Agent Not Responsible. The Administrative Agent shall not be responsible to any Lender or any Issuing Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Letters of Credit or the other Financing Documents or the financial condition of the Company or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes or the other Financing Documents, or the financial condition of the Company, or the existence or possible existence of any Default or Event of Default.

      Section 8.4 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement, the Notes and the other Financing Documents, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement, the Notes and the other Financing Documents in accordance with the instructions of the Required Lenders, or to the extent required by Section 9.2, all of the Lenders.

      Section 8.5 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Administrative Agent may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      Section 8.6 INDEMNIFICATION OF ADMINISTRATIVE AGENT. TO THE EXTENT THE ADMINISTRATIVE AGENT IS NOT REIMBURSED AND INDEMNIFIED BY THE COMPANY, EACH LENDER WILL REIMBURSE AND INDEMNIFY THE ADMINISTRATIVE AGENT IN PROPORTION TO ITS TOTAL CREDIT PERCENTAGE, FOR AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING REASONABLE COUNSEL FEES AND DISBURSEMENTS) OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT IN PERFORMING ITS DUTIES HEREUNDER, IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT AND BY REASON OF THE ORDINARY NEGLIGENCE OF THE ADMINISTRATIVE AGENT, PROVIDED, THAT NO LENDER SHALL BE LIABLE TO THE ADMINISTRATIVE AGENT FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

      Section 8.7 The Administrative Agent in its Individual Capacity. With respect to its obligations under this Agreement, the Loans made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties, if any, specified herein; and the terms "Lenders," "Required Lenders," "Revolving Credit Lenders," "Tranche A Term Loan Lenders," "Tranche B Term Loan Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates,


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


include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any affiliate of the Company as if it were not performing the duties, if any, specified herein, and may accept fees and other consideration from the Company for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

      Section 8.8 May Treat Lender as Owner. The Company, the Administrative Agent and the Issuing Banks may deem and treat each Lender as the owner of such Lender's Note for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the owner of a Note shall be conclusive and binding on any subsequent owner, transferee or assignee of such Note or any promissory note or notes issued in exchange therefor.

      Section  8.9   Successor Administrative Agent.

           (a) Administrative Agent Resignation. The
Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the Issuing Banks and the Company and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right, upon five days' notice to the Company, to appoint a successor Administrative Agent, subject to the approval of the Company, such approval not to be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then, upon five days' notice to the Company, the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent (subject to approval of the Company, such approval not to be unreasonably withheld), which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $250,000,000.

           (b) Rights, Powers, etc. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

      Section 8.10 Co-Agents. No Co-Agent shall have any duties hereunder in its capacity as such.

                             ARTICLE 9
                           MISCELLANEOUS

      Section 9.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including, telecopy or similar teletransmission or writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify by notice to the Administrative Agent and the


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


Company. Each such notice, request or other communication shall be effective (a) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (b) if given by any other means (including, but not limited to, by air courier), when delivered at the address specified in this Section, provided, that notices to the Administrative Agent shall not be effective until actually and physically received.

      Section 9.2 Amendments and Waivers. Neither this Agreement nor any other Financing Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent shall, from time to time, (x) enter into with the Company, written amendments, supplements or modifications hereto and to the other Financing Documents for the purpose of adding any provisions to this Agreement or to the other Financing Documents or changing in any manner the rights or obligations of the Lenders or the Company hereunder or thereunder or (y) waive at the Company's request, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Financing Documents or any Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

           (a) reduce the amount or extend the scheduled date of maturity of any Loan or any Reimbursement Obligation or of any scheduled installment thereof or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or modify any provision that provides for the ratable sharing by the Lenders of any payment or prepayment of Lender Indebtedness to provide for a non-ratable sharing thereof or the right of the Term Lenders to decline acceptance of prepayment or increase the amount or extend the expiration date of the Revolving Credit Commitments or Term Loan Commitments or amend, modify or waive any provision of Section 2.19, in each case without the prior written consent of each Lender directly affected thereby;

           (b) change the currency in which any Loan or Reimbursement Obligation is payable or amend, modify or waive any provision of this Section 9.2 or reduce the percentage specified in the definition of Required Lenders, in each case without the written consent of all of the Lenders;

           (c) release (1) any Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement,
      (2) PM Holdings from its obligations under the PM Holdings Guaranty or the PM Holdings Pledge Agreement, or (3) all or substantially all of the Collateral, without the written consent of all of the Lenders, except as expressly permitted hereby, provided, that the Administrative Agent shall and may release (without consent from the Lenders) any Collateral sold, transferred or otherwise disposed of as permitted by Section 6.4;

           (d) amend, modify or waive any provision of Article 8 without the written consent of the Administrative Agent; or

           (e) amend, modify or waive (1) any Letter of Credit Liability without the written consent of the applicable Issuing Bank or (2) any Letter of Credit without the consent of each Revolving Credit Lender if such Letter of Credit, after giving effect to such amendment, modification or waiver, would no longer satisfy the requirements hereof if such Letter of Credit was being issued ab initio at such time, provided, that in all cases other than clauses (1) or
      (2), only the
      consent of the applicable Issuing Bank shall be required to amend, modify or waive any Letter of Credit.

      Any waiver and any amendment, supplement or modification pursuant to this Section 9.2 shall apply to each of the Lenders and shall be binding upon the Company, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Company, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Financing Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

      Section 9.3 No Waiver; Remedies Cumulative. No failure or delay on the part of the Company or the Administrative Agent or any Lender or any holder of any Note in exercising any right or remedy under this Agreement or any other Financing Document and no course of dealing between the Company and the Administrative Agent or any Lender or any holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under the Notes, this Agreement or any other Financing Document preclude any other or further exercise thereof or the exercise of any other right or remedy under the Notes, this Agreement or any other Financing Document. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Company, the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Company not required under the Notes, this Agreement or any other Financing Document in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

      Section 9.4 Payment of Expenses, Indemnities, etc. The
Company agrees to (and shall be liable for):

           (a) Expenses. Whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Issuing Bank in the administration (both before and after the execution hereof and including advice of counsel for the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, refinancing, renegotiation or restructuring of, this Agreement, the Notes, and the other Financing Documents and any amendment, waiver or consent relating thereto (including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent) and promptly reimburse the Administrative Agent and the Lenders for all amounts expended, advanced, or incurred by the Administrative Agent or the Lenders to satisfy any obligation of the Company, PM Holdings, or the Subsidiary Guarantors under this Agreement or any other Financing Document. After Default, the Company shall also pay all reasonable out-of-pocket costs and expenses of the Lenders in connection with the preservation of rights under, enforcement of, refinancing, renegotiation or restructuring of, this Agreement, the Notes, and the other Financing Documents and any amendment, waiver or consent relating thereto (including, but not limited to, the reasonable fees and disbursements of counsel for the Lenders);

           (b) INDEMNIFICATION. INDEMNIFY THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND EACH LENDER, EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS AND AFFILIATES FROM, HOLD EACH OF THEM HARMLESS AGAINST,


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


      AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, ANY AND ALL ACTIONS, SUITS, PROCEEDINGS (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES), CLAIMS, COSTS, LOSSES, LIABILITIES, DAMAGES OR EXPENSES OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (1) ANY ACTUAL OR PROPOSED USE BY THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY OF THE PROCEEDS OF ANY OF THE LOANS; OR (2) ANY OTHER ASPECT OF THIS AGREEMENT, THE MERGER, THE NOTES, AND THE FINANCING DOCUMENTS, INCLUDING BUT NOT LIMITED TO THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL (INCLUDING ALLOCATED COSTS OF INTERNAL COUNSEL) AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM, AND INCLUDING ALL ACTIONS, SUITS, PROCEEDINGS (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES), CLAIMS, COSTS, LOSSES, LIABILITIES, DAMAGES OR EXPENSES ARISING BY REASON OF ORDINARY NEGLIGENCE OF ANY OF THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND EACH LENDER, EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS AND AFFILIATES; PROVIDED, HOWEVER, THE PROVISIONS OF THIS
      SECTION 9.4(B) SHALL NOT APPLY TO ANY ACTION, SUITS, PROCEEDINGS, CLAIMS, COSTS, LOSSES, LIABILITIES, DAMAGES, OR EXPENSES TO THE EXTENT, BUT ONLY TO THE EXTENT, CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY SEEKING INDEMNIFICATION;

           (c) ENVIRONMENTAL INDEMNIFICATION. INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND THE LENDERS, EACH PERSON CLAIMING BY, THROUGH, UNDER OR ON ACCOUNT OF ANY OF THE FOREGOING AND THE RESPECTIVE DIRECTORS, OFFICERS, COUNSEL, EMPLOYEES, AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES (WHICH RELATE TO OR ARISE AS A RESULT OF THE LOANS, THE LETTERS OF CREDIT OR ANY FINANCING DOCUMENT) TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT AND INCLUDING ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES (WHICH RELATE TO OR ARISE AS A RESULT OF THE LOANS, THE LETTERS OF CREDIT OR ANY FINANCING DOCUMENT) ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND THE LENDERS, EACH PERSON CLAIMING BY, THROUGH, UNDER OR ON ACCOUNT OF ANY OF THE FOREGOING AND THE RESPECTIVE DIRECTORS, OFFICERS, COUNSEL, EMPLOYEES, AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING (1) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR RESPECTIVE PROPERTIES,
      (2) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE COMPANY OR ANY OF ITS SUBSIDIARIES WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE COMPANY OR ANY OF ITS SUBSIDIARIES,
      (3) DUE TO PAST OWNERSHIP BY THE COMPANY OR ANY OF ITS SUBSIDIARIES OF ANY OF THEIR RESPECTIVE PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR RESPECTIVE PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR RESPECTIVE PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (4) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR (5)


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ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN
CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER FINANCING
DOCUMENT; AND

           (d) ENVIRONMENTAL WAIVER. WITHOUT LIMITING THE FOREGOING PROVISIONS, THE COMPANY HEREBY DOES WAIVE, RELEASE AND COVENANT NOT TO BRING AGAINST ANY OF THE PERSONS INDEMNIFIED IN THIS SECTION 9.4 ANY DEMAND, CLAIM, COST RECOVERY ACTION OR LAWSUIT THEY MAY NOW OR HEREAFTER HAVE OR ACCRUE (WHICH RELATE TO OR ARISE AS A RESULT OF THE LOANS, THE LETTERS OF CREDIT OR ANY FINANCING DOCUMENT) ARISING FROM (1) ANY ENVIRONMENTAL LAW NOW OR HEREAFTER ENACTED (INCLUDING THOSE APPLICABLE TO THE COMPANY OR ANY OF ITS SUBSIDIARIES), (2) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR (3) THE BREACH OR NONCOMPLIANCE BY THE COMPANY WITH ANY ENVIRONMENTAL LAW OR ENVIRONMENTAL COVENANT APPLICABLE TO THE COMPANY OR ANY OF ITS SUBSIDIARIES.

If and to the extent that the obligations of the Company under this Section are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The Company's obligations under this Section shall survive any termination of this Agreement and the payment of the Notes.

      Section 9.5 Right of Setoff. In addition to and not in limitation of all rights of offset that any Lender or Issuing Bank may have under applicable law, each Lender or other holder of a Note, or any other Lender Indebtedness shall, upon the occurrence of any Event of Default and at any time during the continuance thereof and whether or not such Lender, such Issuing Bank or such holder has made any demand or the Company's obligations are matured, have the right at any time and from time to time, without notice to the Company (any such notice being expressly waived by the Company) to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Lender or Issuing Bank to or for the credit or the account of the Company against any and all of the Lender Indebtedness owing to such Lender or Issuing Bank then outstanding, subject to the provisions of Section 2.19.

      Section 9.6 Benefit of Agreement. The Notes, this Agreement and the other Financing Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided, that the Company may not assign or transfer any of its interest hereunder or thereunder without the prior written consent of the Lenders.

      Section 9.7 Successors and Assigns; Participations and
Assignments.

           (a) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions, or investment funds ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder and under the other Financing Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan (and any Note evidencing such Loan) for all purposes under this Agreement and the other Financing Documents and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations


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


under this Agreement and the other Financing Documents. Any agreement pursuant to which any Lender shall sell any such participating interest shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce the Company's obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Financing Documents, provided, that such participation agreement may provide that such Lender will not agree to any amendment, supplement, modification or waiver described in clause (a), (b) or (c) of the proviso to the second sentence of Section 9.2 without the consent of the Participant. The Company agrees that each Lender shall be entitled to the benefits of Sections 2.15, 2.16, 2.18, 2.20 and 9.4 without regard to whether it has granted any participating interests, and that all amounts payable to a Lender under such Sections shall be determined as if such Lender had not granted any such participating interests. Each Participant shall have the rights of set-off against the Lender Indebtedness and similar rights or Liens to the same extent as may be available to the Administrative Agent or the Lenders.

           (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

           (c) Any Lender may, in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate or Approved Fund thereof, or, with the prior written consent of the Company and the Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank, financial institution or investment fund (an "Assignee") all or any part of its rights and obligations under this Agreement and any Notes, including, without limitation, its Revolving Credit Commitment, Loans, and Letter of Credit Liabilities pursuant to an Assignment and Acceptance, substantially in the form of Exhibit G (each an "Assignment and Acceptance"), executed by such Assignee, such assigning Lender (and, in the case of any Assignee that is not then a Lender or an Affiliate thereof, by the Company and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided, that (1) (unless the Company and the Administrative Agent otherwise consent in writing) no such transfer to an Assignee (other than a Lender or any Affiliate or Approved Fund thereof) shall be in a principal amount less than (A) $5,000,000 for a transfer by a Tranche B Term Loan Lender, and (B) $10,000,000 in the aggregate for a transfer by any other Lender (or, if less, the full amount of such assigning Lender's Term Loans, Revolving Credit Loans, Letter of Credit Liabilities, and Revolving Credit Commitment),
(2) after giving effect to any such assignments by a Revolving Credit Lender or a Tranche A Term Loan Lender, the Revolving Credit Percentage of the assigning Lender and the Assignee must equal such Person's Tranche A Term Loan Percentage and (3) if any Lender assigns all or any part of its rights and obligations under this Agreement to one of its Affiliates in connection with or in contemplation of the sale or other disposition of its interest in such Affiliate, the Company's and the Administrative Agent's prior written consent shall be required for such assignment, and (4) any consent of the Company otherwise required under this paragraph shall not be required if a Default has occurred and is continuing. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment, Revolving Credit Exposure, and Term Loans, as set forth therein, and (y) the assigning Lender thereunder shall be released from its obligations under this Agreement to the extent that such obligations shall have been expressly assumed by the Assignee pursuant to such Assignment and Acceptance (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall nevertheless continue to be entitled to the benefits of Sections 2.16, 2.18, 2.20, and 9.4). Notwithstanding the foregoing, no Assignee, which as of the date of any assignment to it pursuant to this Section 9.7(c) would be entitled to receive any greater payment under Section 2.16 or 2.20


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


than the assigning Lender would have been entitled to receive as of such date under such Sections with respect to the rights assigned, shall be entitled to receive such payments unless the Company has expressly consented in writing to waive the benefit of this provision at the time of the Assignment. The foregoing sentence shall not preclude any Assignee from receiving greater payments under Section 2.16 or 2.20 than the assigning Lender would have been entitled to receive after the date of such assignment.

           (d) The Administrative Agent, on behalf of the Company, shall maintain at its address referred to in Section 9.1 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment and of, and the principal amount of the Loans and Letter of Credit Liabilities owing to, and any Notes evidencing such Loans owned by, each Lender from time to time. Notwithstanding anything in this Agreement to the contrary, the Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of any Loan, any Notes and the Revolving Credit Commitments and recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

           (e) Notwithstanding anything in this Agreement to the contrary, no assignment under Section 9.7(c) of any rights or obligations under or in respect of the Loans, Reimbursement Obligations or any Notes evidencing such Loans shall be effective unless and until the Administrative Agent shall have recorded the assignment in the Register pursuant to this Section 9.7(e). Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Company and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (which fee need not be paid in the case of any assignment to an Affiliate or Approved Fund of the assigning Lender and which shall not be a cost subject to reimbursement under Section
9.4 or otherwise hereunder), the Administrative Agent shall (1) promptly accept such Assignment and Acceptance and (2) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the Lenders and the Company. On or prior to such effective date, the assigning Lender shall surrender any outstanding Notes held by it, all or a portion of which are being assigned, and the Company, shall, upon the request to the Administrative Agent by the assigning Lender or the Assignee, as applicable, execute and deliver to the Administrative Agent (in exchange for the outstanding Notes of the assigning Lender) a new Revolving Credit Note, Tranche A Term Note and/or Tranche B Term Note, as the case may be, to the order of such Assignee in an amount equal to (A) in the case of a Revolving Credit Note, the greater of (i) the amount of such Assignee's Revolving Credit Commitment and (ii) the aggregate principal amount of the Revolving Credit Exposure of such Assignee, (B) in the case of a Tranche A Term Note, the amount of such Assignee's Tranche A Term Loans, and (C) in the case of a Tranche B Term Note, the amount of such Assignee's Tranche B Term Loans, in each case with respect to the relevant Loan, Letter of Credit Liability or Revolving Credit Commitment after giving effect to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment, Revolving Credit Exposure, or Term Loan hereunder, a new Revolving Credit Note, Tranche A Term Note and/or Tranche B Term Note, as the case may be, to the order of the assigning Lender in an amount equal to (i) in the case of a Revolving Credit Note, the greater of a) the amount of such Lender's Revolving Credit Commitment and b) the aggregate principal amount of the Revolving Credit Exposure of such Lender, (ii) in the case of a Tranche A Term Note, the amount of such Lender's Tranche A Term Loans, and (iii) in the case of a Tranche B Term Note, the amount of such Lender's Tranche B Term Loans, in each case with respect to the relevant Loan, Revolving Credit Exposure or Revolving Credit Commitment after giving effect to such Assignment and Acceptance. Any such new Notes shall be dated such effective date and shall otherwise be in the form of


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


the Note replaced thereby. Any Notes surrendered by the assigning
Lender shall be returned by the Administrative Agent to the Company marked "canceled".

           (f) The Company authorizes each Lender to disclose to any participant or Assignee (each, a "Transferee") and any prospective Transferee, provided, that any such Transferee or potential Transferee has signed a confidentiality agreement substantially similar to the provisions of Section 9.13, any and all information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its Affiliates prior to becoming a party to this Agreement. No assignment or participation made or purported to be made to any Transferee shall be effective without the prior written consent of the Company if it would require it to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction, and the Company shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Transferee to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.

           (g) Any Lender may at any time grant, pledge or assign a security interest in all or a portion of its rights under this Agreement to secure obligations of such Lender, including any such grant, pledge or assignment to a Federal Reserve Bank, and this Section 9.7 shall not apply to any such grant, pledge or assignment of a security interest, provided, that no such grant, pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

      Section  9.8   GOVERNING LAW; SUBMISSION TO JURISDICTION; ETC.

           (A) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, OR ANY SIMILAR SUCCESSOR PROVISION THERETO, BUT EXCLUDING ALL OTHER CONFLICT-OF-LAWS RULES)AND TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA.

           (b) SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE OTHER FINANCING DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, BUT NOT LIMITED TO, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

           (c) WAIVER OF CONSEQUENTIAL DAMAGES. TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND THE LENDERS (I) IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (II) CERTIFIES THAT NO PARTY HERETO NOR ANY


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REPRESENTATIVE OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED,
EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (III) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BASED UPON, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

           (d) Designation of Process Agent. The Company hereby irrevocably designates CT Corporation System, with an office on the date hereof at 1633 Broadway, New York, New York, 10019, as the designee, appointee and process agent of the Company to receive, for and on behalf of the Company, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement, the Notes, or the other Financing Documents. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to the Company at its address set forth opposite its signature below, but the failure of the Company to receive such copy shall not affect in any way the service of such process. The Company further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its said address, such service to become effective on the earlier to occur of (i) actual receipt of such service of process and (ii) 30 days after such mailing.

           (e) Service of Process. Nothing herein shall affect the right of the Administrative Agent or any Lender or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

      Section 9.9 Independent Nature of Lenders' Rights. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

      Section 9.10 Invalidity. In the event that any one or more of the provisions contained in the Notes, this Agreement or in any other Financing Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, (a) the Company agrees that such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any other Financing Document and (b) the Company and the Administrative Agent (acting on behalf and at the direction of the Lenders) will negotiate in good faith to amend such provision so as to be legal, valid, and enforceable.

      Section 9.11 Renewal, Extension or Rearrangement. All provisions of this Agreement and of any other Financing Documents relating to the Notes or other Lender Indebtedness shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Lender Indebtedness originally represented by the Notes, or of any part of such other Lender Indebtedness.

      Section 9.12 Interest. It is the intention of the parties hereto to conform strictly to usury laws applicable to the Administrative Agent, the Issuing Banks and the Lenders (collectively, the "Financing Parties") and the Transactions. Accordingly, if the Transactions would be usurious as to any Financing Party under laws applicable to it, then, notwithstanding anything to the contrary in the Notes, this Agreement or in any other Financing Document or agreement entered into in connection with the Transactions or as security for the Notes, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Financing Party that is contracted for, taken, reserved, charged or received by


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


such Financing Party under the Notes, this Agreement or under any of such other Financing Documents or agreements or otherwise in connection with the Transactions shall under no circumstances exceed the maximum amount allowed by such applicable law, (b) in the event that the maturity of the Notes is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Financing Party may never include more than the maximum amount allowed by such applicable law, and (c) excess interest, if any, provided for in this Agreement or otherwise in connection with the Transactions shall be canceled automatically by such Financing Party and, if theretofore paid, shall be credited by such Financing Party on the principal amount of the Company's Indebtedness to such Financing Party (or, to the extent that the principal amount of the Company's Indebtedness to such Financing Party shall have been or would thereby be paid in full, refunded by such Financing Party to the Company). The right to accelerate the maturity of the Notes does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Financing Parties do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to the Financing Parties for the use, forbearance or detention of sums included in the Lender Indebtedness shall, to the extent permitted by law applicable to such Financing Party, be amortized, prorated, allocated and spread throughout the full term of the Notes until payment in full so that the rate or amount of interest on account of the Lender Indebtedness does not exceed the applicable usury ceiling, if any. As used in this Section, the terms "applicable law" or "laws applicable to any Financing Party" shall mean the law of any jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement, or law of the United States of America applicable to any Financing Party and the Transactions which would permit such Financing Party to contract for, charge, take, reserve or receive a greater amount of interest than under such jurisdiction's law. To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to any Financing Party for the purpose of determining the Highest Lawful Rate, such Financing Party hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to such Financing Party's right subsequently to change such method in accordance with applicable law.

      Section 9.13 Confidential Information. The Administrative Agent and each Lender agree that all documentation and other information made available by the Company to the Administrative Agent or such Lender under the terms of this Agreement shall (except to the extent such documentation or other information is publicly available or hereafter becomes publicly available other than by action of the Administrative Agent or such Lender, or was theretofore known or hereinafter becomes known to the Administrative Agent or such Lender independent of any disclosure thereto by the Company) be held in the strictest confidence in accordance with its customary procedures by the Administrative Agent or such Lender and used solely in the administration and enforcement of the Loans from time to time outstanding from such Lender to the Company and in the prosecution of defense of legal proceedings arising in connection herewith, provided, that (a) the Administrative Agent or such Lender may disclose documentation and information to the Administrative Agent and/or to any other Lender which is a party to this Agreement or any Affiliates thereof, (b) the Administrative Agent or such Lender may disclose such documentation or other information to any other bank or other Person to which such Lender sells or proposes to make an assignment or sell a participation in its Loans hereunder if such other bank or Person, prior to such disclosure, agrees in writing to be bound by the terms of a confidentiality agreement substantially similar to the provisions of this Section 9.13, and
(c) such Lender may disclose such documentation or other information to any of its direct or indirect contractual counterparties in swap agreements or such contractual counterparty's professional advisor if such contractual counterparty or professional advisor to such contractual counterparty agrees in writing to be bound by the terms of a confidentiality agreement substantially similar to the provision of this Section 9.13. Notwithstanding the foregoing, nothing contained herein shall be construed to prevent the Administrative Agent or a Lender from (1) making disclosure of any


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information (A) if required to do so by applicable law
or regulation, (B) to any governmental agency or regulatory body (including any self-regulatory agency or body) having or claiming to have authority to regulate or oversee any aspect of such Lender's business or that of such Lender's corporate parent or affiliates in connection with the exercise of such authority or claimed authority, (C) pursuant to any subpoena or if otherwise compelled in connection with any litigation or administrative proceeding, (D) to correct any false or misleading information which may become public concerning such Person's relationship to the Company, or (E) to the extent the Administrative Agent or such Lender or its counsel deems necessary or appropriate to effect or preserve its security for any Lender Indebtedness or to enforce any remedy provided in the Financing Documents, the Notes or this Agreement or otherwise available by law; or (2) making, on a confidential basis, such disclosures as such Lender reasonably deems necessary or appropriate to its legal counsel or accountants (including outside auditors). If the Administrative Agent or such Lender is compelled to disclose such confidential information in a proceeding requesting such disclosure, the Administrative Agent or such Lender shall seek to obtain assurance that such confidential treatment will be accorded such information; provided, however, that the Lender shall have no liability for the failure to obtain such treatment.

      Section 9.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      Section 9.15 ENTIRE AGREEMENT. THE NOTES, THIS
AGREEMENT AND THE OTHER FINANCING DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE ADMINISTRATIVE AGENT, THE ISSUING BANKS OR THE LENDERS AND THE OTHER RESPECTIVE PARTIES HERETO AND THERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      Section 9.16 Attachments. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

      Section 9.17 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

      Section 9.18 Survival of Indemnities. All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.16, 2.18, 2.20 and 9.4 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

      Section 9.19 Headings Descriptive. The headings of the several sections and subsections of this Agreement, and Table of Contents are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      Section 9.20 Satisfaction Requirement. If any agreement, certificate, instrument or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any party, the determination of such satisfaction shall be made by such party in its sole and exclusive judgment exercised reasonably and in good faith.

      Section 9.21 EXCULPATION PROVISIONS. EACH OF THE
PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEYS IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

      Section 9.22 Secured Affiliate. For purposes of this Agreement and all other Financing Documents (other than applicable Hedge Agreements), if a Secured Affiliate of a Lender has entered into one or more Hedge Agreements with the Company or any its Subsidiaries, then to the extent that such Secured Affiliate has rights or obligations (or if the affiliated Lender, rather than the Secured Affiliate, were the counter-party to the applicable Hedge Agreement, such rights or obligations that such Lender has) hereunder or under any other Financing Document (other than applicable Hedge Agreements), such affiliated Lender shall be the agent and attorney-in-fact for such Secured Affiliate with regard to any such rights and obligations, or deemed rights and obligations, as if such Lender were the counter-party to the applicable Hedge Agreement including, but not limited to, the following: (a) all distributions or payments in respect of Collateral owing to such Secured Affiliate shall be distributed or paid to such Lender, (b) all representations, statements or disclaimers made herein or in any Financing Document by or to such Lender shall be deemed to have been made by or to such Secured Affiliate, (c) all obligations incurred by such Lender that would have been incurred by the Secured Affiliate if it were a party hereto (including, but not limited to, obligations under Section 8.6) shall be the obligations of such Lender, and such Lender, as the agent and attorney-in-fact of its Secured Affiliate, will make any and all payments owing to the Administrative Agent with respect to such obligations or deemed obligations of its Secured Affiliate. Each such Lender represents, warrants and covenants to and with the Administrative Agent that such Lender has, or at all applicable times will have, full power and authority to act as agent and attorney-in-fact for its Secured Affiliates. Under no circumstance shall any Secured Affiliate have any voting rights hereunder and the voting rights of any affiliated Lender shall not be increased by virtue of the obligations owing to any such Secured Affiliate.

      Section 9.23 Issuing Banks. For purposes of this Agreement and all other Financing Documents (other than applicable Applications), if an affiliate of Chase has issued one or more Letters of Credit for the account of the Company, then to the extent that such affiliate has rights or obligations (or if Chase, rather than the affiliate, were the Issuing Bank, such rights or obligations that Chase has) hereunder or under any other Financing Document (other than applicable Applications), Chase shall be the agent and attorney-in-fact for such affiliate with regard to any such rights and obligations, or deemed rights and obligations, as if Chase has issued the applicable Letters of Credit and were the counterparty to the applicable Application including, but not limited to, the following: (a) all distributions or payments in respect of Collateral owing to such affiliate shall be distributed or paid to Chase, (b) all representations, statements or disclaimers made herein or in any Financing Document by or to Chase shall be deemed to have been made by or to such affiliate, (c) all obligations incurred by Chase that would have been incurred by the affiliate if it were a party hereto (including, but not limited to, obligations under Section 8.6) shall be the obligations of Chase, and Chase, as the agent and attorney-in-fact of its affiliate, will make any and all payments owing to the Administrative Agent with respect to such obligations or deemed obligations of its affiliate. Chase represents, warrants and covenants to and with the Administrative Agent that Chase has, or at all applicable times will have, full power and authority to act as agent and attorney-in-fact for its affiliates. Under no circumstance shall any affiliate of Chase issuing a Letter of Credit have any voting rights hereunder and the voting rights of any such affiliate shall not be increased by virtue of the obligations owing to such affiliate.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.


COMPANY:                        PURINA MILLS, INC.



                                By: /s/ David L. Abbott
                                   --------------------
                                   David L. Abbott
                                   President and Chief
                                   Executive Officer

                                Address: 1401 South Hanley Road
                                         St. Louis, MO 63144
                                Attention: Jean LaFond
                                Telephone: (314) 768-4153
                                Telecopy: (314) 768-4889

ADMINISTRATIVE AGENT, ISSUING   CHASE BANK OF TEXAS, NATIONAL
BANK AND LENDER:                ASSOCIATION, as an Issuing Bank,
                                a Lender and as the
                                Administrative Agent

                                By: /s/ D.G. Mills
                                   ---------------
                                   D.G. Mills
                                   Vice President

                                Address: c/o Chase Securities Inc.
                                         600 Travis Street,
                                         20th Floor
                                         Houston, Texas 77002
                                Attention: Debra Harris
                                Telephone: (713) 216-5733
                                Telecopy: (713) 216-4117



      [Signature Page to Purina Credit Agreement - Page 1]

CO-AGENTS AND LENDERS:          MERCANTILE BANK NATIONAL
                                ASSOCIATION, as a Co-Agent
                                and a Lender


                                By: /s/ Curtis A. Schrieber
                                   ------------------------
                                   Name:  Curtis A. Schrieber
                                   Title: AVP


                               Address: Mercantile Bank National
                                        Association
                                        7th and Washington/
                                        Tram 12-3
                                        St. Louis, Missouri
                                        63101-1643
                               Attention: Curtis A. Schrieber
                               Telephone: (314) 425-2817
                               Telecopy: (314) 418-8430


      [Signature Page to Purina Credit Agreement - Page 2]

                               BANK OF AMERICA NT & SA, as a
                               Co-Agent and a Lender


                               By: /s/ Stephen W. Phillips
                                  ------------------------
                                  Name:  Stephen W. Phillips
                                  Title: V.P.


                               Address: Bank of America NT & SA
                                        231 S. LaSalle Street,
                                        11th Floor
                                        Chicago, Illinois 60697
                               Attention: Laura Ikens
                               Telephone: (312) 828-6433
                               Telecopy:  (312) 974-1623


      [Signature Page to Purina Credit Agreement - Page 3]

                               ABN AMRO BANK N.V., as a Co-Agent
                               and a Lender


                               By: /s/ Joanna M. Riopelle
                                  -----------------------
                                  Name:  Joanna M. Riopelle
                                  Title: Group Vice President
                                         and Director

                               By: /s/ Arthur N. Traver
                                  ---------------------
                                  Name:  Arthur N. Traver
                                  Title: Group Vice President


                               Address: ABN AMRO Bank N.V.
                                        135 South LaSalle
                                        Chicago, Illinois  60603
                               Attention: Loans Administration
                               Telephone: (312) 904-2961
                               Telecopy: (312) 904-1288

      [Signature Page to Purina Credit Agreement - Page 4]

                               THE BANK OF NOVA SCOTIA, as a
                               Co-Agent and a Lender


                               By: /s/ F.C.H. Ashby
                                  -----------------
                                  Name:  F.C.H. Ashby
                                  Title: Senior Manager Loan Operations


                               Address: The Bank of Nova Scotia
                                        600 Peachtree Street, N.E.,
                                        Suite 2700
                                        Atlanta, Georgia 30308
                               Attention: George Wong
                               Telephone: (404) 877-1556
                               Telecopy: (404) 888-8998

      [Signature Page to Purina Credit Agreement - Page 5]

                               BANK OF SCOTLAND, as a Co-Agent
                               and a Lender


                               By: /s/ Annie Chin Tat
                                 --------------------
                                  Name:  Annie Chin Tat
                                  Title: Vice President


                               Address: Bank of Scotland
                                        565 Fifth Avenue
                                        New York, New York  10017
                               Attention: Karen Workman/
                                          Michelle Iocca
                               Telephone: (212) 450-0877/0875
                               Telecopy: (212) 557-9460

      [Signature Page to Purina Credit Agreement - Page 6]

                               NATIONSBANK, N.A., as a Co-Agent
                               and a Lender


                               By: /s/ Thomas J. Butkus
                                  ---------------------
                                  Name:  Thomas J. Butkus
                                  Title: Vice President


                               Address: NationsBank, N.A.
                                        901 Main Street,
                                        14th Floor
                                        Dallas, Texas  75202
                               Attention: Linda Webster
                               Telephone: (214) 508-2119
                               Telecopy: (214) 508-0944

      [Signature Page to Purina Credit Agreement - Page 7]

                               CREDIT LYONNAIS CHICAGO BRANCH,
                               as a Co-Agent and a Lender


                               By: /s/ Julie T. Kanak
                                  -------------------
                                  Name:  Julie T. Kanak
                                  Title: Vice President


                               Address: Credit Lyonnais
                                        Chicago Branch
                                        227 W. Monroe Street,
                                        Suite 3800
                                        Chicago, Illinois  60606
                               Attention: Rosette Liptak
                               Telephone: (312) 220-7319
                               Telecopy: (312) 641-5834

      [Signature Page to Purina Credit Agreement - Page 8]

                               COOPERATIEVE CENTRALE RAIFFEISEN-
                               BOERENLEENBANK B.A. "RABOBANK
                               NEDERLAND," NEW YORK BRANCH,
                               as a Co-Agent and a Lender


                               By: /s/ Kevin T. King
                                  ------------------
                                  Name:  Kevin T. King
                                  Title: VP

                               By: /s/ Robert B. Benoit
                                  ---------------------
                                  Name:  Robert B. Benoit
                                  Title: Senior Vice President


                               Address: Rabobank Nederand,
                                        New York Branch
                                        245 Park Avenue
                                        New York, New York  10167
                               Attention: Debra Rivers/
                                          Madleine Ricci
                               Telephone: (212) 961-7845/
                                          (212) 916-7994
                               Telecopy: (212) 916-7930

      [Signature Page to Purina Credit Agreement - Page 9]

LENDERS:                       CREDIT AGRICOLE INDOSUEZ,
                               as a Lender


                               By: /s/ Dean Balice
                                  ----------------
                                  Name:  Dean Balice
                                  Title: Senior Vice President
                                         Branch Manager


                               By: /s/ David Bouhl
                                  ----------------
                                  Name:  David Bouhl
                                  Title: F.V.P. Head of Corporate
                                         Banking Chicago


                               Address: Credit Agricole Indosuez
                                        55 East Monroe,
                                        47th Street
                                        Chicago, Illinois  60603
                               Attention: Kimberly Wilp/
                                          Wilma Persenaire
                               Telephone: (312) 917-7450/7424
                               Telecopy: (312) 372-4421

      [Signature Page to Purina Credit Agreement - Page 10]

                               BANQUE PARIBAS, as a Lender



                               By: /s/ Christopher S. Goodwin
                                  ---------------------------
                                  Name:  Christopher S. Goodwin
                                  Title:  Authorized


                               By: /s/ Deanna C. Walker
                                  ---------------------
                                  Name:  Deanna C. Walker
                                  Title: Assistant Vice President


                               Address: Banque Paribas
                                        1200 Smith Street,
                                        Suite 3100
                                        Houston, TX  77002
                               Attention: Leah Evans Webster
                               Telephone: (713) 659-4811
                               Telecopy: (713) 659-5305

      [Signature Page to Purina Credit Agreement - Page 11]

                 [PAGE INTENTIONALLY LEFT BLANK]








      [Signature Page to Purina Credit Agreement - Page 12]

                               MERRILL LYNCH SENIOR FLOATING
                               RATE FUND, INC.


                               By: /s/ John M. Johnson
                                  --------------------
                                  Name:  John M. Johnson
                                  Title: Authorized


                               Address: Merrill Lynch Senior
                                        Floating Rate Fund,
                                        Inc.
                                        800 Scudders Mill Road,
                                        Area 1B
                                        Plainsboro,
                                        New Jersey 08536
                               Attention: Colleen Wade
                               Telephone: (609) 282-3136/
                                          (609) 282-4165
                               Telecopy: (609) 282-3542

      [Signature Page to Purina Credit Agreement - Page 13]

                               ARCHIMEDES FUNDING, L.L.C.

                               By:  ING Capital Advisors, Inc.
                                    as Collateral Manager


                               By: /s/ Helen Y. Rhee
                                  ------------------
                                  Name:  Helen Y. Rhee
                                  Title: AVP Portfolio Manager


                               Address: Archimedes Funding, L.L.C.
                                        c/o ING Capital Advisors, Inc.,
                                        as Collateral Manager
                                        333 S. Grand Avenue,
                                        Suite 4250
                                        Los Angeles, CA 90071
                               Attention: Lenore Crummey-Benoit
                               Telephone: (213) 346-3976
                               Telecopy: (213) 626-6552

      [Signature Page to Purina Credit Agreement - Page 14]

                               CYPRESS TREE BOSTON PARTNERS


                               By: /s/ Todd Dahistrom
                                  -------------------
                                  Name:  Todd Dahistrom
                                  Title:

                               Address: Cypress Tree Boston
                                        Partners
                                        c/o BankBoston, N.A.
                                        100 Federal Street,
                                        MS 1-9-2
                                        Boston, MA  02110
                               Attention: Todd Dahistrom
                               Telephone: (617) 434-6125
                               Telecopy: (617) 434-9591

      [Signature Page to Purina Credit Agreement - Page 15]

                               PILGRIM AMERICA PRIME RATE TRUST


                               By:PILGRIM AMERICA INVESTMENTS, INC.,
                                          as its Investment Manager


                               By: /s/ Barry L. Wilson
                                  --------------------
                                  Name:  Barry L. Wilson
                                  Title: Assistant Portfolio Manager


                               Address: Pilgrim America Prime
                                        Rate Trust
                                        Two Renaissance Square
                                        40 North Central Avenue,
                                        Suite 1200
                                        Phoenix, AZ 85004-3444
                               Attention: Melina Dempsey
                               Telecopy: (602) 417-8321

                               With a copy to

                               Address: State Street Bank
                                        and Trust Company
                                        Alternative Structures Unit
                                        Boston, MA
                               Attention: Wayne Elpus
                               Ref:       Pilgrim America Prime
                                          Rate Trust
                               Telecopy: (617) 664-5366/5367/5368


      [Signature Page to Purina Credit Agreement - Page 16]

                               DEEPROCK & COMPANY

                               By: EATON VANCE MANAGEMENT, AS
                                   INVESTMENT ADVISOR


                                   By: /s/ Payson F. Swaffield
                                      ------------------------
                                      Name:  Payson F. Swaffield
                                      Title: Vice President


                               Address: Deeprock & Company
                                        c/o Eaton Vance Management
                                        24 Federal Street,
                                        6th Floor
                                        Boston, MA  02110
                               Attention: Juliana M. Riley/Prime
                                          Rate Reserves
                               Telephone: (617) 348-0115
                               Telecopy: (617) 695-9594

                               With a copy to

                               Address: State Street Bank
                                        & Trust Company
                                        Corporate Trust Division
                                        One Enterprise Drive
                                        North Quincy, MA  02171
                                        Attention:Patrick McEnroe
                               Telecopy: (617) 664-5367 or
                                         (617) 664-5366


      [Signature Page to Purina Credit Agreement - Page 17]

                               KZH HOLDING CORPORATION III


                               By: /s/ Virginia Conway
                                  --------------------
                                  Name:  Virginia Conway
                                  Title: Authorized Agent


                               Address: KZH Holding Corporation III
                                        c/o The Chase Manhattan Bank
                                        Loan & Agency Services
                                        1 Chase Manhattan Plaza
                                        - 8th Floor
                                        New York, New York 10081
                               Attention: Joseph Nerich
                               Telephone: (212) 552-7247
                               Telecopy: (212) 552-5642

                               With copy to:

                               Address: KZH Holding Corporation III
                                        c/o The Chase Manhattan Bank
                                        450 West 33rd Street -
                                        15th Floor New York, NY
                                        10001
                               Attention: Virginia Conway
                               Telephone: (212) 946-7575
                               Telecopy: (212) 946-7776

      [Signature Page to Purina Credit Agreement - Page 18]

                               KZH - SOLEIL-2 CORPORATION


                               By: /s/ Virginia Conway
                                  --------------------
                                  Name:  Virginia Conway
                                  Title: Authorized Agent


                               Address: KZH Holding Corporation III
                                        c/o The Chase Manhattan Bank
                                        Loan & Agency Services
                                        1 Chase Manhattan Plaza
                                        - 8th Floor
                                        New York, New York 10081
                               Attention: Joseph Nerich
                               Telephone: (212) 552-7247
                               Telecopy: (212) 552-5642

                               With copy to:

                               Address: KZH Holding Corporation III
                                        c/o The Chase Manhattan Bank
                                        450 West 33rd Street -
                                        15th Floor New York, NY
                                        10001
                               Attention: Virginia Conway
                               Telephone: (212) 946-7575
                               Telecopy: (212) 946-7776


      [Signature Page to Purina Credit Agreement - Page 19]

                              ANNEX I
                       LOANS AND COMMITMENTS

Lender             Revolving      Tranche A     Tranche B     Total
                   Loan           Loan          Loan          Commitment
                   Commitment     Commitment    Commitment
----------------------------------------------------------------------------
Chase Bank
of Texas           $10,000,000   $10,000,000    $45,000,000    $65,000,000
N.A.
----------------------------------------------------------------------------
Mercantile
Bank NA           $  9,375,000   $ 9,375,000                   $18,750,000
----------------------------------------------------------------------------
Bank of
America NT        $  9,375,000   $ 9,375,000                   $18,750,000
SA
----------------------------------------------------------------------------
ABN Amro
Bank NV            $ 9,375,000   $ 9,375,000                   $18,750,000
----------------------------------------------------------------------------
The Bank
of Nova            $ 9,375,000   $ 9,375,000                   $18,750,000
Scotia
----------------------------------------------------------------------------
Bank of
Scotland           $ 9,375,000   $ 9,375,000                   $18,750,000
----------------------------------------------------------------------------
NationsBank,
N.A.               $ 9,375,000   $ 9,375,000                   $18,750,000
----------------------------------------------------------------------------
Credit Lyonnais
Chicago             $9,375,000   $ 9,375,000                   $18,750,000
Branch
----------------------------------------------------------------------------
Rabobank
Nederland          $ 9,375,000   $ 9,375,000                   $18,750,000
----------------------------------------------------------------------------
Credit
Agricole           $ 7,500,000   $ 7,500,000                   $15,000,000
Indosuez
----------------------------------------------------------------------------
Banque
Paribas            $ 7,500,000   $ 7,500,000                   $15,000,000
----------------------------------------------------------------------------
Merrill
Lynch Senior                                     $5,500,000     $5,500,000
Floating
Rating Fund,
Inc.
----------------------------------------------------------------------------
Deeprock &
Company                                         $1,000,000     $1,000,000
----------------------------------------------------------------------------
Archimedes
Funding,                                       $10,000,000    $10,000,000
L.L.C.
----------------------------------------------------------------------------
KZH Holding                                    $19,500,000    $19,500,000
Corporation III
----------------------------------------------------------------------------
Cypress Tree Boston                             $4,000,000     $4,000,000
Partners
----------------------------------------------------------------------------
Pilgrim
America Prime                                   $9,000,000     $9,000,000
Rate Trust
----------------------------------------------------------------------------
KZH-Soleil-2
Corporation                                     $6,000,000     $6,000,000
----------------------------------------------------------------------------
Total
Commitment        $100,000,000  $100,000,000  $100,000,000   $300,000,000
----------------------------------------------------------------------------

                            EXHIBIT A
                            ---------

                   FORM OF REVOLVING CREDIT NOTE
                   -----------------------------


$__________                                       ___________, 1998


      PURINA MILLS, INC., a Delaware corporation (the "Company"), for value received, promises and agrees to pay to (the "Lender"), or order, at the Payment Office of CHASE BANK OF TEXAS, NATIONAL ASSOCIATION (the "Administrative Agent"), at 712 Main Street, Houston, Texas 77002, the principal sum of ___________________________________ DOLLARS
($___________________), or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by Lender hereunder to the Company under the Credit Agreement, as hereafter defined, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement referred to below, and to pay interest on the unpaid principal amount as provided in the Credit Agreement for such Revolving Credit Loans made by the Lender to the Company under the Credit Agreement, at such office, in like money and funds, for the period commencing on the date of each such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      In addition to and cumulative of any payments required to be made against this note pursuant to the Credit Agreement, this note, including all principal and accrued interest then unpaid, shall be due and payable on the Revolving Credit Maturity Date. All payments shall be applied first to accrued interest and the balance to principal, except as otherwise expressly provided in the Credit Agreement. Prepayments on this note shall be applied in the manner set forth in the Credit Agreement.

      This note is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of the ___________, 1998, by and among the Company, Chase Bank of Texas, National Association, individually, as an Issuing Bank and as Administrative Agent, and financial institutions parties thereto (including the Lender) (such Credit Agreement, together with all amendments or supplements thereto, being the "Credit Agreement"). This note evidences the Revolving Credit Loans made by the Lender thereunder and shall be governed by the Credit Agreement. Capitalized terms used but not defined in this note and which are defined in the Credit Agreement shall have the meanings herein as are assigned in the Credit Agreement.

      The Lender is hereby authorized by the Company to endorse on Schedule A (or a continuation thereof) attached to this note, the amount and date of each payment or prepayment of principal of each Revolving Credit Loan received by the Lender, and interest rates applicable to each Revolving Credit Loan, provided, that any failure by the Lender to make any such endorsement shall not affect the obligations of the Company under the Credit Agreement or under this note in respect of such Revolving Credit Loans.

      Except only for any notices which are specifically required by the Credit Agreement or the other Financing Documents, the Company and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including but not limited to notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete enforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

      The Credit Agreement provides for the acceleration of the maturity of this note upon the occurrence of certain events and for prepayment of Revolving Credit Loans upon the terms and conditions specified therein. Reference is made to the Credit Agreement for all other pertinent purposes.

      This note is issued pursuant to and is entitled to the benefits of the Credit Agreement and is secured by the Security
Instruments.

      THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE
GOVERNED BY THE LAW OF THE STATE OF NEW YORK AND THE UNITED
STATES OF AMERICA FROM TIME TO TIME IN EFFECT.


                               PURINA MILLS, INC.



                               By:_______________________________
                                  Name:
                                  Title:

                            SCHEDULE A


This Note evidences Revolving Credit Loans made by the Lender under the within-described Credit Agreement to the Company, which Revolving Credit Loans are in the principal amounts, at the interest rates (and interest periods), and were made and repaid or prepaid on the dates set forth below:


         Principal
         Amount of        Type
Date     Revolving        of        Interest      Interest
Made     Credit Loan      Loan      Period        Rate
----     -----------      ----      --------      --------

____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______




               Date of           Amount
Maturity       Payment or        Paid or        Balance
Date           Prepayment        Prepaid        Outstanding
--------       ----------        -------        -----------

____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______


                           Schedule A-1

                            EXHIBIT B-1
                            -----------

                    FORM OF TRANCHE A TERM NOTE
                    ---------------------------


$__________                                    ______________, 1998


      Purina Mills, Inc., a Delaware corporation (the "Company"), for value received, promises and agrees to pay to (the "Lender"), or order, at the Payment Office of Chase Bank of Texas, National Association, at 712 Main Street, Houston, Texas 77002, the principal sum of ___________________________________ DOLLARS
($___________________), in lawful money of the United States of America and in immediately available funds, in installments on the dates and in the principal amounts provided in the Credit Agreement referred to below, and to pay interest on the unpaid principal amount of the Tranche A Term Loans made by the Lender to the Company under the Credit Agreement, at such office, in like money and funds, for the period commencing on the date of each such Tranche A Term Loan until such Tranche A Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      In addition to and cumulative of any payment required to be made against this note pursuant to the Credit Agreement, this note, including all principal and accrued interest then unpaid thereon, shall be due and payable on the Tranche A Term Loan Maturity Date. All payments shall be applied first to accrued interest and the balance to principal, except as otherwise expressly provided in the Credit Agreement. Prepayments on this note shall be applied in the manner set forth in the Credit Agreement.

      This note is one of the Tranche A Term Notes referred to in the Credit Agreement dated as of the _____________, 1998 by and among the Company, Chase Bank of Texas, National Association, individually, as an Issuing Bank, and as Administrative Agent, and the financial institutions parties thereto (including the Lender) (such Credit Agreement, together with all amendments or supplements thereto, being the "Credit Agreement"). This note evidences the Tranche A Term Loans made by the Lender thereunder and shall be governed by the Credit Agreement. Capitalized terms used but not defined in this note and which are defined in the Credit Agreement shall have the meanings herein as are assigned in the Credit Agreement.

      The Lender is hereby authorized by the Company to endorse on Schedule A (or a continuation thereof) attached to this note, the amount and date of each payment or prepayment of principal of each Tranche A Term Loan received by the Lender and the interest rates applicable to each Tranche A Term Loan, provided, that any failure by the Lender to make any such endorsement shall not affect the obligations of the Company under the Credit Agreement or under this note in respect of such Tranche A Term Loans.

      Except only for any notices which are specifically required by the Credit Agreement or the other Financing Documents, the Company and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including but not limited to notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or


                              B-1-1
security interest in any such security or the partial or complete enforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

      The Credit Agreement provides for the acceleration of the maturity of this note upon the occurrence of certain events and for prepayment of Tranche A Term Loans upon the terms and conditions specified therein. Reference is made to the Credit Agreement for all other pertinent purposes.

      This note is issued pursuant to and is entitled to the benefits of the Credit Agreement and is secured by the Security
Instruments.

      THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE
GOVERNED BY THE LAW OF THE STATE OF NEW YORK AND THE UNITED
STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

                               PURINA MILLS, INC.



                               By:_________________________
                                  Name:
                                  Title:


                               B-1-2

                            SCHEDULE A
                            ----------


This Note evidences Tranche A Term Loans made by the Lender under the within-described Credit Agreement to the Company, which Tranche A Term Loans are in the principal amounts, at the interest rates (and interest periods), and were made and repaid or prepaid on the dates set forth below:



         Principal        Type
Date     Amount of        of        Interest      Interest
Made     Loan             Loan      Period        Rate
----     ---------        ----      --------      --------

____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______




               Date of           Amount
Maturity       Payment or        Paid or        Balance
Date           Prepayment        Prepaid        Outstanding
--------       ----------        -------        -----------

____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______


                           Schedule A-1

                            EXHIBIT B-2
                            -----------

                    FORM OF TRANCHE B TERM NOTE
                    ---------------------------


$__________                                    ______________, 1998


      Purina Mills, Inc., a Delaware corporation (the "Company"), for value received, promises and agrees to pay to (the "Lender"), or order, at the Payment Office of Chase Bank of Texas, National Association, at 712 Main Street, Houston, Texas 77002, the principal sum of ___________________________________ DOLLARS
($___________________), in lawful money of the United States of America and in immediately available funds, in installments on the dates and in the principal amounts provided in the Credit Agreement referred to below, and to pay interest on the unpaid principal amount of the Tranche B Term Loans made by the Lender to the Company under the Credit Agreement, at such office, in like money and funds, for the period commencing on the date of each such Tranche B Term Loan until such Tranche B Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      In addition to and cumulative of any payment required to be made against this note pursuant to the Credit Agreement, this note, including all principal and accrued interest then unpaid thereon, shall be due and payable on the Tranche B Term Loan Maturity Date. All payments shall be applied first to accrued interest and the balance to principal, except as otherwise expressly provided in the Credit Agreement. Prepayments on this note shall be applied in the manner set forth in the Credit Agreement.

      This note is one of the Tranche B Term Notes referred to in the Credit Agreement dated as of _______________, 1998, by and among the Company, Chase Bank of Texas, National Association, individually, as an Issuing Bank, and as Administrative Agent, and the financial institutions parties thereto (including the Lender) (such Credit Agreement, together with all amendments or supplements thereto, being the "Credit Agreement"). This note evidences the Tranche B Term Loans made by the Lender thereunder and shall be governed by the Credit Agreement. Capitalized terms used but not defined in this note and which are defined in the Credit Agreement shall have the meanings herein as are assigned in the Credit Agreement.

      The Lender is hereby authorized by the Company to endorse on Schedule A (or a continuation thereof) attached to this note, the amount and date of each payment or prepayment of principal of each Tranche B Term Loan received by the Lender and the interest rates applicable to each Tranche B Term Loan, provided, that any failure by the Lender to make any such endorsement shall not affect the obligations of the Company under the Credit Agreement or under this note in respect of such Tranche B Term Loans.

      Except only for any notices which are specifically required by the Credit Agreement or the other Financing Documents, the Company and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including but not limited to notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or


                              B-2-1
security interest in any such security or the partial or complete enforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

      The Credit Agreement provides for the acceleration of the maturity of this note upon the occurrence of certain events and for prepayment of Tranche B Term Loans upon the terms and conditions specified therein. Reference is made to the Credit Agreement for all other pertinent purposes.

      This note is issued pursuant to and is entitled to the benefits of the Credit Agreement and is secured by the Security
Instruments.

      THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE
GOVERNED BY THE LAW OF THE STATE OF NEW YORK AND THE UNITED
STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

                               PURINA MILLS, INC.



                               By:___________________________
                                  Name:
                                  Title:


                               B-2-2

                            SCHEDULE A
                            ----------


This Note evidences Tranche B Term Loans made by the Lender under the within-described Credit Agreement to the Company, which Term Loans are in the principal amounts, at the interest rates (and interest periods), and were made and repaid or prepaid on the dates set forth below:



         Principal        Type
Date     Amount of        of        Interest      Interest
Made     Loan             Loan      Period        Rate
----     ---------        ----      --------      --------

____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______
____     ______           ____      ______        ______




               Date of           Amount
Maturity       Payment or        Paid or        Balance
Date           Prepayment        Prepaid        Outstanding
--------       ----------        -------        -----------

____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______
____           ______            ______         ______


                           Schedule A-1

                             EXHIBIT C
                             ---------

                  FORM OF TAX SHARING AGREEMENTS
                  ------------------------------



                  SUB-GROUP TAX SHARING AGREEMENT

                                and

                   PARENT TAX SHARING AGREEMENT

                             EXHIBIT D
                             ---------

                     FORM OF BORROWING REQUEST
                     -------------------------


                        ____________, 19__

      Purina Mills, Inc., a Delaware corporation (the "Company"), hereby requests a Borrowing on the date and in the amount as follows:

      $_______________ of Revolving Credit Loans, $___________ of
      which is requested as a Base Rate Loan and $___________ of which is requested as a Eurodollar Loan having an Interest
      Period of _____ months. Requested funding date:
      ________________

      [$_______________ of Tranche A Term Loans, $___________ of
      which is requested as a Base Rate Loan and $___________ of which is requested as a Eurodollar Loan having an Interest
      Period of _____ months. Requested funding date:
      ________________]*

      [$_______________ and Tranche B Term Loans, $___________ of
      which is requested as a Base Rate Loan and $___________ of which is requested as a Eurodollar Loan having an Interest
      Period of _____ months. Requested funding date:
      ________________]*

pursuant to the Credit Agreement dated as of ____________, 1998 (as the same may be amended or supplemented, the "Credit Agreement") among the Company, Chase Bank of Texas, National Association, individually, as an Issuing Bank, and as Administrative Agent, and the financial institutions now or hereafter parties thereto. The undersigned certifies that they are the ______________ of the Company, and that as such the undersigned is authorized to execute this certificate on behalf of the Company. The undersigned further certifies, represents and warrants on behalf of the Company that (x) the Company is entitled to receive the requested Loans under the terms and conditions of the Credit Agreement, (y) the calculation made on the date hereof and set forth below is accurate and complete, and
(z) after giving effect to any requested Revolving Credit Loan or the issuance of any requested Letter of Credit, the aggregate principal amount of outstanding Revolving Credit Loans and the outstanding Letter of Credit Liabilities (computed on line (1) below) will not exceed the Maximum Available Amount (computed on line (3) below).

      1.   Principal amount of all Revolving
           Credit Loans and Letter of Credit
           Liabilities outstanding (after giving
           effect to the requested Revolving
           Credit Loan or the issuance of any
           requested Letter of Credit).            $____________(1)

      2.   Maximum Revolving Credit Loan
           Available Amount:

           The Aggregate Revolving Credit
           Commitments                             $____________ (2)

                   Maximum Available Amount
                   after giving effect             $____________ (3)
                   to the requested Revolving
                   Credit Loan or the issuance
                   of any requested Letter of
                   Credit) (Line 2 minus Line 1)

      *Term Loan Borrowings are available only on the Closing Date.

                               PURINA MILLS, INC.



                               By:________________________________
                                  Name:
                                  Title:

                            EXHIBIT E-1
                            -----------

               FORM OF OPINION OF AUGUST F. OTTINGER
               -------------------------------------






                               E-1-1

                            EXHIBIT E-2
                            -----------

       FORM OF OPINION OF CLEARY, GOTTLIEB, STEEN & HAMILTON
       -----------------------------------------------------




                               E-2-1

                            EXHIBIT E-3
                            -----------

                 FORM OF OPINION OF LOCAL COUNSEL
                 --------------------------------






                               E-3-1

                            EXHIBIT F-1
                            -----------

            FORM OF GUARANTEE AND COLLATERAL AGREEMENT
            ------------------------------------------






                               F-1-1

                            EXHIBIT F-2
                            -----------

               FORM OF PM HOLDINGS PLEDGE AGREEMENT
               ------------------------------------






                               F-2-1

                            EXHIBIT F-3
                            -----------

                       FORM OF DEED OF TRUST
                       ---------------------






                               F-3-1

                            EXHIBIT F-4
                            -----------

                   FORM OF PM HOLDINGS GUARANTY
                   ----------------------------




                               F-4-1

                            EXHIBIT F-5
                            -----------

             FORM OF CASH COLLATERAL ACCOUNT AGREEMENT
             -----------------------------------------





                               F-5-1

                             EXHIBIT G
                             ---------

                 FORM OF ASSIGNMENT AND ACCEPTANCE
                 ---------------------------------


      Reference is made to the Credit Agreement, dated as of _________, 1998 (as amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), among Purina Mills, Inc., as the Company, Chase Bank of Texas, National Association, Individually, as an Issuing Bank, and as Administrative Agent, and the Lenders now or hereafter parties thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

      ______________________ (the "Assignor") and _______________
(the "Assignee") agree as follows:

           1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Transfer Effective Date (as defined below), a percentage interest (the "Assigned Interest") as set forth in Schedule 1 in and to the Assignor's rights and obligations under the Credit Agreement and the other Financing Documents with respect to those credit facilities provided for in the Credit Agreement as are set forth on Schedule 1 (individually, an "Assigned Facility"), in a principal amount for each Assigned Facility as set forth on Schedule 1.

           2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Financing Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Financing Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its Subsidiaries or any other obligor or the performance or observance by the Company, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement, any other Financing Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Note(s) held by it evidencing the Assigned Facilities and requests that the Administrative Agent exchange such Note(s) for a new Note or Notes payable to the Assignee and (if the Assignor has retained any interest in the Assigned Facilities) a new Note or Notes payable to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Transfer Effective Date).1

           3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement

---------------------
           1 Notes should only be requested when specifically required by the Assignee and/or the Assignor, as the case may be.

      together with copies of the Financial Statements and/or such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Financing Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such power and discretion under the Credit Agreement, the other Financing Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (e) hereby affirms the acknowledgments of such Assignee as a Lender contained in Section 8.3 of the Credit Agreement; and (f) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with the terms of the Credit Agreement all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, including, but not limited to, its obligations pursuant to Section 9.13 of the Credit Agreement, and if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to subsection 2.20(f) of the Credit Agreement.

           4. The effective date of this Assignment and Acceptance shall be ____________, ____ (the "Transfer Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 9.7 of the Credit Agreement, effective as of the Transfer Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

           5. Upon such acceptance and recording, from and after the Transfer Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Transfer Effective Date or accrued subsequent to the Transfer Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for the periods prior to the Transfer Effective Date or with respect to the making of this assignment directly between themselves.

           6. From and after the Transfer Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Financing Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement, but shall nevertheless continue to be entitled to the benefits of Sections 2.16, 2.18, 2.20 and 9.4 thereof.

           7. Notwithstanding any other provision hereof, if the consents of the Company and the Administrative Agent hereto are required under Section 9.7 of the Credit Agreement, this Assignment and Acceptance shall not be effective unless such consents shall have been obtained.

           8. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflict of laws thereof.

           9. This Assignment and Acceptance may be executed in any number of counterparts all of which taken together shall constitute one instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on
Schedule 1 hereto.

                            SCHEDULE 1
                 TO THE ASSIGNMENT AND ACCEPTANCE


Re:   Credit Agreement, dated as of ________, 1998, among Purina
      Mills, Inc., as the Company, and Chase Bank of Texas, National Association, Individually, as an Issuing Bank, and as Administrative Agent and the Lenders Now or Hereafter parties thereto

Name of Assignor:

Name of Assignee:

Transfer Effective Date of Assignment:


                  Percentage of
                  Assignor's
                  Interest in
Credit            Credit                  Principal
Facility          Facility                Amount
Assigned          Assigned being          Assigned
                  Assigned by Assignor


                  ________%               $__________

[NAME OF ASSIGNEE]                  [NAME OF ASSIGNOR]


By:__________________________       By:__________________________
   Name:                               Name:
   Title:                              Title:


Accepted for recording in the       Consented To:
Register:

CHASE BANK OF TEXAS,           PURINA MILLS, INC.
NATIONAL ASSOCIATION,
as Administrative Agent



By:__________________________       By:__________________________
      Name:                            Name:
      Title:                           Title:


                           Schedule 1-1

                                    Chase Bank of Texas,
                                    National Association, as
                                    Administrative Agent



                                    By:__________________________
                                       Name:
                                       Title:


                           Schedule 1-2

                             EXHIBIT H

              FORM OF U.S. TAX COMPLIANCE CERTIFICATE


      [Name of Applicable Lender] (the "Lender") hereby certifies, under penalties of perjury, that it (a) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for exemption from tax, securities law or other legal requirements, (b) is not a 10% shareholder within the meaning of Section 881(c)(3)(B) of the Code, and (c) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

      The undersigned hereby certifies that he or she is a duly authorized officer of the Lender, and in such capacity, further certifies the accuracy of the statements contained in this certificate.



                               CERTIFIED THIS ___ day of
                               _______________, 19__:

                               [NAME OF APPLICABLE LENDER]


                               By:__________________________
                                  Name:
                                  Title:


                                H-1